UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to § 240.14a-12

VISTRA ENERGY CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2019 Annual Meeting

of Stockholders and

Proxy Statement

2019 Annual Meeting of Stockholders:

Monday, May 20, 2019, at 9:00 a.m.

Vistra Energy Corporation

6555 Sierra Drive

Irving, Texas 75039

Whether or not you will be able to attend the 2019 Annual Meeting,

please vote your shares promptly so that you may be represented at the meeting.

Vistra Energy Corp. 6555 Sierra Drive Irving, Texas 75039

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Place: 6555 Sierra Drive, Irving, Texas 75039	Time and Date: 9:00 a.m. (CT) Monday, May 20, 2019	Record Date: April 15, 2019

To the Stockholders of Vistra Energy Corp.:

The 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) of Vistra Energy Corp. will be held at the Company’s corporate offices at 6555 Sierra Drive, Irving, Texas 75039 on Monday, May 20, 2019 at 9:00 a.m. for the following purposes:

1.	To elect four directors to serve as Class III directors with a term expiring at the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”);

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers as described in this Proxy Statement;

3.

To approve an amendment to the Vistra Energy Corp. 2016 Omnibus Incentive Plan (the “2016 Incentive Plan”) to increase the number of shares available for issuance to plan participants under the Company’s 2016 Incentive Plan; and

4.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2019.

Additionally, if needed, the stockholders may act upon any other matters that may properly come before the 2019 Annual Meeting (including a proposal to adjourn the meeting to solicit additional proxies) or any reconvened meeting after an adjournment or postponement of the meeting.

The Board of Directors has fixed the close of business on April 15, 2019 as the time as of which stockholders entitled to notice of, and to vote at, the meeting and any adjournments thereof shall be determined.

Whether or not you will be able to attend the meeting, PLEASE VOTE YOUR SHARES PROMPTLY BY EITHER SIGNING AND RETURNING THE ACCOMPANYING PROXY CARD OR CASTING YOUR VOTE VIA TELEPHONE OR THE INTERNET AS DIRECTED ON THE PROXY CARD.

By Order of the Board of Directors

Stephanie Zapata Moore
Executive Vice President,
General Counsel, and Corporate Secretary

April 25, 2019

Vistra Energy Corp. 6555 Sierra Drive Irving, Texas 75039

PROXY STATEMENT

April 25, 2019

GENERAL INFORMATION

Why am I receiving these materials?

The Board of Directors (the “Board”) of Vistra Energy Corp. (the “Company” or “Vistra Energy”) has made these materials available to you over the internet, or has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at the 2019 Annual Meeting of Stockholders (“2019 Annual Meeting”). The 2019 Annual Meeting is scheduled to be held on Monday, May 20, 2019 at 9:00 a.m., Central Time. You will need the control number provided on the Notice of Internet Availability of Proxy Materials or your proxy card (if applicable) to vote or attend the meeting. This solicitation is for proxies for use at the 2019 Annual Meeting or at any reconvened meeting after an adjournment or postponement of the 2019 Annual Meeting.

What is included with these materials?

These materials are being mailed or given to stockholders on or about April 25, 2019, and include the Notice, Proxy Statement, proxy card and our 2018 Annual Report to Stockholders (the “Annual Report”), which includes our audited consolidated financial statements. If you received printed versions of these materials, a proxy card for the Annual Meeting is also included.

What items will be voted on at the 2019 Annual Meeting?

There are four items that will be voted on at the 2019 Annual Meeting:

1.	The election of four directors to serve as Class III directors with a term expiring at the 2022 Annual Meeting;

2.	A proposal to approve, on an advisory basis, the compensation of Vistra Energy’s named executive officers as described in this Proxy Statement;

3.	A proposal to approve an amendment to the Company’s 2016 Incentive Plan to increase the number of shares available for issuance to plan participants; and

4.	A proposal to ratify the appointment of Deloitte & Touche LLP as Vistra Energy’s independent registered public accountants for the fiscal year ending December 31, 2019.

Additionally, if needed, the stockholders may act upon any other matters that may properly come before the meeting (including a proposal to adjourn the meeting to solicit additional proxies) or any reconvened meeting after an adjournment or postponement of the meeting.

What are the Board’s voting recommendations?

The persons named as proxies were designated by the Board. Any proxy given pursuant to this solicitation and received prior to the 2019 Annual Meeting will be voted as specified in the proxy card. If you return a properly executed proxy card but do not mark any voting selections, then your proxy will be voted as follows in accordance with the recommendations of the Board:

•	Proposal 1—FOR the election of four directors to the Board to serve as Class III directors with a term expiring at the 2022 Annual Meeting;

2019 Proxy Statement	1

PROXY STATEMENT

•	Proposal 2—FOR approval, on an advisory basis, of the compensation of Vistra Energy’s named executive officers described in this Proxy Statement;

•	Proposal 3—FOR approval of the amendment to the Company’s 2016 Incentive Plan; and

•	Proposal 4—FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants.

Why did I only receive one set of materials when there is more than one stockholder at my address?

If two or more stockholders share one address, each such stockholder may not receive a separate copy of our Annual Report or Proxy Statement. Stockholders who do not receive a separate copy of our Annual Report or Proxy Statement and want to receive a separate copy may request to receive a separate copy of, or additional copies of, our Annual Report or Proxy Statement via the internet, email or telephone as outlined herein. Stockholders who share an address and receive multiple copies of our Annual Report or Proxy Statement may also request to receive a single copy by following the instructions above.

What is the quorum requirement for the 2019 Annual Meeting?

The presence in person or by proxy of the holders of a majority of the shares of the Company’s Common Stock entitled to vote shall constitute a quorum necessary to transact business at the 2019 Annual Meeting.

Where is the 2019 Annual Meeting?

The 2019 Annual Meeting will be held at the Company’s corporate offices, located at 6555 Sierra Drive, Irving, Texas 75039.

What is the record date?

The close of business on April 15, 2019 has been fixed as the time as of which stockholders entitled to notice of, and to vote with respect to, the 2019 Annual Meeting and any adjournments thereof shall be determined. At such date, there were outstanding and entitled to vote 483,310,080 shares of Company common stock, par value $0.01 per share (the “Common Stock”). Each share of Common Stock is entitled to one vote on all matters submitted to a vote of the stockholders at the 2019 Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

•

Stockholder of Record. If your shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered the stockholder of record with respect to those shares, and the Proxy Statement was sent directly to you by us.

•

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the 2019 Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

If I am a stockholder of record of Vistra Energy’s shares, how do I vote?

If you are a stockholder of record you may vote by proxy over the internet by following the instructions provided in this Proxy Statement, by telephone, or, if you received printed copies of the proxy materials, you may also vote by mail. You may also vote at the 2019 Annual Meeting through the link www.proxypush.com/VST or by telephone at 1-866-829-5001. The Control Number provided on your Notice or proxy card is necessary to access this site. Please vote as soon as possible.

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PROXY STATEMENT

If I am a beneficial owner of shares held in street name, how do I vote?

If you are a beneficial owner of shares held in street name, please refer to the proxy card, or voting information form forwarded to you by your broker or other nominee to see what voting options are available to you. Please vote as soon as possible.

What happens if I do not give specific voting instructions?

Stockholder of Record. If you are a stockholder of record and you:

•	indicate when voting on the internet or by telephone that you wish to vote as recommended by the Board; or

•

if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on Proposals 1–4 in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the 2019 Annual Meeting.

Beneficial Owner of Shares Held in Street Name; “Broker Non-Votes.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of the New York Stock Exchange (“NYSE”), the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform our Inspector of Election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” When our Inspector of Election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present for that matter, but will not otherwise be counted.

For example, please note that brokers may not vote your shares on the election of directors, the proposal regarding named executive officer compensation or the proposal regarding proposed amendment to the 2016 Incentive Plan in the absence of your specific instructions as to how to vote. Please provide your broker with voting instructions as soon as possible so that your vote can be counted. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in this Proxy Statement.

Which ballot measures are considered “routine” or “non-routine”?

Proposal 4 (Ratification of Appointment of Independent Registered Public Accountants) involves a matter that we believe will be considered routine.

Proposal 1 (Election of Directors), Proposal 2 (Approval of Compensation of the Named Executive Officers) and Proposal 3 (Approval of Amendment to Company’s 2016 Incentive Plan) involve matters that we believe will be considered non-routine.

How are abstentions and broker non-votes treated?

For the purpose of determining whether a quorum is present, abstentions and broker non-votes shall be counted in determining the number of outstanding shares represented in person (through internet access) or by proxy for each matter.

For each “non-routine” proposal, including whether the stockholders have elected the four director nominees, broker non-votes are not counted for any purpose. Please note that brokers may not vote your shares on the election of directors, the proposal regarding the proposed amendment to the 2016 Amendment Plan in the absence of your specific instructions as to how to vote. Please provide your broker with voting instructions as soon as possible so that your vote can be counted. You cannot abstain in the election of directors—you can only vote FOR the director nominees or WITHHOLD VOTES for such nominees.

2019 Proxy Statement	3

PROXY STATEMENT

For each proposal other than the election of directors and amendment of the Company’s 2016 Incentive Plan, an abstention will have the same effect as a vote AGAINST such proposal.

What is the voting requirement to approve each of the proposals?

The following table sets forth the voting requirement with respect to each of the proposals:

Proposal 1—	Election of four directors to serve as Class III directors until the 2022 Annual Meeting

Four persons have been nominated by the Board for election to serve as Class III directors to serve as Class III directors until the 2022 Annual Meeting. The holders of our Common Stock are entitled to vote on the election of the directors. The directors are elected by a plurality of the votes cast at the 2019 Annual Meeting; abstentions, withholds and non-votes will have no effect on the outcome of the nominee’s election. This means that the four individuals nominated for election to the Board who receive the most FOR votes among votes properly cast in person or by proxy will be elected. Each holder of our Common Stock is entitled to one vote for each share held and does not have cumulative voting rights.

Proposal 2—	Act upon a proposal to approve, on an advisory basis, the compensation of Vistra Energy’s named executive officers as described in this Proxy Statement

The approval, on an advisory basis, of named executive officer compensation shall be authorized by the affirmative FOR vote of at least a majority of the voting power represented in person or by proxy at the 2019 Annual Meeting and entitled to vote thereon. Each holder of our Common Stock is entitled to one vote for each share held. Abstentions will have the same effect as a vote AGAINST this proposal. The outcome of this vote is advisory only, and will not be binding on us.

Proposal 3—	Act upon a proposal to approve an amendment to the Company’s 2016 Incentive Plan to increase the number of shares available for issuance to plan participants	The form of proxy allows stockholders to approve an amendment to the Company’s 2016 Incentive Plan. Each holder of our Common Stock is entitled to one vote for each share held. Such amendment to the Company’s 2016 Incentive Plan shall be approved by the affirmative FOR vote of at least a majority of the votes cast at the 2019 Annual Meeting. Votes to abstain and non-votes are not considered “votes cast,” and so will have no effect on the outcome of this proposal.

Proposal 4—	Ratification of the appointment of Deloitte & Touche LLP as Vistra Energy’s independent registered public accountants for the fiscal year ending December 31, 2019

The ratification of our independent registered public accounting firm shall be authorized by the affirmative FOR vote of at least a majority of the voting power represented in person or by proxy at the 2019 Annual Meeting and entitled to vote thereon. Each holder of our Common Stock is entitled to one vote for each share held. Abstentions will have the same effect as a vote AGAINST this proposal. The outcome of this vote is advisory only, and will not be binding on us.

May I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the 2019 Annual Meeting by:

•	Executing and submitting a revised proxy (including a telephone or internet vote, which must be received prior to the start of the 2019 Annual Meeting);

4	2019 Proxy Statement

PROXY STATEMENT

•	Sending written notice of revocation to our Corporate Secretary at the address provided below (which must be received by 5:00 p.m., Eastern Time, on May 16, 2019); or

•

Voting at the 2019 Annual Meeting through the link www.proxypush.com/VST or by telephone at 1-866-829-5001. The Control Number provided on as part of these proxy materials is necessary to access this site.

In the absence of a revocation, shares represented by proxies will be voted at the 2019 Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Vistra Energy or to third parties, except:

•	As necessary to meet applicable legal requirements;

•	To allow for the tabulation and certification of votes; and

•	To facilitate a proxy solicitation.

Who will count votes at the 2019 Annual Meeting?

We have retained Mediant Communications, Inc. (“Mediant”), located at 400 Regency Forest Drive, Suite 200, Cary, North Carolina 27518, to assist as master tabulator and inspector of election for a fee of approximately $17,500, plus out-of-pocket expenses.

Who is paying the cost of this proxy solicitation?

We will bear the cost of soliciting proxies. Proxies may be solicited by mail or facsimile, or by our directors, officers or employees, without extra compensation, in person or by telephone. We have retained D.F. King & Co., Inc. to assist in the solicitation of proxies in connection with the 2019 Annual Meeting. The Company will pay such firm customary fees, expected to be no more than $9,000, plus reasonable out-of-pocket expenses. In addition, if requested, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of our Common Stock.

What if I have questions about the proposals?

Questions concerning the proposals to be acted upon at the 2019 Annual Meeting should be directed to:

Vistra Energy Corp.

Attention: Corporate Secretary

6555 Sierra Drive

Irving, Texas 75039

How can I find out if I am a stockholder of record entitled to vote?

For a period of at least ten days before the 2019 Annual Meeting, a complete list of stockholders of record entitled to vote at the 2019 Annual Meeting will be available during ordinary business hours at our principal executive office, 6555 Sierra Drive, Irving, Texas 75039, for inspection by stockholders of record for proper purposes. The list of stockholders will also be available at the 2019 Annual Meeting through the link www.proxypush.com/VST or by telephone at 1-866-829-5001. The Control Number provided on as part of these proxy materials is necessary to access this site.

Who will serve as inspector of election?

The inspector of election will be Mediant.

Where can I find the voting results of the 2019 Annual Meeting?

We will publish final voting results in our Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission (“SEC”) and made available on our website at www.sec.gov within four business days of the 2019 Annual Meeting.

2019 Proxy Statement	5

PROXY STATEMENT

REFERENCES TO VISTRA ENERGY AND COMMON STOCK

Unless otherwise indicated, references to “Vistra Energy,” the “Company,” “we,” “our,” and “us” in the biographical and compensation information for directors and executive officers below refers to Board membership, employment and compensation with respect to Vistra Energy Corp.

STOCKHOLDERS’ PROPOSALS FOR THE 2020 ANNUAL MEETING

If a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at the 2020 annual meeting of stockholders (the “2020 Annual Meeting”), under the rules of the SEC, the proposal must be received by the Corporate Secretary of the Company at 6555 Sierra Drive, Irving, Texas 75039 on or before the close of business on December 27, 2019 (the 120th day before the one-year anniversary date of the release of these proxy materials to stockholders).

The Company’s restated bylaws require advance notice for any business to be brought before a meeting of stockholders. For business, including director nominations, to be properly brought before the 2020 Annual Meeting by a stockholder, written notice of the stockholder proposal must be received by the Corporate Secretary of the Company at 6555 Sierra Drive, Irving, Texas 75039 between January 21, 2020 (not earlier than the 120th day before the one-year anniversary date of the 2019 Annual Meeting) and February 20, 2020 (not later than the 90th day before the one-year anniversary date of the 2019 Annual Meeting). The stockholder’s notice to the Corporate Secretary must contain a brief description of the business to be brought before the 2020 Annual Meeting and the reasons for conducting such business at the meeting, as well as certain other information. Additional information concerning the advance notice requirement may be obtained from the Corporate Secretary of the Company at the address provided above or on the Company’s website.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933 (as amended, the “Securities Act”), or the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), the sections of this proxy statement entitled “Compensation Committee Report” and “Audit Committee Report” will not be deemed incorporated unless specifically provided otherwise in such filing, to the extent permitted by the rules of the SEC. Information contained on or connected to our web site is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.

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PROXY SUMMARY INFORMATION

This summary is included to provide an introduction and overview of the information contained in this Proxy Statement. This is a summary only and does not contain all of the information we have included in our 2019 Proxy Statement. You should refer to the full Proxy Statement for more information about us and the proposals you are being asked to consider.

2018 BUSINESS HIGHLIGHTS

•

Closed merger with Dynegy Inc. (“Dynegy”) ahead of schedule and without any required divestiture of ERCOT gas-fueled power plants; achieved $385 million of Dynegy merger Adjusted EBITDA (as defined under “Performance Highlights” on page 39) and Operations Performance Initiative (“OPI”) value lever targets by year-end 2018.

•	Successfully integrated Dynegy business and employees.

•

Returned capital to stockholders through $1.75 billion in announced share repurchases, of which $778 million (including related fees and expenses) had been completed at year-end 2018 and continued rotation of our stockholder base, with traditionally long-term investors replacing Apollo and Oaktree as our second and third largest stockholders.

•

Adopted annual dividend program of $0.50 per share on an annual basis and paid initial quarterly dividend of $0.125/share in March 2019 to stockholders of record, with management anticipating annual dividend growth rate of approximately 6–8% per share.

•	Stock performance during 2018 increased by over 25%, outperforming the S&P 500 by more than 30%.

•

Completed credit refinancing in connection with consolidation of Vistra and legacy Dynegy credit agreements, reducing annual interest expense by approximately $185 million through the refinancing and repayment of over $10 billion aggregate principal amount of indebtedness and revolving credit commitments in 2018.

•

On track to achieve our leverage target of approximately 2.5x net debt to EBITDA (or approximately 2.7x gross debt to EBITDA) by year-end 2020, reflecting management’s strong focus on fiscal discipline and effective capital allocation.

•

Grew ERCOT residential retail customer counts by 15,000 residential customers, the largest increase since 2008; launched new digital platform for multifamily customers; and enhanced customer experience initiative.

•

Announced Moss Landing battery storage project, a 300-megawatt (“MW”) / 1,200-megawatt hour (“MWh”) battery project with an associated 20-year resource adequacy contract that will be the largest of its kind in the world (on a MWh basis).

•	Entered renewable market with commercial operations of 180-MW Upton 2 solar facility on June 1, 2018 and 10-MW/42-MWh Upton 2 battery project on December 31, 2018.

•

For 2018, our Total Recordable Incident Rate (TRIR), a significant measure of safety performance, was 0.82 for the entire company, including generation, corporate and retail functions, which corresponds to the top quartile when comparing against industry peers using the Edison Electric Institute Total Company 2017 data.

2018 COMPENSATION HIGHLIGHTS

•

Based on results relative to our pre-established goals, our annual incentive plan for executives (“EAIP”), achieved a quantitative result equal to 162% of target (with actual payout of 159% of target);

•

The Compensation Committee remains committed to performance-based long-term incentive, or LTI, awards (comprised of PSUs, RSUs and Stock Options) to incentivized targeted employees, including the Named Executive Officers, around financial metrics linked with stockholder value creation, with the long-term incentive plan program providing balance between performance, share appreciation and retention considerations;

•

The PSUs granted in 2017 (covering the 2018–2020 performance period) yielded a one-year result (based on actual 2018 performance), of 136% since the applicable performance thresholds were each exceeded, with the primary performance metric based upon Adjusted EBITDA, which we believe correlates closely with enhanced share price value;

•	Clawback mechanism in place for incentive awards; and

•	No tax gross-ups (other than for relocation expenses under a program that is generally available to all employees).

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PROXY SUMMARY INFORMATION

CORPORATE GOVERNANCE HIGHLIGHTS

Our corporate governance policies and structures include the following practices:

•	Regular meetings of our non-management and independent directors, with 96% of meetings being attended by applicable directors and Committee members;

•	Significant involvement in strategy development and comprehensive oversight of strategic, operational, and compliance risks;

•	Regular executive sessions of independent directors;

•	Separation of Chairman of the Board (the “Chairman”) and Chief Executive Officer (“CEO”) positions;

•	Policies prohibiting pledging and hedging transactions involving our Common Stock by directors and executive officers without Company approval;

•	Stock ownership guidelines applicable to non-employee directors and certain executive officers (i.e., the CEO and each Executive Vice President);

•	Change in control and severance benefits that are subject to “double trigger;” and

•	Independent compensation consultant hired by and reporting to the Compensation Committee.

DIRECTOR EXPERTISE

Our Directors collectively represent an extensive and diverse mix of skills, knowledge and experiences that are well-suited to our business.

Corporate Governance / Public Board Experience		9 of 11

Public Company Executive	7 of 11

Industry Expertise	7 of 11

Finance/Accounting			11 of 11

Strategy/Transactional			11 of 11

Risk Management / Compliance		9 of 11

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PROXY SUMMARY INFORMATION

PROPOSALS FOR STOCKHOLDER ACTION

	For More Information	Board Recommendation
Proposal 1: Election of Directors	Page 20	✓ For
Paul M. Barbas Cyrus Madon Geoffrey D. Strong Bruce E. Zimmerman
Proposal 2: Advisory Vote on our 2018 Named Executive Compensation	Page 72	✓ For
Proposal 3: Approval on an Amendment to the Company’s 2016 Incentive Plan	Page 73	✓ For
Proposal 4: Ratification of Independent Registered Public Accountants for 2019	Page 83	✓ For

ANNUAL MEETING INFORMATION

Time and Date:	9:00 a.m. (CT) on Monday, May 20, 2019

Record Date:	April 15, 2019

Voting Methods:	Submitting your proxy by internet (http://www.proxypush.com/VST) or by telephone (1-866-829-5001)	If you request a printed copy of the proxy materials, completing, signing, dating and returning the proxy card in the envelope provided

Requesting Copies of Materials:

Current and prospective investors can also access or order free copies of our Annual Report, Proxy Statement, Notice and other financial information through the Investor Relations section of our web site at www.vistraenergy.com, or by writing to the Corporate Secretary of the Company at 6555 Sierra Drive, Irving, Texas 75039.

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MANAGEMENT

The following table sets forth information regarding our current directors (including the director nominees) as of the date hereof. Ages are as of April 25, 2019.

Name	Age	Diversity [1]	Position / Office
DIRECTORS [2]
Scott B. Helm	54		Director, Chairman of the Board
Hilary E. Ackermann	63	✓	Director, Chairman of the Risk Committee
Gavin R. Baiera	43		Director, Chairman of the Compensation Committee
Brian K. Ferraioli	63		Director, Chairman of the Audit Committee
Paul M. Barbas [3]	62		Director
Jeff D. Hunter	53		Director
Cyrus Madon [3]	54	✓	Director
Curtis A. Morgan	58		President, Chief Executive Officer and Director
Geoffrey D. Strong [3]	44		Director
John R. Sult	59		Director
Bruce E. Zimmerman [3]	61		Director

[1]	Reflects gender, racial and/or ethnic diversity.
[2]	All directors are independent with the exception of Curtis A. Morgan, the President, Chief Executive Officer and Director of the Company.
[3]	Director nominee at 2019 Annual Meeting.

Directors

Scott B. Helm Chairman of the Board	Director Since: 2017 Board Committees: None Age: 54

Biographical Information:

Mr. Helm has served as a director since July 2017 and as Chairman since October 2017. During the last five years, Mr. Helm has been a private investor based out of Baltimore, Maryland. Previously, Mr. Helm was a founding partner of Energy Capital Partners, a private equity firm focused on investing in North American energy infrastructure. Prior to joining Energy Capital Partners, he worked as a consultant to the private equity consortium leading the acquisition at Texas Genco. Before that, he served as Executive Vice President and Chief Financial Officer at Orion Power Holdings, Inc., a publicly listed company that owned and operated power plants. Mr. Helm began his career at Goldman, Sachs & Co., first working in the fixed income division then moving to the investment banking division. Mr. Helm received a bachelor’s degree in business administration from Washington University in St. Louis.

Qualifications:

Mr. Helm has extensive financial and industry knowledge. His specific experience in the energy industry and extensive financial and executive experience, including his service as a founding partner of an energy infrastructure private equity fund and public company chief financial officer in the utilities sector, allow him to provide valuable guidance and knowledge to the Board and enable him to lead effectively in his capacity as Chairman.

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MANAGEMENT

Curtis A. Morgan President, Chief Executive Officer and Director	Director Since: 2016 Board Committees: None Age: 58

Biographical Information:

Mr. Morgan has served as the President, CEO and Director of the Company since October 3, 2016. Prior to joining the Company, he served as an Operating Partner with Energy Capital Partners, a private equity firm focused on investing in North American energy infrastructure, and, prior to this position, Mr. Morgan served as the Chief Executive Officer and President of EquiPower Resources Corp., a power generation company, since May 2010. Prior to joining EquiPower Resources Corp., he served as an Operating Partner of Energy Capital Partners from May 2009 to May 2010. Prior to joining Energy Capital Partners, he served as President and Chief Executive Officer of FirstLight Power Enterprises from November 2006 to April 2009. Mr. Morgan has also held various leadership roles at NRG Energy, Mirant Corporation, Reliant Energy and Amoco Corporation. In addition to his executive experience, Mr. Morgan previously served on the public board of directors of Summit Midstream Partners, LP and currently serves on the board of directors of the Electric Power Supply Association, the competitive power generation industry organization. Mr. Morgan received a bachelor’s degree in accounting from Western Illinois University and a master’s of business administration in finance and economics from the University of Chicago and is a licensed certified public accountant.

Qualifications:

During his 35-year career, Mr. Morgan has held leadership responsibilities in nearly every major U.S. power market. In overseeing all aspects of the Company’s strategy, capital allocation and operations as the President and CEO, Mr. Morgan has particular and valuable knowledge about the Company that he brings to the Board.

Hilary E. Ackermann	Director Since: 2018 Board Committees: Risk (Chair) Age: 63

Biographical Information:

Ms. Ackermann has served as a director since April 9, 2018. Previously, she served as a director of Dynegy from October 2012 until Dynegy’s merger with Vistra in April 2018. Ms. Ackermann was Chief Risk Officer with Goldman Sachs Bank USA from October 2008 to 2011. In this role, she managed Credit, Market and Operational Risk for Goldman Sach’s commercial bank; developed the bank’s risk management infrastructure including policies and procedures and processes; maintained ongoing relationship with bank regulators including New York Fed, NY State Banking Department and the FDIC; chaired Operational risk, Credit risk and Middle Market Loan Committees; served as Vice Chair of Bank Risk Committee; was a member of Community Investment, Business Standards and New Activities Committees; was a member of GS Group level Credit Policy and Capital Committees; and chaired GS Group level Operational Risk Committee. Ms. Ackermann served as Managing Director, Credit Department of Goldman, Sachs & Co. from January 2002 until October 2008, as VP, Credit Department from 1989 to 2001, and as an Associate in the Credit Department from 1985 to 1988. Prior to joining Goldman, Sachs, Ms. Ackermann served as Assistant Department Head of the Credit Department of Swiss Bank Corporation from 1981 until 1985. Ms. Ackermann currently serves on the private board of directors of Credit Suisse Holdings (USA), Inc. and each of Hartford Series Fund, Inc., Hartford HLS Series Fund II, Inc., The Hartford Mutual Funds, Inc. and The Hartford Mutual Funds II, Inc. and previously served on the public board of directors of Apollo Investment Corporation. Ms. Ackermann received a bachelor’s of science in Russian from Georgetown University.

Qualifications:

Ms. Ackermann brings extensive experience assessing credit for major banking institutions, covering a variety of industries including the power generation, electrical utilities and natural resources sectors, as well as in-depth coverage of commodities trading, including oil, natural gas and power as a risk manager. Ms. Ackerman currently serves as the Chair of the Risk Committee of the Board (the “Risk Committee”), where she contributes significantly to the review and evaluation of our enterprise risk assessment and risk management goals.

2019 Proxy Statement	11

MANAGEMENT

Gavin R. Baiera	Director Since: 2016 Board Committees: Compensation (Chair) Age: 43

Biographical Information:

Mr. Baiera has served as a director since October 3, 2016. Mr. Baiera joined Centerbridge Partners, L.P., as Senior Managing Director in July 2018 and serves as a portfolio manager for the Firm’s global credit, distressed strategies & special situations investing activities. Previously through July 2017, Mr. Baiera was a managing director at Angelo, Gordon & Co. (“Angelo”) where he was the global head of the firm’s corporate credit activities and portfolio manager for its distressed funds. Mr. Baiera was also a managing director and member of Angelo’s executive committee. Prior to joining Angelo in 2008, Mr. Baiera was the co-head of the strategic finance group at Morgan Stanley, which was responsible for all origination, underwriting, and distribution of restructuring transactions. Prior to that, Mr. Baiera worked at General Electric Capital Corporation concentrating on underwriting and investing in restructuring transactions. Mr. Baiera began his career at GE Capital in its financial management program. Mr. Baiera has served on numerous boards of directors including, most recently, MACH Gen, Orbitz Worldwide, and Travelport Worldwide. Mr. Baiera received a bachelor’s of arts from Fairfield University and a master’s of business administration from the USC Marshall School of Business.

Qualifications:

Mr. Baiera has extensive experience in corporate finance and strategic business planning activities. In addition, his service on the boards of directors of other publicly traded and private companies, including oversight responsibilities on matters relating to executive compensation and compensation strategy makes him a valuable member of the Board and Chair of the Compensation Committee.

Paul M. Barbas	Director Since: 2018 Board Committees: Compensation, Nominating and Governance Age: 62

Biographical Information:

Mr. Barbas has served as a director since April 9, 2018. Previously, he served as a director of Dynegy from October 2012 until Dynegy’s merger with Vistra in April 2018. Mr. Barbas was President and Chief Executive Officer of DPL Inc and its principal subsidiary, The Dayton Power and Light Company (“DP&L”), from October 2006 until December 2011. He also served on the board of directors of DPL Inc. and DP&L. He previously served as Executive Vice President and Chief Operating Officer of Chesapeake Utilities Corporation, a diversified utility company engaged in natural gas distribution, transmission and marketing, propane gas distribution and wholesale marketing and other related services from 2005 until October 2006, as Executive Vice President from 2004 until 2005, and as President of Chesapeake Service Company and Vice President of Chesapeake Utilities Corporation, from 2003 until 2004. From 2001 until 2003, he was Executive Vice President of Allegheny Power, responsible for the operational and strategic functions of a $2.7 billion company serving 1.6 million customers with 3,200 employees. He joined Allegheny Energy in 1999 as President of its Ventures unit. Mr. Barbas currently serves on the board of El Paso Electric Co. and also formerly served on the public board of Pepco Holdings, Inc. Mr. Barbas received a bachelor’s of arts in economics from College of the Holy Cross and a master’s of business administration in finance and marketing from the University of Massachusetts.

Qualifications:

Mr. Barbas brings extensive utility, management and oversight experience, having served in executive management positions with various utility and other companies. He also has a broad background in finance and marketing and brings a strong understanding of power operations and energy markets. He also brings to the Board substantive knowledge about a variety of issues related to the Company’s business and currently serves on the Nominating and Governance Committee and Compensation Committee, where he contributes significantly to the oversight responsibilities on matters relating to executive compensation and compensation strategy.

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MANAGEMENT

Brian K. Ferraioli	Director Since: 2017 Board Committees: Audit (Chair) Age: 63

Biographical Information:

Mr. Ferraioli has served as a director since May 2017. Through December 2016, Mr. Ferraioli served as Executive Vice President and Chief Financial Officer of KBR, Inc., a global engineering, construction, and services company supporting the energy, petrochemicals, government services, and civil infrastructure sectors. Prior to KBR, Mr. Ferraioli was Executive Vice President and Chief Financial Officer at The Shaw Group, Inc., an engineering, construction, and fabrication company serving the electric power generation and government services industries. Prior to that, Mr. Ferraioli worked 28 years in various finance and accounting functions with Foster Wheeler AG, a Swiss global conglomerate that provides design, engineering, construction, manufacturing, development, and plant operations. In addition to the Company, Mr. Ferraioli serves on the boards of Team, Inc. and Charah, LLC. He previously served on the boards of Babcock & Wilcox Enterprises, Babcock & Wilcox, Inc. and Adolfson & Peterson, a private construction company. Mr. Ferraioli graduated with a bachelor’s degree in accounting from Seton Hall University and received a master’s of business administration from Columbia University. Mr. Ferraioli is also a licensed certified public accountant and a National Association of Corporate Directors Governance Fellow.

Qualifications:

Mr. Ferraioli has nearly 40 years of experience in senior executive financial positions with large public companies and accounting roles in the engineering and construction industry, and also has served on various public and private boards, providing him with significant knowledge of accounting, capital structures, finance, financial reporting, strategic planning and forecasting. Further, his extensive financial and accounting experience qualifies him as an “audit committee financial expert.” He currently serves as the Chair of the Audit Committee, where he contributes significantly to the oversight of the integrity of our financial statements, internal controls and ethics and compliance functions.

Jeff D. Hunter	Director Since: 2016 Board Committees: Compensation, Risk Age: 53

Biographical Information:

Mr. Hunter has served as a director since October 3, 2016. Mr. Hunter is currently Senior Managing Director of Quinbrook Infrastructure Partners and a member of the Quinbrook Investment Committee, where he is responsible for deal origination and asset management in North America. Between 2013 and 2016, he was a managing partner of Power Capital Partners, an energy focused investment firm. Prior to this, he was Executive Vice President and Chief Financial Officer of U.S. Power Generating Company. Mr. Hunter has also held leadership positions at PA Consulting Group and El Paso Merchant Energy and was a consultant for MRP Generating Company, LLC. Mr. Hunter currently serves as the non-executive director on the board of directors of Texas Transmission Holdings, a privately held business.

Qualifications:

Mr. Hunter brings to the Board extensive experience in the energy and financial industries, including his experience as a chief financial officer. He also brings to the Board substantive knowledge about a variety of issues related to the Company’s business and currently serves on the Compensation Committee and Risk Committee.

2019 Proxy Statement	13

MANAGEMENT

Cyrus Madon	Director Since: 2016 Board Committees: Nominating and Governance Age: 54

Biographical Information:

Mr. Madon has served as a director since October 3, 2016. Mr. Madon is a senior managing partner and head of Brookfield’s private equity group and Chief Executive Officer of Brookfield Business Partners. Mr. Madon joined Brookfield in 1998 as Chief Financial Officer of Brookfield’s real estate brokerage business. During his tenure, he has held a number of senior roles across the organization, including head of Brookfield’s corporate lending business. Mr. Madon began his career at PricewaterhouseCoopers where he worked in corporate finance and recovery, both in Canada and the United Kingdom. Mr. Madon is on the board of the Junior Achievement of Canada Foundation. Mr. Madon was nominated as a director pursuant to that certain Stockholder’s Agreement, by and between the Company and Brookfield Asset Management Private Institutional Capital Advisor (Canada), dated as of October 3, 2016. Mr. Madon received a Bachelor of Commerce from Queen’s University.

Qualifications:

Mr. Madon brings to the Board extensive business and investment expertise, including his experience as a chief financial officer.

Geoffrey D. Strong	Director Since: 2016 Board Committees: Nominating and Governance Age: 44

Biographical Information:

Mr. Strong has served as a director since October 3, 2016. Mr. Strong is a Senior Partner of Apollo Management since joining in 2012, where he focuses on investments in the energy sector for the firm’s private equity funds. Prior to Apollo, Mr. Strong was an investor in the private equity group at Blackstone, where he also focused primarily on the energy sector. Before joining Blackstone, Mr. Strong was Vice President of Morgan Stanley Capital Partners, the private equity business within Morgan Stanley. In addition to the Company, Mr. Strong serves on the boards of directors of Apex Energy, Caelus Energy, Chisolm Oil and Gas, Double Eagle Energy I, Double Eagle Energy II, and Double Eagle Energy III, each of which is a privately held business. Mr. Strong also serves as the Chief Executive Officer and Director of Spartan Energy Acquisition Corp., a publicly traded company. Mr. Strong was nominated as a director pursuant to that certain Stockholder’s Agreement, by and between the Company and Apollo Management Holdings, L.P., dated as of October 3, 2016. Mr. Strong received a bachelor’s degree from Western Oregon University, received a law degree from Lewis & Clark College and received a master’s of business administration from the Wharton School of the University of Pennsylvania.

Qualifications:

Mr. Strong brings to the Board extensive business and investment expertise as well as specific experience advising and managing companies in the energy industry, including his experience as a chief executive officer of a public company in the energy industry.

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MANAGEMENT

John R. Sult	Director Since: 2018 Board Committees: Audit, Risk Age: 59

Biographical Information:

Mr. Sult has served as a director since April 9, 2018. Previously, he served as a director of Dynegy from October 2012 until Dynegy’s merger with Vistra in April 2018. Mr. Sult served as Executive Vice President and Chief Financial Officer of Marathon Oil Corporation from September 2013 until August 2016. Mr. Sult was Executive Vice President and Chief Financial Officer of El Paso Corporation (“El Paso”) from March 2010 until May 2012 where he previously served as Senior Vice President and Chief Financial Officer from November 2009 until March 2010, and as Senior Vice President and Controller from November 2005 until November 2009. Mr. Sult also served as Executive Vice President, Chief Financial Officer and director of El Paso Pipeline GP Company, L.L.C., the general partner of El Paso Pipeline Partners, L.P., from July 2010 until May 2012, where he previously served as Senior Vice President and Chief Financial Officer from November 2009 until July 2010, and as Senior Vice President, Chief Financial Officer and Controller from August 2007 until November 2009. Mr. Sult also served as Chief Accounting Officer of El Paso and as Senior Vice President, Chief Financial Officer and Controller of El Paso’s Pipeline Group from November 2005 to November 2009. Prior to joining El Paso, Mr. Sult served as Vice President and Controller of Halliburton Energy Services from August 2004 until October 2005. Prior to joining Halliburton, Mr. Sult was an audit partner with Arthur Andersen LLP. In addition to the Company, Mr. Sult currently serves on the board of directors and chair of the audit committee of Jagged Peak Energy Inc., as well as the boards of directors of Brigham Resources, LLC and Brigham Minerals, Inc. He received a bachelor’s of science with special attainments in Commerce from Washington & Lee University and is a licensed certified public accountant.

Qualifications:

Mr. Sult, through his experience in senior executive financial positions with large public companies, brings significant knowledge of accounting, capital structures, finance, financial reporting, strategic planning and forecasting to the Board. Mr. Sult has extensive knowledge of the energy industry. Further, he has served as an audit partner at a major accounting firm, which, in addition to his other experience, qualifies him as an “audit committee financial expert.” He currently serves as a member of the Risk Committee, where he contributes significantly to the review and evaluation of our enterprise risk assessment and risk management goals, and the Audit Committee, where he contributes significantly to the oversight of the integrity of our financial statements, internal controls and ethics and compliance functions.

2019 Proxy Statement	15

MANAGEMENT

Bruce E. Zimmerman	Director Since: 2018 Board Committees: Audit Age: 61

Biographical Information:

Mr. Zimmerman has served as a director since June 27, 2018. Mr. Zimmerman has also been a member of the Oaktree Specialty Lending Corporation and Oaktree Strategic Income Corporation Boards since October 2017. Previously, Mr. Zimmerman was the Chief Executive Officer and Chief Investment Officer of the University of Texas Investment Management Company (“UTIMCO”) from 2007 until 2016. Before joining UTIMCO, Mr. Zimmerman was Chief Investment Officer and Global Head of Pension Investments at Citigroup. Mr. Zimmerman also served as Chief Financial Officer and Chief Administrative Officer of Citigroup Alternate Investments, which invests proprietary and client capital across a range of hedge fund, private equity, real estate and structured credit vehicles. Prior to his work at Citigroup, Mr. Zimmerman spent thirteen years at Texas Commerce Bank/JP Morgan Chase in a variety of capacities including Merger & Acquisition Investment Banking, Internet and ATM Retail Management, Consumer Marketing and Financial Planning, Strategy and Corporate Department. Mr. Zimmerman is Vice Chairman of the Board of Trustees for the CommonFund, a nonprofit asset management firm, and previously served on the Investment Committee for the Houston Endowment. Mr. Zimmerman graduated from Duke University and received a master’s of business administration from Harvard Business School.

Qualifications:

Mr. Zimmerman has extensive experience in corporate finance and strategic investment activities, as well as his service as a member of the boards of other publicly traded companies. Further, his financial expertise and experience, including his service as chief financial officer, in addition to his other experience, qualifies him as an “audit committee financial expert.” He currently serves as a member of the Audit Committee and contributes significantly to the oversight of the integrity of our financial statements, internal controls and ethics and compliance functions.

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MANAGEMENT

Executive Officers

The following table and biographies sets forth information regarding our current executive officers as of the date hereof, except for Mr. Morgan, whose information is listed above. Ages are as of April 25, 2019.

Name	Age	Position / Office

James A. Burke	50	Executive Vice President and Chief Operating Officer

J. William Holden	58	Executive Vice President and Chief Financial Officer

Carrie Lee Kirby	51	Executive Vice President and Chief Administrative Officer

Stephanie Zapata Moore	45	Executive Vice President, General Counsel, and Corporate Secretary

Sara Graziano	36	Senior Vice President of Corporate Development and Strategy

Scott A. Hudson	55	Senior Vice President and President of Retail

Stephen J. Muscato	48	Senior Vice President and Chief Commercial Officer

James A. Burke Executive Vice President and Chief Operating Officer

Mr. Burke has served as the Executive Vice President and Chief Operating Officer of the Company since October 3, 2016. Prior to joining the Company, he served as Executive Vice President of Energy Future Holdings Corp. (the “Predecessor”) since February 2013 and President and Chief Executive of TXU Energy, a subsidiary of the Company, since August 2005. Previously, Mr. Burke was Senior Vice President Consumer Markets of TXU Energy. Mr. Burke started his career with Deloitte Consulting, and held a variety of roles with The Coca-Cola Company, Reliant Energy and Gexa Energy prior to TXU Energy. Mr. Burke also serves as the Chairman of the board of directors of Marucci Sports, a privately held business, as a board member of United Way Foundation of Metropolitan Dallas and as an advisory board member for the Tulane University Energy Institute. Mr. Burke is a graduate of Tulane University, earning a bachelor’s degree in economics and a master’s of business administration in finance and general management. Mr. Burke is a licensed certified public accountant and has also earned the designation as a chartered financial analyst (CFA). In addition, Mr. Burke has completed the Massachusetts Institute of Technology Nuclear Reactor Technology Course.

J. William Holden Executive Vice President and Chief Financial Officer

Mr. Holden has served as the Executive Vice President and Chief Financial Officer (“CFO”) of the Company since December 5, 2016. Prior to joining the Company, Mr. Holden served as an Executive Vice President and Senior Advisor at The Taffrail Group, LLC, an international strategic-advisory firm, from February 2013 until December 2016, where he advised a range of domestic and overseas clients on mergers, acquisitions and post-merger integration. From December 2010 until January 2013, Mr. Holden served as the Executive Vice President and Chief Financial Officer of GenOn Energy, Inc., a power generation company, where he was responsible for overseeing the accounting, finance, tax, risk control, human resources and information technology groups. Prior to serving in that role, he held various treasury, risk, operational, business development and international positions during his tenure at GenOn Energy, Inc./Mirant Corporation. Mr. Holden started his career with Southern Company and held various corporate finance roles over almost a decade at Southern. Mr. Holden received a bachelor’s degree in economics and political science from Vanderbilt University and a master’s of business administration from Emory University.

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MANAGEMENT

Carrie Lee Kirby Executive Vice President and Chief Administrative Officer

Ms. Kirby has served as the Executive Vice President and Chief Administrative Officer of the Company since October 3, 2016. Prior to this, Ms. Kirby was the Executive Vice President of Human Resources for the Predecessor, leading the human resources functions across the Predecessor and its subsidiaries, Luminant and TXU Energy. She was previously Vice President of Human Resources at TXU Energy, where she was originally recruited in 2006 as a Human Resources Director to support the power generation business in its construction and expansion efforts. Prior to joining TXU Energy, Ms. Kirby was Director of Human Resources at Delinea Corporation, a software services company targeting the energy industry. Before that, she was Director of Human Resources for Netrake, a startup voice-over IP hardware development company. She began her career in the executive search business as a consultant for Ray & Berndtson, supporting the technology practice. In addition to her service at the Company, Ms. Kirby is chair emeritus of the board of the Teaching Trust, an education policy and leadership development organization focused on developing urban school leaders. Ms. Kirby is also a member of the Patient Advocacy Committee for Presbyterian Hospital of Dallas and sits on the executive committee of the Women’s Business Council Southwest. Ms. Kirby received both a bachelor’s degree in marketing and a master’s of business administration from Texas Christian University.

Stephanie Zapata Moore Executive Vice President, General Counsel, and Corporate Secretary

Ms. Moore has served as the Executive Vice President and General Counsel of the Company since October 3, 2016, and as Corporate Secretary since April 2019. Prior to joining the Company, Ms. Moore served as Vice President and General Counsel of Luminant since April 2012. Previously, Ms. Moore was Senior Counsel of Luminant from March 2007 to April 2012 and Counsel of a predecessor to Luminant from November 2005 to March 2007. Prior to joining Luminant, Ms. Moore was an associate at Gardere Wynne Sewell LLP (n/k/a Foley Gardere LLP) where she engaged in a corporate and securities practice. Ms. Moore serves as a member of the advisory board of AVANCE-North Texas, Inc. and the board of directors of Girls Inc. of Metropolitan Dallas and is a past chair of the Corporate Counsel Section of the Dallas Bar Association. Ms. Moore received an undergraduate degree in English from Duke University and a law degree from William and Mary Law School.

Sara Graziano Senior Vice President of Corporate Development and Strategy

Ms. Graziano has served as the Senior Vice President of Corporate Development of the Company since October 3, 2016. Prior to joining the Company in October 2016, Ms. Graziano was a Principal at Energy Capital Partners from September 2011 to September 2016, a private equity firm focused on investing in North American energy infrastructure, with more than $13 billion in commitments and a track record of investments in the power generation space. She was involved in all areas of the firm’s investment activities, including fossil and renewable power generation, midstream oil and gas, and energy and industrial services. Prior to joining Energy Capital Partners, Ms. Graziano led the strategies and analysis group at FirstLight Power Enterprises, an Energy Capital portfolio company that owned and operated approximately 1,400 MW of primarily hydroelectric plants in New England. Her group was responsible for asset optimization, commodity trading and hedging strategies, and business development activities. Before joining FirstLight, Ms. Graziano spent four years at Charles River Associates, consulting for clients in the power and natural gas industries, with a particular focus on the development of proprietary tools for fundamental and statistical modeling of commodity prices and volatility for use in asset valuation and risk management. Ms. Graziano served on the Board of Directors of USD Partners LP, a publicly traded master limited partnership, from October 2014 to October 2016. Ms. Graziano received a Bachelor of Arts in Economics from Wellesley College and a Master’s of Business Administration from Harvard Business School, where she was a Baker Scholar.

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MANAGEMENT

Scott A. Hudson Senior Vice President and President of Retail

Mr. Hudson has served as Senior Vice President of Vistra Corporate Services Company since October 3, 2016 and President of TXU Energy since March 2017. Prior to joining the Company, he served as Chief Operating Officer of TXU Energy since 2011 with responsibility for sales, marketing, product development, operations, and business technology organizations. Previously, Mr. Hudson held senior leadership positions with MBNA America, ChoicePoint and LexisNexis and practiced as a commercial lawyer working in the energy industry for Troutman Sanders LLP. Mr. Hudson serves on the Community Impact Grant Committee for the United Way of Metropolitan Dallas and sits on the board of directors for the Dallas Regional Chamber, as well as the board for the Dallas Children’s Theatre. Mr. Hudson received a bachelor’s of arts in history from Yale University and a law degree from the University of North Carolina at Chapel Hill.

Stephen J. Muscato Senior Vice President and Chief Commercial Officer

Mr. Muscato has served as Senior Vice President of Vistra Corporate Services Company since October 3, 2016, and Chief Commercial Officer since January 2018. Prior to joining the Company, he served as Senior Vice President and Chief Commercial Officer of Luminant since 2013, where his accountabilities included optimizing the dispatch and value of Luminant’s power generation fleet, managing the commodity (power, gas, and coal), transportation (rail), and emissions requirements for Luminant’s operating assets, and ensuring development of a distinctive point of view on commodity dynamics in critical markets and geographies. Previously, Mr. Muscato held other senior leadership positions with Luminant, including senior vice president of commercial operations, vice president of gas trading – North America, and vice president of East gas and power trading. Mr. Muscato received both a bachelor’s of science and master’s of science degrees in electrical engineering from the University of Rochester. He also completed the management leadership program at Columbia Business School.

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PROPOSAL 1 – ELECTION OF DIRECTORS

Director Nominees

It is the intent of the Board that the persons named in the proxy will vote your shares in favor of the nominees for directors listed hereinafter, unless such authority is affirmatively withheld. Messrs. Barbas, Madon, Strong and Zimmerman are each current members of the Board.

The names of the nominees for the four Class III director positions to serve until the 2022 Annual Meeting are set forth below:

Name	Served as director since
Paul M. Barbas	2018
Cyrus Madon	2016
Geoffrey D. Strong	2016
Bruce E. Zimmerman	2018

Certain biographical information for each of Messrs. Barbas, Madon, Strong and Zimmerman is listed above.

✔	The Board of Directors recommends that stockholders vote FOR the election of these director nominees to the Board.

DIRECTOR NOMINATION PROCESS AND QUALIFICATION OVERVIEW OF DIRECTORS

Director Qualifications

In addition to each director’s individual qualifications, including his or her knowledge, skills and experience mentioned above, the Company believes that each of our directors possesses high ethical standards, acts with integrity, and exercises careful judgment. Each is committed to employing his or her skills and abilities in the long-term interests of the Company and our stockholders. Collectively, our directors are knowledgeable and experienced in business, governmental, and civic endeavors, further qualifying them for service as members of the Board.

Any director nominee is evaluated in accordance with the qualifications set forth in our Corporate Governance Guidelines. These guidelines require that directors possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our stockholders at large. They must also have an inquisitive and objective perspective, practical wisdom, mature judgment and sufficient personal resources such that any director compensation to be received from the Company would not be sufficiently meaningful to impact their judgment in reviewing matters coming before the Board. Finally, they must be able to work compatibly with the other members of the Board and otherwise have the experience and skills necessary to enable them to serve as productive members of the Board. Directors also must be willing to devote sufficient time to carrying out their fiduciary duties and other responsibilities effectively and should be committed to serve on the Board for an extended period of time. For additional information, please read our Corporate Governance Guidelines.

In connection with the director nominations for the 2019 Annual Meeting, the Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”) also considered the director nominees’: (1) knowledge of corporate governance issues coupled with an appreciation of their practical application; (2) service as a director or executive of a publicly traded company and other board experience; (3) experience in the energy and utility industry and understanding of the energy and commodity markets; (4) finance and accounting expertise, including audit, internal controls, risk management and cybersecurity experience; (5) experience in and knowledge of commercial and market risk assessment and management; (6) knowledge in the areas of laws and regulations related to environmental, health, safety, regulatory and other key industry issues; (7) strategic planning skills; and (8) experience in transactional and capital markets matters.

Each director nominee brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including energy, wholesale power generation and

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PROPOSAL 1 – ELECTION OF DIRECTORS

marketing, commodities, risk management, strategic planning, legal, corporate governance and board service, executive management, regulatory and policy development, accounting and finance, and operations. For information concerning each director’s various qualifications, attributes, skills and experience of our director nominees considered important by the Board in determining that such nominee should serve as a director as well as each nominee’s principal occupation, directorships and additional biographical information, please read the section entitled “Directors” beginning on page 10 above and “Proposal 1—Election of Directors—Information on Director Nominees” on page 20.

Director Selection Process

Our Certificate of Incorporation provides that the number of our directors shall be fixed from time to time exclusively by the Board. The Board has fixed the number of our directors currently at eleven, subject to adjustment by the Board in accordance with our Certificate of Incorporation. The Board has been divided into three classes. At each annual meeting of stockholders, one class of directors will be elected to serve a three-year term. Directors are elected by plurality of the votes cast at the meeting. This means that, at the 2019 Annual Meeting, the four individuals nominated for election to the Board who receive the most FOR votes among votes properly cast in person, through internet or phone access, or by proxy will be elected to serve on the Board for a term that will expire at the 2022 Annual Meeting. Each holder of our Common Stock is entitled to one vote for each share held and no such holder has cumulative voting rights.

The Nominating and Governance Committee of the Board is responsible for identifying individuals qualified to become Board members and recommending to the Board the nominees for election as directors of the Company. The Nominating and Governance Committee’s policy is to consider recommendations for such director nominees, including those submitted by current directors, members of management or by stockholders, on the bases described below. In this regard, stockholders may recommend director nominees by writing to the Nominating and Governance Committee c/o the Corporate Secretary of the Company, 6555 Sierra Drive, Irving, Texas 75039. Any such recommendations from stockholders received by the Corporate Secretary of the Company will be promptly provided to the Nominating and Governance Committee. Recommendations to be considered by the Nominating and Governance Committee for inclusion in the Company’s proxy for the 2020 Annual Meeting must be received by the Corporate Secretary of the Company not later than the close of business on December 27, 2019.

The Nominating and Governance Committee reviews annually the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and contains at least the minimum number of independent directors required by applicable laws and regulations.

The Nominating and Governance Committee identifies director nominees in various ways. In identifying and evaluating director nominees, the Nominating and Governance Committee may consult with members of the Board, Company management, consultants, and other individuals likely to possess an understanding of the Company’s business and knowledge of suitable candidates. The Nominating and Governance Committee considers the current directors who have expressed an interest in and who continue to satisfy the criteria for serving on the Board as set forth in our Corporate Governance Guidelines. In making its recommendations, the Nominating and Governance Committee assesses the requisite skills and qualifications of director nominees and the composition of the Board as a whole in the context of the Board’s criteria and needs, and, in furtherance of this goal, proposing the nomination of directors for purposes of obtaining the appropriate members and skills. Such assessments will be consistent with the Board’s criteria for membership, including: (i) not less than a majority of directors shall satisfy the NYSE independence requirements; (ii) all directors shall possess strong judgment, character, expertise, skills and knowledge useful to the oversight of the Company’s business; diversity of experience and viewpoints; business, governmental, civic or other relevant experience; and (iii) consideration will be given to the extent to which the interplay of the director nominee’s qualifications with those of other Board members will build a Board that is effective, in light of the Company’s business and structure.

Identification of Candidates and Diversity

In identifying and evaluating director nominees, the Nominating and Governance Committee may consult with members of the Board, Company management, consultants, and other individuals likely to possess an understanding of the

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PROPOSAL 1 – ELECTION OF DIRECTORS

Company’s business and knowledge of suitable candidates. In making its recommendations, the Nominating and Governance Committee assesses the requisite skills and qualifications of director nominees and the composition of the Board as a whole in the context of the Board’s criteria and needs. Such assessments will be consistent with the Board’s criteria for membership, including: (i) not less than a majority of directors shall satisfy the NYSE independence requirements; (ii) all directors shall possess strong judgment, character, expertise, skills and knowledge useful to the oversight of the Company’s business; business, governmental, civic or other relevant experience; and (iii) consideration will be given to the extent to which the interplay of the director nominee’s qualifications and diversity of cultural background, gender, experience and viewpoints with those of other Board members will build a Board that is effective, in light of the Company’s business and structure. The Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all Board members. While the Company does not have a formal diversity policy, the Nominating and Governance Committee will consider diversity criteria in the context of the perceived needs of the Board as a whole and seek to achieve a diversity of backgrounds and perspectives on the Board.

2018 Board Evaluation Process

The Board recognizes that a rigorous evaluation process is an essential component of strong corporate governance practices and promoting ongoing Board effectiveness. Consistent with best practice, the Company’s Corporate Governance Guidelines and each of the Committees’ Charters, the Nominating and Governance Committee oversees the annual evaluation of the performance of the Board and the Committees, with the Chairman maintaining a substantial role in facilitating discussion among the Board and the Committees.

As part of the Board evaluation process, the Board reviews the following:

•	Performance of the Board, including areas where the Board feels it functions effectively and areas where the Board believes it can improve;

•	Overall composition of the Board, including director tenure, board leadership structure, diversity and individual skill sets;

•	General board best practices, including oversight responsibilities;

•	Culture to promote candid discussion within the Board and with senior management;

•	Focus on risk management and strategic matters, including evaluation of transactions and emerging technologies, regulatory and legal developments, and commercial and market factors; and

•	Ability to ensure the Board serves the best interests of our stockholders and positions the Company for future success.

Additionally, the Board reviews its meeting schedule, the quality and depth of information presented at each meeting, and the organization and operation of the Board and the Committees. The Committees are evaluated on their effectiveness in fulfilling delegated responsibilities, the appropriateness of Committee materials, and the sufficiency of time to deliberate and for robust discussion. The Board and Committee evaluation framework and process is conducted and reviewed annually.

As part of the two-part annual evaluation process involving the full Board evaluation and Committee evaluations, the Board responds to a comprehensive written questionnaire designed to provide a holistic evaluation of the performance of the Board and each Committee in light of the current needs of the Board and the Company. In 2018, 100% of directors participated in the evaluation process. To protect anonymity and the integrity of the evaluation process, an independent third party (the Company’s outside counsel) compiles responses to these evaluations into a report, which is initially provided to the Chairman. The Chairman is provided ample time to further discuss the results with the Company’s outside counsel. The report, including evaluation results and specific areas of focus for each Committee and the Board itself, is then presented to the full Board in executive session to encourage candid discussion and feedback, and specific areas are discussed where the Board would like to focus to enhance its effectiveness.

After receiving feedback from the Chairman on any action items resulting from the Board discussion, the Corporate Secretary utilizes the results of the evaluations and discussions when developing workplans, formulating succession plans, and preparing board candidate evaluations for the upcoming year and thereafter. In connection with its 2017 evaluation, the Board conducted an assessment of whether the Board had an appropriate committee structure and

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appropriate delegation to fulfill responsibilities efficiently. As a direct result of the 2017 evaluations, the Board approved the formation of the Risk Committee in order to (i) better address enterprise risk assessment and management after the Dynegy merger and (ii) assess certain enterprise risks and market, commercial and risk management matters of the Company, and the Risk Committee had its first meeting as a committee in July 2018. Additionally, the 2018 evaluation process has further informed Board and committee composition, which includes evolution of the director skills and experience qualifications to meet the current and anticipated needs of the business.

CORPORATE GOVERNANCE OVERVIEW

Effective Board Leadership and Independent Oversight

•  10 out of 11 Directors are independent (CEO is sole member of management serving on the Board)

•  All members of the Audit, Compensation, Nominating and Governance and Risk Committees are independent

•  Nominating and Governance Committee reviews annually the composition of the Board, ensuring the Board reflects an appropriate balance of knowledge, experience, diversity, skills and expertise

•  Routine assessment by Nominating and Governance Committee of overall corporate governance profile and potential enhancements thereto

•  Separate Chairman and CEO roles

•  Annual advisory vote to approve executive compensation

Regular Board Engagement

•  Formal in-person Board and Committee meetings each quarter, including an annual strategic planning meeting, and frequent telephonic meetings on emerging matters in the interim

•  Committee Chairs have regular engagement with management liaison (e.g., Audit Chair with CFO, Controller and Vice President of Internal Audit)

CORPORATE GOVERNANCE GUIDELINES

Our Corporate Governance Guidelines govern the qualifications and conduct of the Board. The Corporate Governance Guidelines address, among other things:

•	The independence and other qualifications of Board members;

•	The regular meetings of our non-management and independent directors;

•	The evaluation of performance of the Board and the Committees;

•	Our expectation that the Board members will attend all annual stockholder meetings absent unusual circumstances;

•	Our policy that any outside board service requires approval from the Nominating and Governance Committee and a limit on the number of total boards on which any director may serve concurrently;

•	The separation of Chairman and CEO;

•	Our prohibition against personal loans or other extensions of credit to or for any director or executive officer;

•	Compensation of the Board that is comparable to peer companies;

•	The approval of the compensation of the CEO by the full Board; and

•	The review of development and succession plans for the CEO and other executive officers,

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CORPORATE GOVERNANCE PRACTICES

The Board proactively seeks to identify and implement leading governance practices. Furthermore, the Board follows a series of governance practices that it believes foster effective Board oversight and accountability to you, our stockholders. These practices include:

•

Our prohibition against directors and executive officers holding our securities in a margin account or pledging our securities, absent Company approval (as further described under “Insider Trading Policy” on page 51 of this Proxy Statement);

•

Our prohibition against directors and executive officers engaging in any hedging transaction with respect to our securities held by them (as further described under “Insider Trading Policy” on page 51 of this Proxy Statement);

•	Compensation of the Board and stock ownership guidelines for non-employee directors and executive officers;

•	The review of performance-based compensation of our executives following a restatement that impacts the achievement of performance targets relating to that compensation;

•	Ongoing succession planning for the CEO and other senior management;

•	Annual performance evaluations of the Board and each of its standing Committees;

•	Director orientation and continuing education program, including Company site visits and information sessions with Company management;

•	Access to and engagement of outside advisors and consultants to assist the Board and the Committees in the performance of their duties, as appropriate; and

•	Engagement with our stockholders regarding governance practices and other matters.

CORPORATE GOVERNANCE DOCUMENTS

The Company maintains certain corporate governance documents on our website at www.vistraenergy.com. The Company’s Corporate Governance Guidelines and charters of the standing committees of the Board, including the Audit Committee, the Nominating and Governance Committee, the Compensation Committee, and the Risk Committee, in each case as currently in effect, can be accessed by selecting the tab labeled “Corporate Governance” on the home page of the Company’s website.

The Company’s Code of Conduct that applies to the Company’s employees, officers, including the CEO and CFO, and directors, is also available on the Company’s website. In accordance with SEC regulations, any amendments to the Code of Conduct will be posted on the Company’s website.

The Board has adopted a written policy regarding transactions with related parties, which is included in the Corporate Governance Guidelines available on the Company’s website.

Printed copies of the corporate governance documents that are posted on the Company’s website are also available to any stockholder upon request to the Corporate Secretary of the Company, 6555 Sierra Drive, Irving, Texas 75039.

MEETINGS OF THE BOARD AND ITS COMMITTEES

The standing committees of the Board and the membership of each committee are shown below. The Board has adopted a written charter for each standing committee. These charters are maintained on the Company’s website at www.vistraenergy.com.

Meeting Attendance

In 2018, the directors collectively attended a total of 96% of the meetings of the Board and the Committees on which they serve. In 2018, the Board held a total of ten meetings and each director attended at least 80% of the meetings held. Non-management directors meet regularly in executive session and Mr. Helm presides over those executive sessions.

As detailed in our Corporate Governance Guidelines, Board members are expected to attend each annual meeting of stockholders absent unusual circumstances. Seven of ten directors were in attendance at the 2018 annual meeting of stockholders.

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Committee Membership, Independence, and Qualifications

The current membership of the Committees of the Board is shown in the table below.

	Audit Committee	Compensation Committee	Nominating and Governance Committee	Risk Committee
Independent Directors:
Hilary E. Ackermann				Chair
Gavin R. Baiera		Chair
Paul M. Barbas(1)		Member	Member
Brian K. Ferraioli(2)	Chair
Scott B. Helm(3)(4)
Jeff D. Hunter		Member		Member
Cyrus Madon(1)			Member
Geoffrey D. Strong(1)			Member
John R. Sult(2)	Member			Member
Bruce E. Zimmerman(2)	Member
Employee Directors:
Curtis A. Morgan(4)
Number of Meetings in 2018	6	7	3	2(5)

(1)	Member of the Nominating and Governance Committee only.
(2)

Independent audit committee financial expert, as defined by the SEC and applicable stock exchanges, and as determined by the Boards. Background information on each audit committee financial expert can be found in the director biographies beginning on page 10.

(3)	Mr. Helm serves as Chairman of the Board.
(4)	Attends all committee meetings in an ex-officio capacity.
(5)	Risk Committee of the Board was formed in July 2018.

Board Committees

The Board has the following four standing Committees: Audit, Compensation, Nominating and Governance and Risk (each, a “Committee”). The membership and the functions of each Committee are described below. Each of the Committees has adopted a charter that describes each such Committee’s roles and responsibilities. The charters of all of the Committees are available on the “Corporate Governance” section of the Company’s website at www.vistraenergy.com/corporate-governance/.

Audit Committee

Members: Brian K. Ferraioli (Chair), John R. Sult, and Bruce E. Zimmerman

Audit Committee Financial Experts: All members

Independence: All members

Primary Responsibilities: Appoints, retains, oversees, evaluates and compensates the independent auditors; reviews the annual audited and quarterly consolidated financial statements; reviews significant matters regarding accounting principles and financial statement presentations; oversees the system, and annual audit, of internal controls over financial reporting, accounting, legal compliance and ethics.

The Audit Committee is a separately designated standing audit committee as required by SEC regulations and NYSE rules. The Board has determined that Messrs. Ferraioli, Sult and Zimmerman are independent as such term is defined

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in the NYSE rules and as required by Rule 10A-3 of the Exchange Act. The Board has determined that each member of the Audit Committee possesses the necessary level of financial literacy required to enable him to serve effectively as an Audit Committee member. No Audit Committee member serves on more than three audit committees of public companies, including the Audit Committee. The Audit Committee oversees (i) the quality and integrity of the financial statements of the Company; (ii) the Company’s financial reporting processes and financial statement and internal control audits; (iii) the independent registered public accountant’s qualifications and independence; (iv) the performance of the Company’s internal audit function and independent registered public accountant; and (v) the Company’s system, and annual audit, of internal controls over financial reporting, accounting, legal compliance and ethics, including the effectiveness of disclosure controls and controls over processes that could have a significant impact on the Company’s financial statements.

Nominating and Governance Committee

Members: Paul M. Barbas (added as Committee member in February 2019), Cyrus Madon, and Geoffrey D. Strong

Independence: All members

Primary Responsibilities: Reviews and recommends director candidates to the Board for election at each annual meeting of stockholders, periodically reviews the Corporate Governance Guidelines and committee charters and recommends changes to the Board, reviews and recommends committee composition and chairpersons and recommends changes to the Board, and provides guidance to the Board with respect to governance related matters.

The Nominating and Governance Committee (i) identifies individuals qualified to become directors and recommends to the Board the nominees to stand for election as directors; (ii) oversees, and assumes a leadership role in, the governance of the Company including recommending periodic updates to the Corporate Governance Guidelines for the Board’s consideration; (iii) participates with the Chairman in the Board’s annual evaluation of its performance and of the Committees; and (iv) recommends to the Board the director nominees for each annual stockholder meeting and for each Committee.

Compensation Committee

Members: Gavin R. Baiera (Chair), Paul M. Barbas, and Jeff D. Hunter (added as Committee Member in February 2019)

Independence: All members

Primary Responsibilities: Reviews and oversees the Company’s overall compensation philosophy, and oversees the development and implementation of compensation programs, policies and programs aligned with the Company’s business strategy.

The Compensation Committee (i) reviews and approves corporate goals and objectives relevant to the compensation of the CEO, evaluates the CEO’s performance in light of those goals and objectives, and determines and recommends to the Board the CEO’s compensation based on this evaluation; (ii) oversees the evaluation of executive officers (and other senior officers and key employees) other than the CEO and reviews, determines and approves their compensation levels; (iii) oversees and makes recommendations to the Board with respect to the adoption, amendment or termination of incentive compensation, equity-based and other executive compensation and benefits plans, policies and practices; (iv) reviews and discusses with the Board executive management succession planning; (v) makes recommendations to the Board with respect to the compensation of the Company’s outside directors; and (vi) produces the Compensation Committee’s report on executive compensation as required by the SEC to be included in the Company’s annual proxy statement.

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Risk Committee

Members: Hilary E. Ackermann (Chair), Jeff D. Hunter, and John R. Sult

Independence: All members

Primary Responsibilities: Assists the Board in fulfilling its responsibilities with respect to (i) the oversight of the enterprise risk management process, including coordination, where necessary, with other Committees, (ii) assess certain enterprise risks, and (iii) review and assess market, commercial and risk management matters of the Company.

In July 2018, the Board approved the formation of the Risk Committee. The Risk Committee’s oversight includes: (i) review and discussion with management the Company’s enterprise risk assessment and management’s process for the identification, evaluation and mitigation of enterprise risks; (ii) review of market conditions where the Company operates, including current and forward commodity prices as compared to management’s point of view; (iii) review of the Company’s commercial risk management objectives; (iv) review of the key commercial risk policies on establishment of risk limits, tolerances and assumptions; (v) review of reports on adherence to established limits and the steps management has taken to monitor and mitigate risk exposure; (vi) review of reports from management and provides feedback on credit, market and liquidity risks the Company faces, the exposure in each category, significant concentrations within those risk categories, the metrics used to monitor the exposures and management’s view on the acceptable and appropriate levels of those risk exposures; (vii) review and assessment of the company’s risk, market and liquidity risk management frameworks, including significant policies processes and systems that management uses to manage risk exposures and (vii)  review of the credit risk of the Company’s counterparties.

COMMUNICATIONS WITH DIRECTORS

Stockholders and other interested parties may communicate with the directors, including all non-management or independent directors, by writing to them c/o the Corporate Secretary of the Company, 6555 Sierra Drive, Irving, Texas 75039.

DIRECTOR INDEPENDENCE

In order for a director to be considered independent under NYSE regulations, the Board must determine that such director has no material relationship with the Company, either directly, or as a partner, stockholder or officer of an organization that has such a relationship. To assist it in its determinations regarding the independence of its members, the Board utilizes the following categorical standards, which reflect and give effect to the independence requirements of the NYSE:

(1)

When assessing the materiality of a director’s relationship with the Company, the Board will consider the issue not only from the standpoint of the director, but also from the standpoint of persons and organizations with whom the director has an affiliation. In each case, the Board will consider all the relevant facts and circumstances. Trivial or de minimis affiliations or connections to the Company generally will not cause the Board to determine that the director is not independent. For relationships that are either not covered by, or do not satisfy these standards, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, will be made by the directors satisfying the independence standards.

(2)

A director is not independent if the director is, or has been within the last three years, an employee, or has an immediate family member (as defined below) that is, or has been within the last three years, an executive officer, of the Company. Employment as an interim Chairman, CEO or other executive officer shall not disqualify a director from being considered independent immediately following such interim employment.

(3)

A director is not independent if the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than Board and committee fees and deferred compensation for prior service (provided such deferred compensation is not contingent in any way on continued service). In determining independence under this test, the Board may also consider any consulting arrangement between the Company and a director. Compensation received by a director for former service as an interim Chairman, CEO or other executive officer will not be considered in determining independence under this test. Also, compensation received by an immediate family member for service as an employee of the Company (other than an executive officer) will not be considered in determining independence under this test.

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(4)

A director is not independent if (a) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (b) the director is a current employee of such a firm; (c) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (d) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

(5)

A director is not independent if the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executives at the same time serves or served on that company’s compensation committee.

(6)

A director is not independent if the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues. In applying this test, both the payments and consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the Company and the director or immediate family member’s current employer; former employment of the director or immediate family member will not be considered. Also, relationships involving a director’s affiliation with another company that account for amounts less than those specified in this item 6 will not be considered to be material relationships that would impair the director’s independence, provided that the related payments for goods or services or in connection with other contractual arrangements (i) are made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated parties, or (ii) involve the rendering of services as a public utility at rates or charges fixed in conformity with law or governmental authority.

(7)

Contributions to tax exempt organizations will not be considered “payments” for purposes of item 6 above, provided, however, that the Company shall disclose in its annual proxy statement any such contributions made by the Company to any tax exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year from the Company to the organization exceeded the greater of $1 million, or 2% of such tax exempt organization’s consolidated gross revenues. The Board will also consider that a director’s independence may be jeopardized if the Company makes substantial contributions to tax exempt organizations with which a director is affiliated.

For purposes of these standards, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. The term “immediate family member” does not include stepchildren who do not share a stepparent’s home or the in-laws of such stepchildren. When applying the three-year look back provisions provided for in items 2 through 6 above, the Board will not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated. In addition, references to the “Company” in this “Director Independence” section include any subsidiary of the Company.

In addition to satisfying the above independence requirements, a director who serves as a member of the Audit Committee of the Board (the “Audit Committee”) may not (i) accept directly or indirectly any consulting, advisory or compensatory fee from the Company, other than in that director’s capacity as a member of the Board or any of the Committees or (ii) be an affiliated person of the Company apart from the affiliation occasioned by the director’s service as a member of the Board or any of the Committees. Compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company provided that such compensation is not contingent in any way on continued service. A director would be deemed an affiliated person of the Company if that director, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. The beneficial ownership of 10% or less of the voting equity stock of the Company does not constitute control for this purpose.

Based on the application of the foregoing standards and pursuant to the requirements of the NYSE and the SEC, the Board has determined that:

(i)	The following directors are independent: Ms. Ackermann and Messrs. Baiera, Barbas, Ferraioli, Helm, Hunter, Madon, Sult, Strong and Zimmerman.

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(ii)

The Board has determined that Ms. Ackermann and Messrs. Barbas, Ferraioli, Helm, Hunter, Sult, and Zimmerman qualify as “Audit Committee Financial Experts” as defined in Item 401(h) of Regulation S-K promulgated under the Securities Act.

(iii)

The Board has determined that each member of the Audit Committee (Messrs. Ferraioli, Sult and Zimmerman) possesses the necessary level of financial literacy required to enable him to serve effectively as an Audit Committee member.

CODE OF CONDUCT

Our Code of Conduct applies to all of our directors, officers and employees. The key principles of this code include acting legally and ethically, notifying appropriate persons upon becoming aware of issues, obtaining confidential advice and dealing fairly with our stakeholders. A copy of our Code of Conduct is available on the Company’s website at www.vistraenergy.com/code-of-conduct/.

COMPLAINT AND REPORTING PROCEDURES FOR ACCOUNTING AND AUDITING MATTERS

Our Accounting, Internal Accounting Control, Auditing and Financial Complaints Policy (the “Whistleblower Policy”) provides for (1) the receipt, retention and treatment of complaints, reports and concerns regarding accounting, internal accounting controls or auditing matters, and (2) the confidential, anonymous submission of complaints, reports and concerns by employees regarding questionable accounting or auditing matters, in each case relating to Vistra Energy. Complaints may be made through a “Compliance Helpline” telephone number, operated by an independent third party. Complaints received are logged by our Chief Compliance Officer, investigated and reviewed by Internal Audit, and, if applicable, our Chief Compliance Officer, and communicated to our Audit Committee. In accordance with applicable law, the Whistleblower Policy and other procedures we use to address complaints prohibit us from taking adverse action against any person submitting a good faith complaint, report or concern.

BUSINESS RELATIONSHIPS AND RELATED PERSON TRANSACTIONS POLICY

As set forth in the Corporate Governance Guidelines, the Board has adopted a written policy relating to the approval of transactions with related parties. In general, for purposes of our policy, a related party transaction is a transaction to which we are a party, or a material amendment to any such transaction, and with respect to which a related party is directly, or to our knowledge, indirectly, a party. As set forth in our policy, a “related party” is an executive officer, director or nominee for director of ours, a person known to us to be the beneficial owner of more than 5% of our voting securities, an immediate family member of an executive officer, director, nominee for director or 5% stockholder, and any entity owned or controlled by any of the foregoing individuals or in which any such individual serves as an executive officer or general partner or, together with any other such individuals, owns 10% or more of the equity interests of such an entity.

Our policy requires that a related person transaction will only continue if: (i) the Audit Committee approves or ratifies the transaction in accordance with the policy (which requires that the transaction be on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party), (ii) the disinterested members of the Board as a whole review and approve the transaction or (iii) the transaction involves compensation approved by the Compensation Committee. In reviewing and approving any related party transaction or material amendments to any such transaction, the Audit Committee must satisfy itself that it has been fully informed as to the related party’s relationship and interest and as to the material facts of the transaction and must determine that the related party transaction is fair to us.

In November 2018, the disinterested members of the Board approved a share repurchase transaction, whereby Apollo Management Holdings L.P. (“Apollo”) and the Company, in a privately negotiated transaction, agreed for the Company to directly repurchase 5 million shares from Apollo. This purchase was part of Apollo’s larger, 17 million share block trade, with the remaining 12 million shares being sold in a separate unregistered Rule 144 secondary block trade to a broker-dealer, who placed all 12 million shares with institutional investors. The Company repurchased the 5 million shares at the same discounted price that the participating broker paid for the 12 million shares it purchased, and the Company did not pay any additional fees to the participating broker for the 5 million shares it repurchased.

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Since January 1, 2018, all related party transactions have been approved or ratified by the Audit Committee or disinterested members of the Board in accordance with our policy. A copy of our related party transactions policy is included in our Corporate Governance Guidelines and is available on the Company’s website at www.vistraenergy.com/corporate-governance/.

CHARITABLE CONTRIBUTIONS

During 2018, we did not make any contributions to any charitable organization in which an independent director served as an executive officer in 2018.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, certain of the Company’s officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC and the NYSE reports of ownership of Company securities and changes in reported ownership. Directors, affected officers, and greater than ten percent stockholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transaction were reported, the Company believes that during 2018 the Company’s directors, affected officers, and greater than ten percent owners timely filed all reports they were required to file under Section 16(a), except for one report for one transaction for Mr. James A. Burke which was late due to an administrative error.

BOARD RISK OVERSIGHT

In the normal course of business, the Company is exposed to a variety of risks. For a complete description of the risk factors associated with our business, see Part I, Item 1A “Risk Factors” of our 2018 Annual Report on Form 10-K, which is included in our Annual Report.

The Board has ultimate responsibility for protecting stockholder value. Among other things, the Board is ultimately responsible for understanding the risks to which we are exposed, approving management’s strategy to manage these risks, establishing policies and procedures that monitor and manage defined risks and measuring management’s performance against the strategy. The Committees, especially the Audit Committee and Risk Committee that was constituted in July 2018, play an important role in support of the Board’s oversight function. Risk oversight includes understanding the material risks to the business and what steps management is taking or should be taking to manage those risks, as well as understanding and determining the appropriate risk appetite for the Company. To define the Company’s risk appetite, the Board reviews and approves the annual business plan, budget and long-term plan, strategic initiatives, acquisitions and divestitures, capital markets transactions, financings, capital allocation and capital structure.

The Board conducts its risk oversight function in several ways. The Board monitors, reviews and responds to strategic, commercial, market, financial, strategic and corporate risks facing the Company by receiving periodic reports from the management team, and through the Committees. While the Committees each have their delegated responsibilities for identifying and addressing risks, the Board primarily conducts this oversight function through the Risk Committee, which oversees the enterprise risk management process and assesses certain enterprise risks and market, commercial and risk management matters, and the Audit Committee, which oversees risks relating to accounting, internal audit and controls. On a quarterly basis, the Risk Committee reviews an enterprise risk assessment and provides a report thereof to the Board. Additionally, on an annual basis, the Risk Committee provides, and the Board reviews, a detailed enterprise risk report. Further, the Board conducts periodic reviews of risks on an ongoing and as-needed basis and receives updates from management during the year on any particular matters relating to risk management or risk controls that management believes need to be brought to the attention of the Board.

The Board recognizes the importance of maintaining the trust and confidence of our customers and employees. To more effectively prevent, detect and respond to information security threats, the Company has a dedicated Chief Information Officer whose team is responsible for leading enterprise-wide information security strategy, policy, standards, architecture and processes. The Board receives reports on, among other things, the Company’s cybersecurity risks and threats, the status of projects to strengthen the Company’s information security systems,

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assessments of the Company’s security program and the emerging threat landscape. Additionally, the Board and Risk Committee monitor the ways in which the Company attempts to prudently minimize risks, to the extent reasonably practicable and consistent with the Company’s long-term strategies.

The table below summarizes the significant role the various Board Committees or similar bodies play in carrying out the risk oversight function.

COMMITTEE	RISK OVERSIGHT FOCUS AREA
Audit Committee

Oversees and assesses financial risks, which includes reviewing the effectiveness of our internal controls, conducting a detailed review of the financial portions of our SEC reports, approving the independent auditor and the annual audit plan, and receiving and considering periodic reports from the Company’s independent auditor, our internal auditor and our corporate compliance officer

Compensation Committee	Oversees risks related to our compensation policies and practices, with input from management and the Compensation Committee’s independent outside compensation consultant, Willis Towers Watson
Nominating and Governance Committee

Oversees our strategies and efforts to manage our governance policies and programs, oversees evaluation of director nominees for, and current directors of, the Board and its Committees, and conducts orientation process for new directors and ongoing education for directors

Risk Committee

Oversees certain enterprise risks and other risks related to commercial, credit, liquidity and market risks, including our trading of fuel, transportation, energy and related products and services and regulatory compliance, and the Company’s assessment and management of the risks associated with such activities

The Chairs of each of the Committees regularly report to the Board on matters reviewed by their respective Committees, thereby providing the Board with the opportunity to identify and discuss any risk-related issues or request additional information from management or the Committees that may assist the Board in its risk oversight role. To this end, risk-related issues presented to the Committees are routinely presented to the full Board to ensure proper oversight.

Additionally, the Company has established a Nuclear Oversight Advisory Board (“NOAB”), which oversees and provides reports to the Board on an as-needed basis, but no less than annually, regarding various risks and strategic considerations related to our ownership and operation, directly or indirectly, of interests in our Comanche Peak nuclear power plant. Mr. Morgan serves as a member of the NOAB.

Furthermore, the Company has a Risk Management Policy, which is overseen by the Chief Risk Officer, who oversees various risk management efforts and regularly reports to the Risk Committee regarding enterprise risk management and assessment matters. As part of the Risk Management Policy, the Company maintains a Risk Management Committee whose role is to measure and monitor compliance with the Risk Management Policy, and its membership is comprised of various executives from key management positions, namely the CEO, CFO, Chief Compliance Officer, Chief Operating Officer, Chief Commercial Officer, Chief Risk Officer, President of Retail, Controller, Treasurer, Senior Vice President of Corporate Development and Strategy and Vice President of Regulatory Trading and Generation. The Risk Management Policy establish guidelines necessary for the Company to effectively manage the market, credit, operative and regulatory risk of its Portfolio.

As outlined in our Risk Management Policy, the Board has established relevant delegation of authority thresholds, which together with our Code of Conduct, and other support relationships with members of the External Affairs, Internal Audit, Legal, Human Resources, Technology Services, and Compliance teams, are complementary and critical to the risk management process. In particular, the Board has delegated certain authority, subject to various term/tenor and dollar value thresholds as set forth in the Company’s Commitment Policy, to the Company’s Commitments Committee to review, and where appropriate, approve certain transactions that were not otherwise approved by the Board, including its approval of the Company’s annual plan and budget. The Commitments Committee is comprised of the Company’s CEO, CFO, Chief Operating Officer, Senior Vice President of Corporate Development and Strategy, Chief

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Administrative Officer, and General Counsel. The Board periodically reviews and revises the delegation of authority thresholds to appropriately balance business needs and its oversight function.

Executive Compensation and Oversight of Risks Related to Compensation Policies

During 2018, the Compensation Committee of the Board (the “Compensation Committee”) consisted of two directors: Messrs. Gavin R. Baiera and Paul M. Barbas. In February 2019, the Board appointed Mr. Jeff D. Hunter as a third member of the Compensation Committee. The primary responsibilities of the Compensation Committee are to:

•

determine and oversee the compensation program of the Company and our subsidiaries, including making recommendations to the Board with respect to the adoption, amendment or termination of compensation and benefits plans, arrangements, policies and practices;

•

evaluate the performance of the Company’s President and CEO, Curtis A. Morgan; James A. Burke, Executive Vice President and Chief Operating Officer; J. William Holden, Executive Vice President and CFO; Scott A. Hudson, Senior Vice President and President of Retail; and Stephen J. Muscato, Senior Vice President and Chief Commercial Officer (collectively, the “Named Executive Officers”); and

•	approve executive compensation of the executive officers (other than the CEO) based on those evaluations.

As described above, the Compensation Committee is responsible for overseeing risks related to our compensation policies and practices. To assist the Compensation Committee with determining whether the Company’s compensation policies and practices subject the Company to unnecessary risk or could potentially motivate employees to take excessive risk, the Compensation Committee periodically evaluates, including seeking input from management and our independent compensation consultant, our compensation strategy in order to ensure:

•	base salaries are a sufficient component of total compensation to discourage risk taking;

•

earnings goals under the Company’s EAIP are based upon its audited financial statements and the Company believes that the goals are attainable without the need to take inappropriate risks or make material changes to the Company’s business or strategy;

•

Named Executive Officers who receive payment under the EAIP and the Company’s 2016 Incentive Plan may be required to reimburse the Company for all or a portion of the payment (commonly referred to as a “clawback”) if the Company has to prepare an accounting restatement because it is in material noncompliance with any financial reporting requirements;

•

the Company uses awards under the 2016 Incentive Plan that are typically based upon total stockholder return over three-year periods, such as the relative Performance Share Unit (“PSU”) awards, which mitigates short-term risk taking;

•

because incentive compensation has a large equity component, value is best realized through long-term appreciation of stockholder value, especially when coupled with the executive stock ownership guidelines, which expose those officers subject to the guidelines—namely the CEO and each Executive Vice President—to loss of the value of the retained equity if stock appreciation is jeopardized; and

•	the use of incentive compensation components that are paid or vest over an extended period mitigates against unnecessary or excessive risk taking.

Compensation of Directors

On May 1, 2018, the Compensation Committee recommended, and the Board approved, certain increases to director compensation to reflect the additional scale of the combined company after the Dynegy merger and the accompanying increase in the complexity of responsibilities of Board members, chairpersons and committee members. As of May 1, 2018, except for each chairperson (whose cash compensation is described below), each non-employee member of the Board receives an annual board retainer of $100,000 (increased from $80,000) and an annual committee retainer (per Committee) of $10,000 (decreased from $15,000, regardless of number of Committees served). The Chairman receives an annual board retainer of $190,000 (increased from $150,000). The Chair of the Audit Committee receives an annual board retainer of $100,000 (increased from $90,000) and an annual committee retainer of $20,000 (decreased from $25,000). The Chairs of other Committees (besides Audit Committee) receive an annual committee retainer of $15,000.

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PROPOSAL 1 – ELECTION OF DIRECTORS

Except for the Chairman (whose equity compensation is described below), each non-employee members of the Board receive an annual equity award in the amount of $150,000 (increased from $100,000). The Chairman receives an annual equity award in the amount of $230,000 (increased from $150,000). Certain members of the Board elected to be paid in cash in lieu of receiving their equity awards. For Messrs. Madon and Strong, director fees are paid directly to entities affiliated with the employer of such director for firm use and are not redirected to the individual directors. All directors are reimbursed for reasonable expenses incurred in connection with their services as directors. Please see “Compensation Discussion and Analysis—2018 Director Compensation” beginning on page 69 for more information.

Board Leadership Structure; Lead Director; Separation of the Chairman and CEO Positions

As set forth in our Corporate Governance Guidelines, the Board does not have a formal policy with respect to the separation of the Chairman and CEO positions. The Board believes that this issue is part of the CEO succession planning process and that it is in the best interests of the Company for the Board to make a determination regarding this issue any time it elects a new CEO and thereafter as deemed appropriate.

During 2018, the Company maintained separate CEO and Chairman roles. If a different determination is made in the future regarding the separation of the Chairman and CEO positions, such that the CEO is the Chairman, a Lead Director shall be elected by the Board to serve as a liaison between the Chairman and the independent directors, lead executive sessions of the Board, have authority to call meetings of the independent directors, lead the Board in discussions concerning the CEO’s employment and performance and CEO succession, and perform such other duties and responsibilities as requested by the Board.

BENEFICIAL OWNERSHIP OF COMMON STOCK OF THE COMPANY

The following table sets forth information, as of March 31, 2019 (unless noted otherwise), regarding the beneficial ownership of our Common Stock by: (1) each of our current directors and nominees for director; (2) each of our current named executive officers; (3) all of our directors and executive officers as a group; and (4) each person or entity we know that beneficially owns more than 5% of our outstanding shares of Common Stock.

Beneficial ownership for the purposes of this table is determined in accordance with the rules and regulations of the SEC. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares that the stockholder has the right to dispose of or acquire within 60 days of March 31, 2019. Common stock subject to options, regardless of whether such arrangement is currently in the money, that are currently exercisable within 60 days of March 31, 2019, are deemed to be outstanding and beneficially owned by the holder of the options, and Common Stock issuable upon vesting of restricted stock units (“RSUs”) that are vested, or will vest within 60 days of March 31, 2019, is deemed to be outstanding and beneficially owned by the holder of such RSUs. The shares underlying any outstanding options or RSUs, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other stockholder.

2019 Proxy Statement	33

PROPOSAL 1 – ELECTION OF DIRECTORS

Percentages of beneficial ownership are based on 484,235,663 shares of Common Stock outstanding as of March 31, 2019. Except as disclosed in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of Common Stock shown as beneficially owned by the stockholder. All percentages and share amounts are approximate based on current information available to us. The information available to us may be incomplete.

	Amount and Nature of Shares Beneficially Owned

Name	Number	Percent of Class
5% Stockholders
Brookfield Asset Management Inc. Managed Entities(1)	66,370,568	13.71%
The Vanguard Group, Inc.(2)	37,197,151	7.68%
FMR LLC(3)	36,600,707	7.56%
Directors, Nominees and Executive Officers
Hilary E. Ackermann(4)	35,623	*
Gavin R. Baiera(5)	11,855	*
Paul M. Barbas(6)	38,618	*
Brian K. Ferraioli(7)	18,671	*
Scott B. Helm(8)	33,167	*
Jeff D. Hunter(9)	28,998	*
Cyrus Madon(10)	66,370,568	13.71%
Curtis A. Morgan(11)	500,543	*
Geoffrey D. Strong(12)	0	0%
John R. Sult(13)	36,598	*
Bruce E. Zimmerman(14)	0	*
James A. Burke(15)	294,378	*
Sara Graziano(16)	92,939	*
J. William Holden(17)	198,331	*
Scott A. Hudson(18)	86,794	*
Carrie Lee Kirby(19)	114,270	*
Stephanie Zapata Moore(20)	94,030	*
Stephen J. Muscato(21)	86,795	*
Christy Dobry(22)	22,338	*
All Directors, Director Nominees and current Executive Officers as a group (19 persons)	68,031,349	14.05%

*	Percentage ownership of less than one percent.

(1)

Reflects shares of Common Stock held by entities affiliated with and/or with accounts managed by affiliates of Brookfield Asset Management Inc. The registered holders of shares include BCP Titan Aggregator, L.P., BCP Titan Sub Aggregator, L.P., Brookfield Titan Holdings LP, 11 co-investment limited partnership vehicles of which Titan Co-Investment GP, LLC is the general partner, Longhorn Capital GS LP and Seismic Holding LLC (collectively, the “investment vehicles”).

The following Brookfield entities, which do not themselves hold any shares of Common Stock but which are controlling entities of certain of the investment vehicles, may be deemed to constitute a “group” with the investment vehicles within the meaning of Section 13(d)(3) under the Exchange Act and Rule 13d-5(b)(1) thereunder and each member of the “group” may be deemed to beneficially own all shares of Common Stock held by all members of the “group” set forth in the table above: Brookfield Asset Management Inc., Partners Limited, Brookfield Private Equity Inc., Brookfield US Corporation, Brookfield Private Equity Holdings LLC, Brookfield Private Equity Direct Investments Holdings LP, Titan Co-Investment GP, LLC, Brookfield Private Equity Group Holdings LP, Brookfield Capital Partners Ltd., Brookfield Holdings Canada Inc., Brookfield Private Funds Holdings Inc., Brookfield Canada Adviser and Brookfield Asset Management Private Institutional Capital Adviser (Canada), L.P. (“BAMPIC”).

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PROPOSAL 1 – ELECTION OF DIRECTORS

The total number of reported shares includes the shares beneficially owned by Seismic Holding LLC. By virtue of various agreements and arrangements with Seismic Holding LLC, Brookfield Asset Management Inc. and certain of the investment vehicles share beneficial ownership of shares beneficially owned by Seismic Holding LLC.

Each of the investment vehicles expressly disclaims, to the extent permitted by applicable law, beneficial ownership of any shares of Common Stock held by each of the other investment vehicles and the existence of a “group” involving the other investment vehicles or other Brookfield affiliates set forth in this footnote.

The address of each Brookfield-managed entity (other than Seismic Holding LLC) is c/o BAMPIC, 250 Vesey Street, 15th Floor, New York, New York 10281.

Seismic Holding LLC directly holds 15,900,800 shares of the Issuer. In addition, Seismic Holding may be deemed to have beneficial ownership of all the shares held by entities affiliated with Brookfield Asset Management Inc. set forth in footnote (1) to this table, by virtue of various agreements and arrangements that may be deemed to grant Seismic Holding LLC voting power and/or investment power with respect to the shares held by such entities, including the shares held by Longhorn Capital GS LP, of which Seismic Holding LLC is a limited partner with powers that may be deemed to constitute voting power and/or investment power with respect to the shares held by the limited partnership.

The total number of reported shares is included in the total described in footnote (1) to this table. Each of Seismic Holding LLC and its controlling persons expressly disclaims, to the extent permitted by applicable law, the existence of a “group” (within the meaning of Section 13(d)(3) under the Exchange Act and Rule 13d-5(b)(1) thereunder) involving such Brookfield entities and beneficial ownership of any shares of common stock held by any of the Brookfield entities (including Longhorn Capital GS LP), with the exception of the 6,980,301 shares held by Longhorn Capital GS LP in which Seismic Holding LLC has an interest. Seismic Holding LLC is 100% indirectly owned by Qatar Investment Authority. The address of Seismic Holding LLC is Q-Tel Tower, 8th Floor, Diplomatic Area Street, West Bay, P.O. Box 23224, Doha, State of Qatar.

(2)	Reflects shares of Common Stock held as of December 31, 2018. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19655.
(3)	Reflects shares of Common Stock held as of December 31, 2018. The address of FMR LLC is 245 Summer Street, Boston, MA 02110.
(4)	29,059 of the shares reported are shares of Common Stock owned directly by Ms. Ackermann. 6,564 are unvested RSUs that will vest May 1, 2019.
(5)

5,291 of the shares reported are shares of Common Stock directly owned by Mr. Baiera. 6,564 are unvested RSUs that vest May 1, 2019. The shares reported exclude 6,660,717 shares of Common Stock owned by funds and accounts managed by Centerbridge Partners, L.P as of December 31, 2018. To the extent Mr. Baiera is deemed to be the beneficial owner of any such shares beneficially owned by the Centerbridge Partners, L.P. and its managed entities, Mr. Baiera expressly disclaims beneficial ownership thereof.

(6)	32,054 of the shares reported are shares of Common Stock owned directly by Mr. Barbas. 6,564 are unvested RSUs that will vest May 1, 2019.
(7)	12,107 of the shares reported are shares of Common Stock owned directly by Mr. Ferraioli. 6,564 are unvested RSUs that will vest May 1, 2019.
(8)	23,102 of the shares reported are shares of Common Stock owned directly by Mr. Helm. 10,065 are unvested RSUs that will vest May 1, 2019.
(9)

22,434 of the shares reported are shares of Common Stock owned directly by Mr. Hunter. 6,564 are unvested RSUs that will vest May 1, 2019. In May 2018, the 10,000 shares that were previously reported as being pledged by Mr. Hunter were fully and unconditionally released from such pledge.

(10)

All of the shares reported are beneficially owned by the Brookfield Asset Management Inc. Managed Entities as disclosed in footnote (1) to this table and may be deemed to be beneficially owned by Mr. Madon as the senior managing partner of Brookfield Asset Management Inc. To the extent Mr. Madon is deemed to be the beneficial owner of any such shares beneficially owned by the Brookfield Asset Management Inc. Managed Entities, Mr. Madon expressly disclaims beneficial ownership thereof.

(11)	Of these reported shares, 168,630 are shares of Common Stock owned directly by Mr. Morgan and 331,913 are vested stock options owned directly by Mr. Morgan.
(12)

Mr. Strong is associated with Apollo Management, L.P. (“Apollo Management”) and its affiliate, Apollo Management Holdings, L.P. (“Management Holdings”). Affiliates of Apollo Management and Management Holdings directly or indirectly serve as investment managers, portfolio managers, investment advisors, and in some cases serve as general partners of, the Apollo Funds. As such, Management Holdings, Apollo Management and its affiliated investment managers or investment advisors may be deemed to beneficially own the shares of Common Stock held by certain of the Apollo Funds. Mr. Strong disclaims beneficial ownership of all of the shares of Common Stock that may be deemed to be beneficially owned by the Apollo Funds, Apollo Management, Management Holdings or any of their affiliated investment managers or advisors. The address of Mr. Strong is c/o Apollo Management, L.P., 9 West 57th Street, 43rd Floor, New York, New York 10019.

(13)	30,034 of the shares reported are shares of Common Stock owned directly by Mr. Sult. 6,564 are unvested RSUs that will vest May 1, 2019.
(14)	Mr. Zimmerman joined the Board effective June 27, 2018; accordingly, the 5,870 RSUs received in connection with his appointment will vest July 2, 2019.
(15)

Of these reported shares, 54,715 are shares of Common Stock owned directly and 260 shares of Common Stock owned indirectly by Mr. Burke and 239,403 are vested stock options owned directly by Mr. Burke.

(16)	Of these reported shares, 17,406 are shares of Common Stock owned directly by Ms. Graziano and 75,533 are vested stock options owned directly by Ms. Graziano.
(17)	Of these reported shares, 40,376 are shares of Common Stock owned directly by Mr. Holden and 157,955 are vested stock options owned directly by Mr. Holden.
(18)	Of these reported shares, 20,412 are shares of Common Stock owned directly by Mr. Hudson and 66,382 are vested stock options owned directly by Mr. Hudson.
(19)	Of these reported shares, 19,059 are shares of Common Stock owned directly by Ms. Kirby and 95,211 are vested stock options owned directly by Ms. Kirby.
(20)	Of these reported shares, 18,317 are shares of Common Stock owned directly by Ms. Moore and 75,713 are vested stock options owned directly by Ms. Moore.
(21)	Of these reported shares, 20,413 are shares of Common Stock owned directly by Mr. Muscato and 66,382 are vested stock options owned directly by Mr. Muscato.
(22)	Of these reported shares, 4,820 are shares of Common Stock owned directly by Ms. Dobry and 17,518 are vested stock options owned directly by Ms. Dobry.

2019 Proxy Statement	35

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

The objectives of our executive compensation program are to align executives’ interests and those of our stockholders in accordance with the Company’s compensation philosophy. This Compensation Discussion and Analysis (“CD&A”) describes the elements, implementation, and 2018 results of our executive compensation program.

At our 2018 Annual Meeting of Stockholders, we received over 99% support for our say-on-pay proposal. As a result, we believe that our stockholders recognize that our compensation philosophy reflects our commitment to pay for performance.

Additionally, in 2018, we undertook several transformative initiatives to enhance our earnings, expand our geographical footprint, reduce and lower the cost of our debt and create significant stockholder value, resulting in the following:

•

Closed merger with Dynegy ahead of schedule and without any required divestiture of ERCOT gas-fueled power plants; achieved a total of $385 million of Dynegy merger Adjusted EBITDA and OPI value lever targets by year-end 2018.

•	Successfully integrated the Dynegy business and employees.

•

Returned capital to stockholders through $1.75 billion in announced share repurchases, of which $778 million (including related fees and expenses) had been completed at year-end 2018 and continued rotation of our stockholder base, with traditionally long-term investors replacing Apollo and Oaktree as our second and third largest stockholders.

•

Adopted annual dividend program of $0.50 per share on an annual basis and paid initial quarterly dividend of $0.125/share in March 2019 to stockholders of record, with management estimating annual dividend growth rate of approximately 6–8% per share.

•	Stock price increased by over 25% during 2018, outperforming the S&P 500 by more than 30%.

•

Completed credit refinancing in connection with consolidation of Vistra and legacy Dynegy credit agreements, reducing annual interest expense by approximately $185 million through the refinancing and repayment of over $10 billion aggregate principal amount of indebtedness and revolving credit commitments in 2018.

•

On track to achieve our leverage target of approximately 2.5x net debt to EBITDA (or approximately 2.7x gross debt to EBITDA) by year-end 2020, reflecting management’s strong focus on fiscal discipline and effective capital allocation.

•

Grew ERCOT residential retail customer counts by 15,000 residential customers, the largest increase since 2008; launched new digital platform for multifamily customers; and enhanced customer experience initiative.

•

Announced Moss Landing battery storage project, a 300-megawatt (“MW”) / 1,200-megawatt hour (“MWh”) battery project with an associated 20-year resource adequacy contract that will be the largest of its kind in the world (on a MWh basis).

•	Entered renewable market with commercial operations of 180-MW Upton 2 solar facility on June 1, 2018 and 10-MW/42-MWh Upton 2 battery project on December 31, 2018.

•

For 2018, our Total Recordable Incident Rate (TRIR), was 0.82 for the entire company, including generation, corporate and retail functions, which corresponds to top quartile performance when comparing against industry peers using the Edison Electric Institute Total Company 2017 data.

Compensation Philosophy

Vistra Energy has a pay-for-performance compensation philosophy, which places an emphasis on pay-at-risk; a significant portion of our executive officers’ compensation is comprised of variable compensation. Vistra Energy’s compensation program is intended to attract and motivate top-talent executive officers as leaders and compensate executive officers appropriately for their contribution to the attainment of Vistra Energy’s financial, operational and strategic objectives. In addition, Vistra Energy believes it is important to retain our top-tier talent and strongly align their interests with our stockholders by emphasizing incentive-based compensation. To achieve the goals of our compensation philosophy, Vistra Energy believes that:

•	the overall compensation program should emphasize variable compensation elements that have a direct link to overall corporate performance and stockholder value;

36	2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

•	the overall compensation program should place an increased emphasis on pay-at-risk with increased levels of responsibility;

•	the overall compensation program should attract, motivate, engage and retain top-talent executive officers to serve in key roles; and

•

an executive officer’s individual compensation level should be based upon an evaluation of the financial and operational performance of that executive officer’s business unit or area of responsibility as well as the executive officer’s individual performance.

2018 Named Executive Officers

Name	Title	Recent Experience
Curtis A. Morgan	President and Chief Executive Officer (CEO)	Prior to joining Vistra Energy, he served as the Operating Partner with Energy Capital Partners and CEO and President of EquiPower Resources Corp., a power generation company, since May 2010.
James A. Burke	Executive Vice President and Chief Operating Officer

Prior to joining Vistra Energy, he served as Executive Vice President of the Predecessor since February 2013 and President and Chief Executive of TXU Energy (a subsidiary of Vistra Energy) since August 2005.

J. William Holden	Executive Vice President and Chief Financial Officer (CFO)

Prior to joining Vistra Energy, he served as an EVP and Senior Advisor at The Taffrail Group, LLC, an international strategic-advisory firm, since February 2013. From December 2010 until January 2013, Mr. Holden served as the EVP and CFO of GenOn Energy, Inc.

Scott A. Hudson	Senior Vice President and President of Retail	Prior to joining Vistra Energy, he served as Senior Vice President and Chief Operating Officer of TXU Energy (a subsidiary of Vistra Energy) since 2011.
Stephen J. Muscato	Senior Vice President and Chief Commercial Officer	Prior to joining Vistra Energy, he served as Senior Vice President and Chief Commercial Officer of Luminant (a subsidiary of Vistra Energy) since 2011.

These five employees represent Vistra Energy’s Named Executive Officers for 2018—while this Proxy Statement specifically discusses the compensation relating to Vistra Energy’s Named Executive Officers, the practices and programs described herein generally extend more broadly across Vistra Energy’s executive leadership team.

2019 Proxy Statement	37

COMPENSATION DISCUSSION AND ANALYSIS

PERFORMANCE OVERVIEW

In this section, Vistra Energy provides highlights of our performance in 2018, reflecting factors considered by the Compensation Committee in assessing variable pay outcomes for the Named Executive Officers.

SUMMARY OF THE KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

We Do…		We Do Not…
✓

Pay for Performance using a compensation structure that includes performance-based Executive Annual Incentive Plan (“EAIP”) and long-term incentive plan awards that are aligned with stockholder interests

		×	Offer supplemental executive retirement plan benefits
		×	Engage in option backdating or re-pricing
✓	Provide long-term incentive plan awards that are substantially performance-based and include Performance Share Units	×	Permit hedging or pledging of our Common Stock by Directors or Officers without Company approval
		×	Provide excise tax assistance upon a change in control
✓	Have change in control benefits that are subject to “double trigger” provisions, requiring both the occurrence of a change in control event and an involuntary termination	×	Provide any material perquisites to executives, other than reimbursement for relocation expenses, financial planning and tax advice
✓	Maintain stock ownership requirements for CEO and Executive Vice Presidents that require attainment of ownership levels before equity transactions can occur	×	Encourage excessive risk or inappropriate risk taking though our incentive programs; our plans focus on aligning our compensation policies with the long-term interests of our stockholders
✓	Have a clawback mechanism in place for incentive awards	×	Guarantee bonuses
✓	Have an independent compensation consultant that reports directly to the Compensation Committee	×	Provide loans from the Company to any executives or directors
✓

Conduct an annual risk assessment to ensure that the structure and design of our incentive compensation programs are not reasonably likely to result in excessive risk-taking that could have a material adverse impact on the Company

Emphasis on “At Risk”/Performance-Based Pay

The Compensation Committee is committed to rigorous, market-based compensation and corporate governance practices. It further believes the decisions regarding 2018 compensation were made to ensure continued alignment of executive compensation with the Company’s results, and the Compensation Committee designed the majority of Vistra Energy’s Named Executive Officers’ compensation to be linked directly to individual, corporate, business unit (or area of responsibility) and company stock price performance. For example, each Named Executive Officer’s annual performance-based cash bonus is based primarily on the achievement of certain corporate and business unit financial and operational targets, and the annual equity grants made in the fourth quarter of 2017 to the Named Executive Officers were awarded in the form of stock options, RSUs and PSUs. In April 2018, in connection with the Dynegy merger closing, the Board awarded various executives, including the Named Executive Officers, a special, performance-contingent stock option award (the “Merger Equity Awards”), with 50% vesting on the fourth anniversary of the grant, and the remaining 50% vesting on the fifth anniversary of the grant, in each case subject to achievement of merger-related performance hurdles. The size of the Merger Equity Awards in 2018 were determined based on an evaluation of each executive’s roles and responsibilities within the combined company and were tailored to provide additional incentives to achieve various synergy and merger value lever targets that will improve Vistra Energy’s financial performance and enhance stockholder value.

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COMPENSATION DISCUSSION AND ANALYSIS

For 2018, 92% of our CEO’s compensation and 84% of our other Named Executive Officers’ compensation (i.e., base salary, annual short-term incentives and long-term incentives) was “at risk” compensation directly contingent on performance. Actual annual bonuses and long-term incentive awards are subject to the achievement of pre-established performance targets and designed to link directly to enhanced shareholder value. Base salary and other fixed elements of compensation are essential to any compensation program and relevant to the recruitment and retention of top talent. However, we believe that “at risk” compensation for our most senior executives should be a significant portion of their pay mix. Our 2018 compensation reflects this philosophy. The following charts illustrate the 2018 pay mix for our CEO and the average of the other Named Executive Officers.

2018 Named Executive Officer Compensation Overview *

Chief Executive Officer Annualized 2018 Targeted Pay Mix	Average Other Named Executive Officers – Annualized 2018 Targeted Pay Mix

*

Totals reflected in charts exclude other de minimis compensation amounts. Please see “Summary Compensation Table—2018” beginning on page 53 for details regarding the 2018 compensation of the Named Executive Officers.

(1)

The only equity grants made to the Named Executive Officers in 2018 were performance-based stock option grants made in April 2018 to various executives, including the Named Executive Officers, in connection with the closing of the Dynegy merger. Please see “Special Stock Option Grants (Merger Equity Awards)” on page 48 for more details regarding the Merger Equity Awards.

Performance Highlights

Vistra Energy’s Executive Annual Incentive Plan places the greatest weighting on a combination of (i) adjusted Earnings Before Interest, Taxes, Depreciation and Amortization, which reflects EBITDA as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement obligations, reorganization items, and certain other items deemed appropriate by the Company from time to time (“Adjusted EBITDA”), (ii) total costs and (iii) adjusted free cash flow, which reflects cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures, including capital expenditures for growth investments, other net investment activities, preferred stock dividends, and other items deemed appropriate by the Company from time to time (“Adjusted Free Cash Flow”). Together, these metrics demonstrate the results of the organization’s focus on achieving business results while exercising discipline in cost decisions. As seen below, Adjusted EBITDA exceeded its target for 2018, which was set at the midpoint of the revised guidance set following the close of the Dynegy merger, while cost management significantly outperformed its target, and Adjusted Free Cash Flow exceeded its target as well, collectively contributing to strong incentive plan payouts.

2018 EAIP Performance Summary; Select Metrics	Target	Actual	Percentage of Target
Vistra Energy Adjusted EBITDA ($ mm)	$2,715	$2,742	101.0%

Cost Management ($ mm)	$2,431	$2,221	109.5%

Adjusted Free Cash Flow ($mm)	$1,350	$1,463	108.4%

2019 Proxy Statement	39

COMPENSATION DISCUSSION AND ANALYSIS

CORPORATE GOVERNANCE PRACTICES

In this section, Vistra Energy provides details of its corporate governance framework, procedures and practices as they relate to Named Executive Officer compensation.

Compensation Committee

Vistra Energy’s Compensation Committee is comprised of three independent directors (Gavin R. Baiera, Paul M. Barbas, and Jeff D. Hunter), whose primary responsibilities are to:

•	Determine and oversee the compensation program of Vistra Energy, including making recommendations to the Board with respect to the adoption, amendment or termination of compensation and benefits plans, arrangements, policies and practices;

•	Evaluate the performance of Vistra Energy’s executive officers;

•	Approve compensation of Vistra Energy’s executive officers (other than the CEO) based on those evaluations, together with the CEO’s recommendations; and

•	Recommend CEO compensation to the full Board for approval.

Governance Structure

The Compensation Committee’s charter can be found on Vistra Energy’s website at: https://www.vistraenergy.com/wp-content/uploads/
2018/11/Compensation-Committee-
Charter-10-30-2018.pdf

Advisors to the Compensation Committee

Independent Advisors

During 2018, Willis Towers Watson provided ongoing advisory services to Vistra Energy and the Compensation Committee on various aspects of Vistra Energy’s executive compensation and benefits practices, including, but not limited to, the development of the compensation structure.

In accordance with its charter, the Compensation Committee determined that Willis Towers Watson is sufficiently independent to appropriately advise the Compensation Committee on compensation matters and that its relationship with Willis Towers Watson does not give rise to any conflict of interest. Going forward, the Compensation Committee expects that it will continue to engage compensation consultants when and as appropriate, and will conduct an assessment of consultants’ independence prior to any such engagement.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION PHILOSOPHY

In this section, Vistra Energy provides details of the Named Executive Officer compensation framework, practices and outcomes for 2018.

Compensation Philosophy

Vistra Energy’s compensation program is intended to attract and motivate top-talent executive officers as leaders and compensate executive officers appropriately for their contribution to the attainment of our financial, operational and strategic objectives. In addition, Vistra Energy believes it is important to retain our top-tier talent and strongly align their interests with our stockholders’ interests by emphasizing incentive-based compensation. Vistra Energy utilizes the following elements of compensation to achieve these objectives:

Compensation Element	Summary and Linkage to Philosophy
Base Salary	• A fixed element of compensation to provide a stable source of income • Provides market competitive compensation to attract and retain talent
Annual Incentive

•  A cash-based award that encourages executives to focus on specific corporate, business unit and individual performance goals

•  Is earned only if threshold financial, operational and/or strategic objectives are met

Stock Options

•  Rewards long-term stockholder value creation as stock options only provide value when the stock price appreciates

•  Provides wealth-building opportunity and aligns executives with stockholder interests

Restricted Stock Units	• Rewards long-term stockholder value creation • Enhances executive stock ownership and promotes retention
Performance Share Units	• Rewards long-term stockholder value creation and encourages executives to focus on long-term performance goals • Emphasizes long-term view with three-year horizon
Benefits	• Keeps program competitive and provides protection for executives
Perquisites	• Perquisites are limited in amount and use

Compensation Determination Process

Use of Market Data

Vistra Energy establishes target compensation levels that are consistent with market practice and internal equity considerations (including position, responsibility and contribution) relative to base salaries, annual incentives and long-term incentives, as well as with the Compensation Committee’s assessment of the appropriate pay mix for a particular position. In order to gauge the competitiveness of our compensation programs, Vistra Energy reviews compensation practices and pay opportunities from the energy services industry and general industry survey data, as well as from a selection of publicly-traded peer companies. Vistra Energy attempts to position itself to attract and retain qualified senior executives in the face of competitive pressures in our relevant labor markets.

Specifically during 2018, Vistra Energy used information regarding the pay practices of the energy services industry and general industry companies provided by our compensation consultant, regressed to Vistra Energy’s revenue size. Vistra Energy believes that revenue is an appropriate indicator of the size and complexity of an organization, which should be considered in determining compensation levels. The compensation data resulting from this analysis was a significant factor considered by the Compensation Committee with respect to its executive compensation decisions for the Named Executive Officers.

2019 Proxy Statement	41

COMPENSATION DISCUSSION AND ANALYSIS

During 2018, Vistra Energy also utilized a compensation peer group as an additional reference point when determining executive compensation. This peer group consisted of a select group of companies that the Compensation Committee believes are representative of the talent market in which Vistra Energy competes. Vistra Energy’s compensation peer group consisted of the following companies for 2018:

The AES Corporation	Entergy Corporation	FirstEnergy Corp.

NRG Energy, Inc.	PG&E Corporation	Public Service Enterprise Group Incorporated

The Compensation Committee does not target any particular level of total compensation or individual component of compensation against the peer group; rather, the Compensation Committee considers the range of total compensation provided by Vistra Energy’s peers, together with information from published surveys, in determining the appropriate mix and level of total compensation for our executives.

Compensation of the CEO

In determining the compensation of the CEO, the Compensation Committee annually follows a thorough and detailed process. At the end of each year, the Compensation Committee reviews an assessment of the CEO, prepared by the Chief Administrative Officer with input from the CEO, regarding the CEO’s performance and the performance of Vistra Energy’s businesses, and meets (with and without the CEO) to evaluate and discuss his performance and the performance of Vistra Energy’s businesses.

While the Compensation Committee tries to ensure that a substantial portion of the CEO’s compensation is directly linked to his performance and the performance of Vistra Energy’s businesses, the Compensation Committee also seeks to set his compensation in a manner that is competitive with compensation for similarly performing executive officers with similar responsibilities in companies Vistra Energy considers to be our peers.

Compensation of Other Named Executive Officers

In determining the compensation of each of Vistra Energy’s Named Executive Officers (other than the CEO), the Compensation Committee seeks the input of the CEO. At the end of each year, the CEO reviews a self-assessment prepared by each Named Executive Officer and assesses the Named Executive Officer’s performance against business unit (or area of responsibility) and individual goals and objectives. The Compensation Committee and the CEO then review the CEO’s assessments of such Named Executive Officers and, in that context, the Compensation Committee decides and approves the compensation for each Named Executive Officer.

Role of the Compensation Consultant

To add rigor in the review process and to inform the Compensation Committee of market trends, the Compensation Committee engages the services of Willis Towers Watson, an independent executive compensation consultant, to analyze Vistra Energy’s executive compensation structure and plan designs and to assess whether the compensation program is competitive and supports the Compensation Committee’s goal to align the interests of executive officers with those of stockholders. Willis Towers Watson may also directly provide the Compensation Committee with market data, which the Compensation Committee references when determining compensation for executive officers. The Compensation Committee has authorized Willis Towers Watson to interact with Vistra Energy’s management, as needed, on behalf of the Compensation Committee. Willis Towers Watson does not provide any other services to Vistra Energy outside of matters pertaining to executive and director compensation and related corporate governance matters.

The Compensation Committee has the sole authority to approve the independent compensation consultant’s fees and terms of the engagement. Thus, the Compensation Committee annually reviews its relationship with, and assesses the independence of, Willis Towers Watson to ensure executive compensation consulting independence.

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Base Salary

Vistra Energy believes that base salary should consider the scope and complexity of an executive officer’s position and the level of responsibility required to perform his or her job. It also believes that a competitive level of base salary is required to attract, motivate and retain qualified talent. Vistra Energy wants to ensure our cash compensation is competitive and sufficient to incent executive officers to remain with Vistra Energy, recognizing our high-performance expectations across a broad set of operational, financial, customer service and community-oriented goals and objectives.

The Compensation Committee regularly reviews base salaries and periodically engages Willis Towers Watson, our independent compensation consultant, to conduct compensation surveys to ensure the base salaries are market-competitive, while also serving as an effective retention tool. The Compensation Committee may also review an executive officer’s base salary from time to time during a year, including if the executive officer is given a promotion or if his or her responsibilities are significantly modified.

Base salaries for each of Messrs. Morgan, Burke and Holden were initially set by their respective employment agreements, and base salaries for each of Messrs. Hudson and Muscato were determined based on market data, role and responsibilities. Subject to the employment agreements with Messrs. Morgan, Burke and Holden, which are described under “Employment Arrangements and Severance Benefits” beginning on page 50, the Compensation Committee may change the base salaries for all of the Named Executive Officers at any time based on updated market data, updated roles and responsibilities and the CEO’s recommendation. Board approval is required to change the base salary for Mr. Morgan.

As a result of the Dynegy merger and the corresponding increase in the size, geography and complexity of the combined company, together with the increased responsibilities for each of the Named Executive Officers, in May 2018, the Compensation Committee reassessed the compensation mix of our Named Executive Officers and engaged Willis Towers Watson to conduct a compensation survey of our peer companies. Based on a review of the enhanced roles and responsibilities of each Named Executive Officer resulting from and the market assessment conducted following the close of the Dynegy merger, the Compensation Committee and the Board approved salary increases for each of the Named Executive Officers in May 2018. The resulting base salaries are reflected the table below.

Name	2018 Base Salary	Pre-Merger Base Salary	Percentage Increase
Curtis A. Morgan	$1,130,000	$950,000	19.0%

James A. Burke	$800,000	$750,000	6.7%

J. William Holden	$610,000	$590,000	3.4%

Stephen J. Muscato	$550,000	$475,769	15.6%

Scott A. Hudson	$525,000	$475,769	10.4%

Annual Incentive Plan

Summary

The EAIP provides an annual performance-based cash bonus for the successful attainment of certain financial and operational performance targets that are established annually by the Compensation Committee. Under the terms of the EAIP, performance against these targets, which are set at challenging levels to incentivize exceptional performance (while at the same time balancing the needs for safety and investment in Vistra Energy’s business), drives bonus funding.

Performance Framework

As a general matter, target-level performance is based on Vistra Energy’s board-approved financial and operational plan (the Financial Plan) for each upcoming year. The Compensation Committee sets high expectations for Vistra Energy’s executive officers and therefore annually selects a target performance level that constitutes above average

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performance for the business, which the Compensation Committee expects the business to achieve during the upcoming year. Threshold and superior levels are for performance levels that are below or above Financial Plan-based expectations, respectively. Based on the level of attainment of these performance targets, an aggregate EAIP funding percentage amount for all participants is determined.

Target Opportunity (as a % of Salary)

Target cash bonus awards are set for each executive officer as a percentage of their base salary. Performance payouts on financial metrics are equal to, for any particular metric, 100% if the target amount is achieved, 50% if the threshold amount is achieved and 200% if the superior amount is achieved. Actual performance payouts are interpolated on a linear basis, as applicable, with a maximum performance payout for any particular metric being equal to 200%. These results are then adjusted by an individual performance modifier as described below.

Similar to base salary, following the close of the Dynegy merger, the Compensation Committee utilized the market-based compensation survey provided by Willis Towers Watson to review and adjust the target bonus percentages for the Named Executive Officers to ensure such targets were competitive with those of our peers, as reflected on the table below. The bonus calculations for 2018 are based on a prorated formula with the former and new base salaries and bonus targets.

2018 EAIP Target Opportunities	2018 EAIP Target %(1)	Pre-Merger Target %(1)
Curtis A. Morgan President and CEO	125%	100%

James A. Burke EVP and Chief Operating Officer	100%	90%

J. William Holden EVP and CFO	90%	90%

Stephen J. Muscato SVP and Chief Commercial Officer	85%	75%

Scott A. Hudson SVP and President of Retail	85%	75%

(1)	Described as a percentage of base salary

Financial and Operational Performance Targets for 2018

The following table provides a summary (including relevant weighting) of the corporate performance targets under the EAIP for Vistra Energy, including the Named Executive Officers:

Named Executive Officer Vistra Scorecard Metrics	Weight	Target	Performance	Results Achieved	Actual Payout
Vistra Energy Adjusted EBITDA ($ mm)	20%	$2,715	$2,742	25%	—

Cost Management ($ mm)	20%	$2,431	$2,221	40%	—

Adjusted Free Cash Flow ($ mm)	20%	$1,350	$1,463	40%	—

Luminant Operational and Financial Metrics (%)	20%	100%	170%	34%	—

Retail Operational and Financial Metrics (%)	20%	100%	112%	24%	—

Total	100%			162%	159%

Vistra Energy focuses the majority of our metrics on financial parameters that align with stockholder value: Adjusted EBITDA, Cost Management, and Adjusted Free Cash Flow. Vistra Energy performed well against each of these metrics in 2018. The target for Adjusted EBITDA was set at the midpoint of guidance in order to drive strong performance. The organization took a disciplined approach to maximizing the combination of these three key metrics. In addition to the Vistra Energy financial metrics, the Compensation Committee set goals to ensure that the management team was

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continuing to drive the performance of each of the key business units, Luminant and Retail. The Luminant Operational and Financial Metrics consist of core processes that lead to consistent and safe operations while also driving the Luminant portion of the Vistra Energy financial metrics. Retail Operational and Financial Metrics focus on core customer operations that drive both high customer satisfaction and high performance of the Retail portion of the Vistra Energy Financial metrics.

While the Named Executive Officers achieved scorecard results warranting an annual bonus payout percentage of 162%, the Compensation Committee approved a recommendation by management and elected to use a consistent payment percentage of 159% for all eligible employees, including the Named Executive Officers, based upon an average of business performance relative to the targeted metrics across all business units.

Individual Performance Modifier

After approving actual performance against the applicable targets under the EAIP, and on a basis independent of such target performance calculations, the Compensation Committee and the CEO review the performance of each of Vistra Energy’s executive officers on an individual and comparative basis. Based on this review, which includes an analysis of both objective and subjective criteria, as determined by the Compensation Committee in its sole discretion, including the CEO’s recommendations (with respect to all executive officers other than himself), the Compensation Committee approves an individual performance modifier for each executive officer.

Under the terms of the EAIP, the individual performance modifier can range from an outstanding rating (150%) to an unacceptable rating (0%). To calculate an executive officer’s final annual cash incentive bonus, the executive officer’s corporate/business unit payout percentages are multiplied by the executive officer’s target incentive level, which is computed as a percentage of annualized base salary, and then by the executive officer’s individual performance modifier, subject to the aggregate cap of 200% of such executive officer’s target bonus for executives under employment agreements.

Additionally, certain executives, including the Named Executive Officers, were subject to an “executive limiter” in which the EAIP is capped at 50% of each executive’s target bonus if Vistra’s Energy’s Adjusted EBITDA did not meet the low end of Vistra Energy’s annual 2018 guidance. In the event that such Adjusted EBITDA targets were not met, the Board has complete discretion on any final annual cash incentive bonus paid to such executives subject to the “executive limiter.” In 2018, because Vistra Energy’s Adjusted EBITDA exceeded the low end of guidance, no “executive limiter” was applicable.

Actual Awards

The following table provides a summary of the 2018 performance-based cash bonus for each Named Executive Officer under the EAIP, and the discussion below highlights the key factors used in determining the awards. The Compensation Committee and the Board (as applicable) have now certified financial results for 2018 and approved the individual performance modifiers for all Named Executive Officers. All of the Named Executive Officers earned in excess of 100% of their respective target bonuses and were paid their approved bonuses in March 2019.

Mr. Morgan led the Vistra Energy organization through yet another transformational year in 2018. Notably, the Dynegy merger closed in the second quarter, and significant merger integration and value lever targets were announced in connection with the merger. These targets were subsequently increased in the third quarter of 2018 after further management evaluation and analysis was conducted, and by year-end 2018, the Company had realized a total of $195 million and achieved a total of $385 million of Dynegy merger Adjusted EBITDA and OPI value lever targets. Additionally, Mr. Morgan led Vistra Energy in significant capital allocation and growth investment initiatives that were announced in the second and third quarters of 2018, including an aggregate $1.75 billion share repurchase program, the initiation of an annual dividend program beginning in the first quarter of 2019, and announcements for developments of low-risk, favorable return battery storage projects at the Moss Landing and Upton 2 facilities. Throughout the year, Mr. Morgan led the combined company in its merger integration and value-creation efforts, while fostering a strong team environment for high performance and consistent decision-making. Given these and other significant achievements, the Board approved an individual performance modifier that increased Mr. Morgan’s incentive award.

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Mr. Burke played a key role in all of the decisions around the generation fleet in 2018. Notably, after the Dynegy merger he led the successful integration of the Dynegy generation fleet and the accelerated improvement of operational performance across the combined fleet. The combined company had strong safety performance, commercial availability, and mining productivity, while implementing operational performance initiatives across the fleet. Further operational performance and financial analysis led to the announcement of select plant closures in 2018, further positioning the combined company’s fleet for a strong 2019. The retail business had another strong year in 2018, including organic growth of residential customer counts in ERCOT by 15,000 residential customers, launching a new digital platform for multifamily customers, enhancing a customer experience initiative, and developing and implementing a strategy to drive organic retail expansion in the Midwest and Northeast markets. In addition, the retail organization achieved strong financial performance, customer satisfaction ratings, market share and continued innovation. Given these and other significant achievements, the Compensation Committee approved an individual performance modifier that increased Mr. Burke’s incentive award.

Mr. Holden also played a key role in the Dynegy merger that closed in the second quarter of 2018, while also leading the ongoing optimization of the combined company’s capital structure through the refinancing and repayment of over $10 billion aggregate principal amount of indebtedness and revolving credit commitments in 2018 and reducing interest expense by over $185 million annually on a pre-tax basis. Additionally, Mr. Holden was integral in Vistra Energy’s capital allocation initiatives, including attracting long-term investors through the announced $1.75 billion share repurchase program and the initiation of an annual dividend program beginning in the first quarter of 2019, while also leading the integrated finance organization and interfacing with investors.

Mr. Muscato led the commercial organization to another strong year. Notably, Mr. Muscato seamlessly integrated the Vistra Energy and Dynegy commercial teams for the competitive markets in which Dynegy previously operated, while also supporting the generation fleet and retail business and identifying additional key market dynamics and hedging strategies to drive value. Given these and other significant achievements, the Compensation Committee approved an individual performance modifier that increased Mr. Muscato’s incentive award.

Mr. Hudson continued to drive performance in the competitive ERCOT retail market through organic growth of residential customer counts in ERCOT in 2018 by 15,000 residential customers, launching a new digital platform for multifamily customers, enhancing a customer experience initiative, and developing and implementing a strategy to drive organic retail expansion in the Midwest and Northeast markets, while also leading the Dynegy retail integration. The retail business continues to deliver market leading customer service and market-leading innovation. The retail business developed key innovative products launched in the ERCOT market that led to further market share and customer satisfaction. Each segment of the retail business saw strong results and the overall retail business delivered strong financial results in various competitive markets across the U.S. Given these and other significant achievements, the Compensation Committee approved an individual performance modifier that increased Mr. Hudson’s incentive award.

Name	Target (% of salary)	Target Award ($ Value)	Actual Award ($)
Curtis A. Morgan	125%	$1,412,500	$2,305,304
James A. Burke	100%	$800,000	$1,388,005
J. William Holden	90%	$549,000	$777,346
Stephen J. Muscato	85%	$467,500	$799,418
Scott A. Hudson	85%	$446,250	$773,331

Long-Term Incentive Plan

The Board awarded our first annual equity grants under the Vistra Energy Corp. 2016 Omnibus Incentive Plan (the “2016 Incentive Plan”) to Vistra Energy’s Named Executive Officers in October 2017. In order to better align the grant and vesting cycles of annual equity awards within our overall annual compensation program, for the annual equity grants awarded in October 2017 (including those awarded to our Named Executive Officers), management recommended, and the Board approved, an extended vesting schedule of these annual equity awards whereby the first tranche of these equity awards would vest in March 2019, with each remaining tranche to vest ratably on an annual basis thereafter. As a result, annual equity awards were made in March 2019, and no annual equity awards were made in 2018.

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However, in connection with the Dynegy merger closing (in April 2018), the Board approved the Merger Equity Awards (as described under “Special Stock Option Grants (Merger Equity Awards)” on page 48) to various executives, including the Named Executive Officers, with 50% vesting on the fourth anniversary of the grant, and the remaining 50% vesting on the fifth anniversary of the grant, in each case subject to achievement of merger-based performance goals and continued employment.

Equity awards made under the 2016 Incentive Plan are intended to serve as a retention and motivational tool and align the interests of Vistra Energy’s executive officers with the interests of Vistra Energy’s stockholders and are determined based on an evaluation of internal pay equity, and compensation levels for comparable positions among peer companies, the energy services industry and general industry. Award values are benchmarked against overall market data and proxy data from Vistra Energy’s peer group. While no regularly scheduled equity awards were granted in 2018 to the Named Executive Officers (for the reasons described above), based on market data and consultations with Willis Towers Watson, the target mix in future years of each Named Executive Officer’s annual equity award is allocated as follows: 45% in PSUs, 30% in RSUs and the remaining 25% in stock options.

Awards Granted in 2018

2018 Merger Equity Awards	Total Grant Value
Curtis A. Morgan	$9,994,320
James A. Burke	$3,747,870
J. William Holden	$1,996,220
Stephen J. Muscato	$1,500,470
Scott A. Hudson	$1,500,470

As described above, given the extension to the granting and vesting schedule of equity awards made to the Named Executive Officers under the 2016 Incentive Plan, there were no regularly scheduled equity awards granted to the Named Executive Officers in 2018. Beginning in March 2019, the first tranche of the equity awards made to the Named Executive Officers (in October 2017) will vest, with each remaining tranche to vest ratably on an annual basis thereafter. Accordingly, as described under “Special Stock Option Grants (Merger Equity Awards)” on page 48, the only equity grant made to the Named Executive Officers during 2018 was the Merger Equity Awards granted in April 2018 in connection with the Dynegy merger. The description of other equity awards below, including certain grants made in 2017, is for descriptive purposes only and is reflective of the Vistra Energy’s characteristic goals to properly incentivize the Vistra Energy management team to realize long-term stockholder value creation, improve financial performance and grow a sustainable, high-performing business.

Performance Share Units (45% of 2017 Equity Grants; 0% of 2018 Equity Grants)

No PSUs were granted to the Named Executive Officers in 2018.

For 2017, 45% of the targeted equity value that was granted in the form of PSUs vests based on performance over a three-year period (with an extended vesting schedule for the 2017 grants as described above, with the first tranche vesting in March 2019). The initial metric approved for the PSUs was achieving positive net income in 2017. This metric was set for purposes of satisfying Section 162(m) of the Internal Revenue Code (“Section 162(m)”). In the first quarter of 2018, the Compensation Committee approved final metrics for the PSUs. As seen below, these metrics include Adjusted EBITDA, a metric to be set each year but measured based on cumulative three-year outcome; Generation Availability Index, a metric set each year but measured based on a three-year performance average target of 100%; and Retail Performance Index, a metric set each year but measured based on a three-year performance average target of 100%.

Performance Share Units Metrics Summary	Weight
Vistra Energy Adjusted EBITDA ($ mm)	70%
Generation Availability Index (%)	15%
Retail Performance Index (%)	15%

Total	100%

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The Compensation Committee believes these metrics will focus the Vistra Energy management team on long-term stockholder value creation and the development of a sustainable, high-performing business in an evolving market sector.

Restricted Stock Units (30% of 2017 Equity Grants; 0% of 2018 Equity Grants)

No RSUs were granted to the Named Executive Officers in 2018.

For 2017, 30% of the targeted value that was granted in the form of RSUs vests ratably over a three-year period (with an extended vesting schedule for the 2017 grants as described above, with the first tranche vesting in March 2019). The number of RSUs awarded to each executive in 2017 was determined by dividing the targeted RSU value for each executive by the closing price of the Common Stock on the grant date as reported on the NYSE in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718).

Stock Options (25% of 2017 Equity Grants; 100% of 2018 Equity Grants)

100% of the targeted equity value that was granted in 2018 to the Named Executive Officers was the Merger Equity Awards (as described below) in the form of non-qualified stock options, with 50% cliff vesting on the fourth anniversary of the grant, and the remaining 50% cliff vesting on the fifth anniversary of the grant, in each case subject to achievement of merger-based performance goals and continued employment.

For 2017, 25% of the targeted equity value that was granted in the form of non-qualified stock options vests ratably over a three-year period (with an extended vesting schedule for the 2017 grants as described above, with the first tranche vesting in March 2019) and expire after 10 years. Consistent with the 2016 Incentive Plan and Section 409A of the Internal Revenue Code, the exercise price of each option granted in 2017 was the closing price of the Common Stock on the trading day immediately prior to the date of grant as reported on the NYSE. The number of options granted in 2017 was determined by dividing the targeted stock option value for each executive by the value of each option, which was computed using the Black-Scholes option-pricing model using the same assumptions that Vistra Energy uses in calculating the compensation expense attributable to such grants under ASC 718.

Special Stock Option Grants (Merger Equity Awards)

In April 2018, in connection with the closing of the Dynegy merger, the Board awarded various executives, including the Named Executive Officers, the Merger Equity Awards as a special stock option award, with 50% vesting on the fourth anniversary of the grant, and the remaining 50% vesting on the fifth anniversary of the grant, in each case subject to the high level of performance resulting in the achievement of synergy targets identified and described by Vistra Energy as a result of the Dynegy merger. The synergy targets—namely, $500 million of EBITDA synergies and $235 million of after-tax Free Cash Flow synergies—come from all areas of the business and drive efficient and effective operations. These targets require significant effort across the business units, aimed at maximizing the stability of the business and shareholder value. Progress towards achieving these goals is reviewed quarterly with the Board of Directors. Consistent with the 2016 Incentive Plan and Section 409A of the Internal Revenue Code, the exercise price of each Merger Equity Award granted in 2018 was the closing price of the Common Stock on the trading day immediately prior to the date of grant as reported on the NYSE.

Thus far, the Company is on track to achieve the stated results, as described in the Annual Report. The results and achievement of these synergy targets, for purposes of vesting for these awards, will be reviewed by outside auditors and approved by the Board. The size of the Merger Equity Awards in 2018 were determined based on an evaluation of each executive’s roles and responsibilities within the combined company. The Compensation Committee believes these awards were appropriately tailored to provide additional incentives to achieve various synergy and merger value lever targets that will improve Vistra Energy’s financial performance and enhance stockholder value, while also serving as an effective retention and motivation tool for the Named Executive Officers.

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2018 Equity Awards

The values included in the following table reflect the fair value of such equity awards as of the grant date.

Name	# of Stock Options	Stock Option Value ($)	# of RSUs	# of PSUs	Total Value ($)
Curtis A. Morgan President and CEO	1,512,000	$9,994,320	—	—	$9,994,320
James A. Burke EVP and Chief Operating Officer	567,000	$3,747,870	—	—	$3,747,870
J. William Holden EVP and CFO	302,000	$1,996,220	—	—	$1,996,220
Stephen J. Muscato SVP and Chief Commercial Officer	227,000	$1,500,470	—	—	$1,500,470
Scott A. Hudson SVP and President of Retail	227,000	$1,500,470	—	—	$1,500,470

Future Equity Awards

In the future, the Compensation Committee may provide additional grants and forms of equity to drive certain aspects of Vistra Energy’s operating and financial performance as the Compensation Committee sees fit, and as supported by market data and the executive’s performance. The Compensation Committee believes that long-term incentive compensation is an important component of Vistra Energy’s compensation program because it has the potential for retaining and motivating executives, aligning executives’ financial interests with the interests of stockholders, and rewarding the achievement of Vistra Energy’s long-term strategic and financial goals. Accordingly, the Compensation Committee intends to grant annual equity awards to the Named Executive Officers in the normal course, consisting of RSUs, PSUs, and Stock Options and consistent with the awards previously made in 2017.

Stock Ownership Guidelines

We have stock ownership guidelines for our directors and executive officers. We believe that a significant ownership stake by directors and executive officers leads to a stronger alignment of interests between directors, executive officers and stockholders and support our corporate governance focus.

•

Directors. In July 2018, the Compensation Committee recommended, and the Board adopted, stock ownership guidelines for non-employee members of the Board. Accordingly, each non-employee directors of Vistra Energy who receives stock-based compensation (as further described in “2018 Director Compensation” on page 69 and “Non-Employee Director Stock-Based Compensation” on page 70) is required to own shares of Common Stock having a dollar value of at least five times the value of each member’s then-applicable annual cash board retainer (the “Director Stock Requirements”). Directors have five years from the date they first became a member of the Board to achieve the Director Stock Requirements. Ownership includes beneficial ownership of Common Stock, as well as RSUs and common stock equivalents. The Director Stock Requirements were adopted in order to more closely align the interests of directors and our stockholders.

•

Executive Officers. We have stock ownership requirements (the “Executive Stock Requirements”) that are designed to require our executive officers (i.e., CEO and each Executive Vice President) to achieve and maintain a minimum investment in the Common Stock at levels set by the Compensation Committee. Executive stock ownership guidelines are increasingly viewed as an important element of a company’s governance policies, and the Executive Stock Requirements are designed to further align executive interests with those of Vistra Energy stockholders. The Executive Stock Requirements for Mr. Morgan is five times his base salary and for each of Messrs. Burke and Holden is three times his respective base salary. Messrs. Morgan, Burke and Holden have five years from the date they were elected to their current office to achieve the Executive Stock Requirements. Messrs. Hudson and Muscato are not subject to the Executive Stock Requirements. For the purpose of calculating compliance with the Executive Stock Requirements, unvested RSUs and unvested stock options are not taken into account. There is a mandatory

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five-year compliance period, during which, each covered executive officer, as determined from time to time by the Board, is expected to retain any shares of stock acquired with the exercise of options or the lapse of restrictions on restricted stock, net of funds necessary to pay the exercise price of stock options and for payment of applicable taxes. At the end of the five-year period, if any executive fails to attain the required level of common stock ownership, action may be taken, in the discretion of the Nominating and Governance Committee considering all factors it deems relevant, including awarding annual incentive cash bonuses in the form of restricted shares or requiring an executive to refrain from disposing of any vested shares and shares realized from any option exercise.

Compensation Risk Analysis

The Company’s management team annually conducts an internal risk review and assessment process relative to general compensation plan risk factors (or the potential for unintended consequences), which is reviewed by our independent compensation consultant, Willis Towers Watson. The assessment of our compensation policies and practices includes, among other things, a review of: (1) our overall compensation pay structure; (2) the overall mix of compensation vehicles, including target and maximum compensation with respect to each plan; (3) the structure of the incentive plans; (4) other company pay plans; (5) the mix of cash and equity payouts at various compensation levels; (6) the performance time horizons used by our plans; (7) the use of multiple financial and operational performance metrics that are readily monitored and reviewed; (8) the incorporation of both operational and financial goals and individual performance modifiers; (9) the inclusion of maximum caps and other plan-based mitigants on the amount of our awards; (10) the risk of earnings manipulation posed by the incentive structure, (11) the extent to which the Named Executive Officer pay program rewards short-term decisions at the risk of long-term performance (12) governance for oversight of program design and administration; and (13) multiple levels of review and approval of awards (including approval of the Compensation Committee with respect to awards to executive officers and awards to other employees that exceed monetary thresholds). The Company also generally considered other compensation policies (such as clawback and anti-hedging policies), other compensation plans relating to severance and change-in-control benefits, and compensation governance.

Following their assessment, our management team prepares a report, which is provided to the Compensation Committee for review. The Compensation Committee reviews the report and provides it to the Risk Committee. For 2018, we concluded that there were no material issues regarding our executive pay programs, and that the design of the Company’s incentive pay plans has, overall, a low-risk profile. Based on the foregoing, the Compensation Committee and the Company’s management concluded that the risks arising from our overall compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Benefits and Perquisites

Benefits

Vistra Energy’s executive officers generally have the opportunity to participate in certain of Vistra Energy’s broad-based employee compensation plans, including Vistra Energy’s Thrift (401(k)) Plan (the Thrift Plan), and health and welfare plans. Please refer to the footnotes to the Summary Compensation Table below.

Perquisites

Vistra Energy provided our executives with certain perquisites, including financial planning services, during 2018.

Employment Arrangements and Severance Benefits

Vistra Energy has entered into employment agreements with Messrs. Morgan, Burke, and Holden. Additionally, Vistra Energy has entered into agreements with each of Messrs. Hudson and Muscato containing certain change in control and severance provisions. Each of the agreements provides that certain payments and benefits will be paid upon the expiration of the agreement or an earlier termination of the Named Executive Officer’s employment under various circumstances, including a termination without cause, a resignation for good reason and a qualifying termination of employment within a fixed period of time following a change in control of Vistra Energy.

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The change in control severance benefits for the Named Executive Officers include a “double trigger” provision, which requires both (a) a change in control of Vistra Energy and (b) a termination of employment before any applicable Named Executive Officer is entitled to receive any severance payment.

Vistra Energy believes that these provisions are important in order to attract, motivate and retain the caliber of executive officers that our business requires and provide incentive for our executive officers to fully consider potential changes that are in Vistra Energy’s and our stockholders’ best interests, even if such changes could result in the executive officers’ termination of employment.

Other Compensation Policies

Insider Trading Policy

Under Vistra Energy’s insider trading policy, members of the Board and all of Vistra Energy’s officers and employees, together with their respective related persons, shall not engage, directly or indirectly, in any derivative transactions involving any securities of Vistra Energy, including hedging transactions, pledges of Vistra Energy securities as collateral or short sales thereof, with any exceptions thereto requiring approval by Vistra Energy’s General Counsel on a case-by-case basis, and in no case will an exception be granted in violation of applicable law or if such exception would introduce, in the sole estimation of Vistra Energy’s General Counsel, an unacceptable risk to Vistra Energy.

Potential Impact of Restatements and Ability to Claw Back Compensation Awards

The Compensation Committee has a mechanism to address any restatements, if they occur, that may impact our key financial metrics and our financial performance. The Compensation Committee will take action, as it determines to be appropriate, with respect to EAIP awards or other incentive or equity compensation awards to the extent such specified performance targets were not achieved in light of a restatement, which could include seeking to recover amounts paid. We believe this mechanism allows for remedial action to be taken if executive compensation is awarded for achievement of financial performance that is later determined not to have been achieved and further aligns the Named Executive Officers’ interests with those of our stockholders.

Accounting, Tax and Other Considerations

Accounting Considerations

Vistra Energy follows ASC 718 for our stock-based compensation awards, and the compensation that it pays to our executives is expensed in Vistra Energy’s financial statements as required by U.S. GAAP.

As one of many factors, the Compensation Committee considers the financial statement impact in determining the amount of, and allocation among the elements of, executive compensation.

Income Tax Considerations

Section 162(m) limits the tax deductibility of compensation paid by a public company to its CEO and certain other highly compensated executive officers to $1 million. Prior to 2018, there was an exception to the limit on deductibility for performance-based compensation that met certain requirements. The Tax Cut and Jobs Act of 2017 (the “TCJA”), largely eliminated that exception starting in 2018. As such, compensation paid to our CEO and the other Named Executive Officers in 2018 and thereafter is presumed to be subject to the Section 162(m) deductibility limits as amended by the TCJA, with the exception of certain amounts payable pursuant to a written binding contract in effect as of November 2, 2017 that has not been materially modified thereafter (as permitted by the TCJA). Compensation granted in the past may not qualify as “performance-based compensation” under certain circumstances. We have historically retained, and expect to continue to retain, flexibility to award compensation that is consistent with our corporate objectives even if it does not qualify for a tax deduction.

2019 Proxy Statement	51

COMPENSATION DISCUSSION AND ANALYSIS

Say on Pay Vote

In May 2018, Vistra Energy’s stockholders were asked to approve, on an advisory basis, Vistra Energy’s 2017 executive compensation programs. A substantial majority (99.3%) of the votes cast on the “say-on-pay” proposal at that meeting were voted in favor of the proposal. The “say-on-pay” advisory vote serves as a tool to guide the Board and the Compensation Committee in ensuring alignment of Vistra Energy’s executive compensation programs with stockholder interests. The Compensation Committee believes that these results reaffirm Vistra Energy’s stockholders’ support of Vistra Energy’s approach to executive compensation. The Compensation Committee will continue to use the “say-on-pay” vote as a guidepost for stockholder sentiment and believes it is critical to maintain and continually develop this program to promote ongoing stockholder engagement, communication and transparency.

52	2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Summary Compensation Table—2018

The following table provides information for the fiscal year ended December 31, 2018 regarding the aggregate compensation paid to Vistra Energy’s Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-qualified Deferred Compensation ($)	All Other Compensation ($)(5)	Total ($)
Curtis A. Morgan President and CEO	2018	1,063,539	—	—	9,994,320	2,305,304	—	36,525	13,399,687
	2017	950,000	—	3,750,000	1,250,000	1,858,058	—	226,095	8,034,153
	2016	233,846	—	2,500,000	2,500,000	1,900,000	—	17,056	7,150,902
James A. Burke EVP and Chief Operating Officer	2018	781,539	—	—	3,747,870	1,388,005	—	26,972	5,944,386
	2017	750,000	—	1,575,000	525,000	1,093,000	—	26,570	3,969,570
	2016	184,615	1,000,000	2,000,000	2,000,000	1,228,907	—	2,529	6,416,051
J. William Holden EVP and CFO	2018	602,615	—	—	1,996,220	777,346	—	16,753	3,392,934
	2017	590,000	—	937,500	312,500	700,300	—	110,009	2,650,309
	2016	45,385	150,000	1,250,000	1,250,000	—	—	3,166	2,698,551
Stephen J. Muscato SVP and Chief Commercial Officer	2018	531,539	—	—	1,500,470	799,418	—	16,500	2,847,927
	2017	475,769	—	750,000	250,000	605,000	—	16,200	2,096,969
	2016	116,346	100,000	500,000	500,000	541,590	—	—	1,757,936
Scott A. Hudson SVP and President TXU Energy	2018	515,769	—	—	1,500,470	773,331	—	31,308	2,820,878
	2017	475,769	—	750,000	250,000	605,000	—	26,802	2,107,571
	2016	113,767	—	500,000	500,000	620,825	—	—	1,734,592

(1)	The amounts reported in this column for represent discretionary cash bonuses that the applicable Named Executive Officer earned in 2016.
(2)

The amounts reported as “Stock Awards” represent the aggregate grant date fair value (as computed in accordance with ASC 718, using the assumptions discussed in Note 20 to the Vistra Energy Corp. Consolidated Financial Statements included in Vistra Energy’s annual report on Form 10-K filed with the SEC on February 28, 2019 (the “Consolidated Financial Statements”)) of certain RSUs and PSUs that were granted to the Named Executive Officers.

(3)

The amounts reported as “Option Awards” represent the grant date fair value (as computed in accordance with ASC 718, using the assumptions discussed in Note 20 to the Consolidated Financial Statements) of certain stock options that were granted to the Named Executive Officers.

(4)	The amounts reported as “Non-Equity Incentive Plan Compensation” were earned by the respective Named Executive Officers under the EAIP.
(5)	The amounts for 2018 reported as “All Other Compensation” are attributable to the Named Executive Officer’s receipt of compensation as described in the following table:

2019 Proxy Statement	53

COMPENSATION DISCUSSION AND ANALYSIS

Name and Principal Position	Year	Matching Contribution to Thrift Plan ($)(a)	Financial Planning(b)	Executive Physical(c)	Relocation Expenses(d)	Other(e)	Total ($)
Curtis A. Morgan	2018	16,115	14,051	—	6,358	—	36,525
	2017	16,200	12,401	3,760	193,734	—	226,095
	2016	6,577	—	—	10,479	—	17,056
James A. Burke	2018	16,192	10,780	—	—	—	26,972
	2017	16,200	10,370	—	—	—	26,570
	2016	—	2,529	—	—	—	2,529
J. William Holden	2018	16,449	—	3,102	303	—	19,854
	2017	16,200	—	4,681	89,128	—	110,009
	2016	—	—	—	3,166	—	3,166
Stephen J. Muscato	2018	16,500	—	—	—	—	16,500
	2017	16,200	—	—	—	—	16,200
	2016	—	—	—	—	—	—
Scott A. Hudson	2018	16,408	14,901	3,736	—	—	35,045
	2017	16,200	—	—	—	10,602	26,802
	2016	—	—	—	—	—	—

For purposes of preparing this table, all perquisites are valued on the basis of the actual cost to Vistra Energy.

(a)

Vistra Energy’s Thrift Plan allows participating employees to contribute a portion of their regular salary or wages to the plan. Under the Thrift Plan, Vistra Energy matches a portion of an employee’s contributions. This matching contribution is 100% of each Named Executive Officer’s contribution, not to exceed 6% of the Named Executive Officer’s salary (with the salary capped at the annual IRS compensation limit). All matching contributions are invested in Thrift Plan investments as directed by the participant.

(b)

Vistra Energy offers to pay for our executive officers to receive financial planning services. This service is intended to support them in managing their financial affairs, which Vistra Energy considers especially important given the high level of time commitment and performance expectation required of our executive officers. Furthermore, Vistra Energy believes that such service helps ensure greater accuracy and compliance with individual tax regulations by our executive officers.

(c)	The amounts received by Mr. Hudson and Mr. Holden in 2018 and by Mr. Morgan and Mr. Holden in 2017 included expenses related to medical examinations.
(d)

The amounts received by Mr. Morgan in 2016, 2017 and 2018 included moving expenses related to his relocation and costs incurred in the sale of a home under Vistra Energy’s US Domestic Relocation Policy whereby Vistra Energy purchased Mr. Morgan’s home at appraised value. The incremental cost on the sale of the home by Vistra Energy was disclosed in 2017, which is the year in which the sale occurred. The amounts received by Mr. Holden in 2016, 2017 and 2018 included moving expenses related to his relocation.

(e)	The amount received by Mr. Hudson in 2017 included taxable spousal travel expenses.

54	2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Grants of Plan-Based Awards—2018

The following table sets forth information regarding grants of compensatory awards to the Named Executive Officers for 2018.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All other Stock Awards: Numbers of Shares of Stock or Units (#)	All other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards(5) ($)

Name	Approval/ Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Curtis A. Morgan	04/09/18	—	1,412,500	2,825,000	—	—	—	—	1,512,000	19.68	9,994,320
James A. Burke	04/09/18	—	800,000	1,600,000	—	—	—	—	567,000	19.68	3,747,870
J. William Holden	04/09/18	—	549,000	1,098,000	—	—	—	—	302,000	19.68	1,996,220
Stephen J. Muscato	04/09/18	—	467,500	935,000	—	—	—	—	227,000	19.68	1,500,470
Scott A. Hudson	04/09/18	—	446,250	892,500	—	—	—	—	227,000	19.68	1,500,470

(1)

Represents the target and maximum amounts (where applicable) available under the EAIP for 2018 for each Named Executive Officer. Each payment is reported in the Summary Compensation Table in the year earned under the heading “Non-Equity Incentive Plan Compensation,” and is described under “Annual Incentive Plan” on page 43.

(2)

Represents the threshold, target and maximum amounts of PSUs granted on October 3, 2017. As described in further detail under the section entitled “Long-Term Incentive Plan”, the PSUs require performance goals to be attained over a three-year period scheduled to end on March 31, 2021. The PSUs are payable, if performance criteria are met, in Common Stock.

(3)	Represents the stock options granted in 2018.
(4)	The stock options have an exercise price per share equal to the closing price of the Common Stock as reported on the NYSE on the trading date immediately preceding the date of grant.
(5)	Represents the grant date fair value of the awards computed in accordance with ASC 718, using the assumptions discussed in Note 18 to the Consolidated Financial Statements.

For a discussion of certain material terms of the employment agreements and other agreements with certain Named Executive Officers, please see “Compensation Philosophy” beginning on page 41 and “Potential Payments upon Termination or Change in Control” beginning on page 57.

2019 Proxy Statement	55

COMPENSATION DISCUSSION AND ANALYSIS

Outstanding Equity Awards at Fiscal Year-End—2018

The following table sets forth information regarding outstanding equity awards to the Named Executive Officers at fiscal year-end for 2018.

	Option Awards					Restricted Stock Units				Performance Share Units

	Number of Securities Underlying Unexer- cised Options (#) Exercis- able		Number of Securities Underlying Unexercised Options (#) Unexer- cisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have vested (#)	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)		Number of Shares or Units of Stock that have Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock that have not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock that have not vested ($)(1)
Curtis A. Morgan
2018	—		1,512,000(6)	$19.68	4/9/2027	—	—	—		—	—		—
2017	—		206,270(4)	$18.90	3/31/2028	—	79,365(4)	$1,816,665	(4)	—	119,047	(2)	$2,724,986
2016	263,157	(3)	263,159(3)	$14.03	10/11/2026	76,452(3)	76,453(3)	$1,750,014	(3)	—	—		—
James A. Burke
2018	—		567,000(6)	$19.68	4/9/2027	—	—	—		—	—		—
2017	—		86,633(4)	$18.90	3/31/2028	—	33,333(4)	$762,992	(4)	—	50,000	(2)	$1,144,500
2016	210,526	(3)	210,527(3)	$14.03	10/11/2026	61,162(3)	61,162(3)	$1,400,002	(3)	—	—		—
J. William Holden
2018	—		302,000(6)	$19.68	4/9/2027	—	—	—		—	—		—
2017	—		51,567(4)	$18.90	3/31/2028	—	19,841(4)	$454,160	(4)	—	29,761	(2)	$681,229
2016	140,766	(5)	140,766(5)	$12.13	12/5/2026	43,252(5)	43,253(5)	$990,061	(5)	—	—		—
Stephen J. Muscato
2018	—		227,000(6)	$19.68	4/9/2027	—	—	—		—	—		—
2017	—		41,254(4)	$18.90	3/31/2028	—	21,164(4)	$484,444	(4)	—	18,518	(2)	$423,877
2016	52,631	(3)	52,632(3)	$14.03	10/11/2026	15,290(3)	15,291(3)	$350,012	(3)	—	—		—
Scott A. Hudson
2018	—		227,000(6)	$19.68	4/9/2027	—	—	—		—	—		—
2017	—		41,254(4)	$18.90	3/31/2028	—	21,164(4)	$484,444	(4)	—	18,518	(2)	$423,877
2016	52,631	(3)	52,632(3)	$14.03	10/11/2026	15,290(3)	15,291(3)	$350,012	(3)	—	—		—

(1)

The amount listed in this column represents the product of the closing market price of Vistra Energy’s stock on December 31, 2017 of $22.89, multiplied by the number of shares of stock subject to the award.

(2)

The PSUs require performance goals to be attained over a three-year period scheduled to end on March 31, 2021. The PSUs are payable, if performance criteria are met, in Common Stock. In the table above, the number and market value of the units that vest based on net income reflect target performance. The actual number of shares that will be distributed with relation to 2017 PSUs are not yet determinable.

(3)	Granted on October 11, 2016 and vests ratably on the first four anniversaries of October 3, 2016.
(4)	Granted on October 3, 2017 and vests ratably on the first three anniversaries of March 31, 2018.
(5)	Granted on December 5, 2016 and vests ratably on the first four anniversaries of October 3, 2016.
(6)	Granted on April 9, 2018 and vests 50% four years from the grant date with the remaining 50% vesting five years from the grant date.

56	2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Option Exercises and Stock Vested—2018

The following table sets forth information regarding the exercise of options and the vesting of stock awards by each Named Executive Officer during 2018.

	Option Awards				Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (1) (#)	Dividend Value realized on Vesting ($)	Value Realized on Vesting ($)	Value Realized on Vesting (2) ($)
Curtis A. Morgan	—	—	38,226	$88,684	$971,705	$1,060,389
James A. Burke	—	—	30,581	$70,948	$777,369	$848,317
J. William Holden	—	—	21,626	$50,172	$549,733	$599,905
Stephen J. Muscato	—	—	7,645	$17,736	$194,336	$212,072
Scott A. Hudson	—	—	7,645	$17,736	$194,336	$212,072

(1)	The number of shares acquired on vesting are pre-tax and do not account for shares sold to pay taxes.
(2)

The value realized on vesting represents the sum of (i) the closing price of the Common Stock on November 6, 2018 ($25.42), the vesting date, of all shares of stock subject to RSUs that vested, and (ii) the value of the 2016 Special Dividend ($2.32 per share) attributable to all shares of stock subject to RSUs that vested.

Potential Payments upon Termination or Change in Control

For the reasons discussed in the Compensation Discussion and Analysis, the Company has entered into certain agreements with the Named Executive Officers, which commit the Company to make payments to the Named Executive Officers under special circumstances. Generally, these circumstances involve changes in corporate control of the Company and termination of the Named Executive Officer’s employment.

In accordance with SEC instructions, these quantitative disclosures assume that a change in control took place on December 31, 2018. In fact, no change in control of the Company occurred on that date and no Named Executive Officer’s employment terminated on that date. If such an event were to occur in the future, actual payments would likely be different from those presented here based on various factors, including the Common Stock price at such time.

The following tables and narrative below describe payments to each of the Named Executive Officers (or, as applicable, enhancements to payments or benefits) in the event of his or her termination, including if such termination is voluntary, for cause, as a result of death, as a result of disability, without cause or for good reason or in connection with a change in control of Vistra Energy.

Employment Arrangements with Contingent Payments

As of December 31, 2018, each of Messrs. Morgan, Burke and Holden had employment agreements with change in control and severance provisions. Additionally, as of December 31, 2018, each of Messrs. Hudson and Muscato were parties to agreements with certain change in control and severance provisions. With respect to these agreements, a change in control is generally defined as (i) a transaction that results in the acquisition of 30% or more of the Common Stock; (ii) a change in the composition of the Board such that members of the Board during any consecutive 12-month period cease to constitute a majority of the Board; (iii) the approval by the stockholders of Vistra Energy of a plan of complete dissolution or liquidation of Vistra Energy; or (iv) a transaction that results in a merger or sale of substantially all of Vistra Energy’s assets or capital stock to another person who is not an affiliate of Vistra Energy.

Each agreement includes customary non-compete and non-solicitation provisions that generally restrict the Named Executive Officer’s ability to compete with Vistra Energy or solicit Vistra Energy’s customers or employees for his or her own personal benefit during the term of the agreement and 24 months after the agreement expires or is terminated.

The following tables describe payments to which each Named Executive Officer is entitled under the agreement, as applicable, assuming termination of employment as of December 31, 2018.

2019 Proxy Statement	57

COMPENSATION DISCUSSION AND ANALYSIS

1. Mr. Morgan

Potential Payments to Mr. Morgan upon Termination as of December 31, 2018 (per employment agreement in effect as of December 31, 2018)

Benefit	Voluntary ($)	For Cause ($)	Death ($)		Disability ($)		Without Cause Or For Good Reason ($)		Without Cause Or For Good Reason In Connection With Change in Control ($)
Cash Severance	—	—	—				5,085,000	(1)	7,602,075	(2)
EAIP(3)	—	—	2,246,440		2,246,440		2,246,440		2,246,440
Unvested RSU Awards(4)	—	—	1,480,548		1,480,548		1,480,548		3,566,679
RSU Dividend Amounts(4)	—	—	88,684		88,684		88,684		177,368
Unvested Stock Options(5)	—	—	1,440,126		1,440,126		1,440,126		8,008,124
Unvested PSU Awards	—	—	908,238	(6)	908,238	(6)	908,238	(6)	2,724,986	(7)
Health & Welfare:
- Medical/COBRA	—	—	—		—		46,774		46,774
- Dental/COBRA	—	—	—		—		2,339		2,339
- Vision/COBRA	—	—	—		—		—		—

Totals	0	0	6,164,037		6,164,037		11,298,149		24,374,784

(1)	Calculated as 2.00 times the sum of his (i) annualized base salary and (ii) annual bonus target under the EAIP.
(2)	Calculated as 2.99 times the sum of his (i) annualized base salary and (ii) annual bonus target under the EAIP.
(3)	Calculated as target award multiplied by Company performance.
(4)

The value of unvested RSU awards represents the sum of (i) (A) the closing price of a share of Common Stock on December 31, 2018 ($22.89), multiplied by (B) all shares of stock subject to RSUs that would vest upon the triggering event, and (ii) the value of the 2016 Special Dividend ($2.32 per share) attributable to all shares of stock subject to RSUs that would vest upon the triggering event and were granted at the time of the 2016 Special Dividend.

(5)

The value of unvested stock options represents the difference in the exercise price and the closing price of a share of Common Stock on December 31, 2018 ($22.89) of all stock options that would vest upon the triggering event.

(6)

Both the time-based condition and the performance-based condition must be satisfied for the PSUs to vest. Upon a termination of Mr. Morgan’s employment due to death or disability, by the Company without cause or by him for good reason, the time-based condition is deemed satisfied as to 33.33% of his outstanding PSUs. Satisfaction of the performance-based condition does not occur until the Compensation Committee has certified financial results for fiscal years 2018, 2019 and 2020; therefore, these numbers are being reported based on the closing price of a share of Common Stock on December 31, 2018 ($22.89) for all PSUs for which the time-based condition has been deemed satisfied.

(7)

Upon change in control of Vistra Energy, both the time-based and performance-based conditions are deemed satisfied as to all of Mr. Morgan’s outstanding PSUs on the date of the change in control of Vistra Energy; therefore, this amount is calculated as the closing price of a share of Common Stock on December 31, 2018 ($22.89) multiplied by the target number of PSUs multiplied by Company performance.

58	2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Mr. Morgan has entered into an employment agreement, which was amended by Mr. Morgan and Vistra Energy in May 2018, that provides for certain payments and benefits upon the expiration or termination of the agreement under the following circumstances:

1.	In the event of Mr. Morgan’s voluntary resignation without good reason or termination for cause:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination; and
b.	unreimbursed business expenses incurred through the date of termination.

2.	In the event of Mr. Morgan’s death or disability:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination;
b.	unreimbursed business expenses incurred through the date of termination;
c.	accrued but unpaid annual bonus earned under the EAIP for the previously completed year;
d.	a prorated annual bonus earned under the EAIP for the year of termination;
e.	accelerated vesting of the portion of his outstanding RSUs and stock option awards that would have vested in the 12 months following termination had he remained employed; and
f.	accelerated vesting of 33.33% of his outstanding PSUs.

3.	In the event of Mr. Morgan’s termination without cause or resignation for good reason:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination;
b.	unreimbursed business expenses incurred through the date of termination;
c.	a lump sum payment equal to two times the sum of his (i) annualized base salary plus (ii) the prior year’s annual bonus;
d.	accrued but unpaid annual bonus earned under the EAIP for the previously completed year;
e.	a prorated annual bonus earned under the EAIP for the year of termination;
f.	certain continuing health care benefits;
g.

subject to delivery of a release agreement, accelerated vesting of the portion of his outstanding RSUs and stock option awards that would have vested in the 12 months following termination had he remained employed; and

h.	accelerated vesting of 33.33% of his outstanding PSUs.

4.	In the event of Mr. Morgan’s termination without cause or resignation for good reason within 18 months following a change in control of Vistra Energy:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination;
b.	unreimbursed business expenses incurred through the date of termination;
c.	accrued but unpaid annual bonus earned under the EAIP for the previously completed year;
d.	a lump sum payment equal to 2.99 times the sum of his (i) annualized base salary and (ii) annual bonus target under the EAIP;
e.

a lump sum payment equal to the product of (i) his annual bonus target under the EAIP and (ii) a percentage, determined based on the number of days of his employment in the fiscal year prior to his termination;

f.	certain continuing health care benefits; and
g.	accelerated vesting of all of his outstanding equity awards upon termination.

2019 Proxy Statement	59

COMPENSATION DISCUSSION AND ANALYSIS

2. Mr. Burke

Potential Payments to Mr. Burke upon Termination as of December 31, 2018 (per employment agreement in effect as of December 31, 2018)

Benefit	Voluntary ($)	For Cause ($)	Death ($)		Disability ($)		Without Cause Or For Good Reason ($)		Without Cause Or For Good Reason In Connection With Change in Control ($)
Cash Severance	—	—	—				3,200,000	(1)	4,784,000	(2)
EAIP(3)	—	—	1,272,320		1,272,320		1,272,320		1,272,320
Unvested RSU Awards(4)	—	—	954,330		954,330		954,330		2,162,994
RSU Dividend Amounts(4)	—	—	70,948		70,948		70,948		141,896
Unvested Stock Options(5)	—	—	1,047,849		1,047,849		1,047,849		4,031,002
Unvested PSU Awards	—	—	381,462	(6)	381,462	(6)	381,462	(6)	1,144,500	(7)
Health & Welfare:
- Medical/COBRA	—	—	—		—		46,774		46,774
- Dental/COBRA	—	—	—		—		2,339		2,339
- Vision/COBRA	—	—	—		—		—		—
Totals	0	0	3,726,909		3,726,909		6,976,022		13,585,824

(1)	Calculated as 2.00 times the sum of (i) annualized base salary and (ii) annual bonus target under the EAIP.
(2)	Calculated as 2.99 times the sum of (i) annualized base salary and (ii) annual bonus target under the EAIP.
(3)	Calculated as annual bonus target award under EAIP multiplied by Company performance.
(4)

The value of unvested RSU awards represents the sum of (i) (A) the closing price of a share of Common Stock on December 31, 2018 ($22.89), multiplied by (B) all shares of stock subject to RSUs that would vest upon the triggering event, and (ii) the value of the 2016 Special Dividend ($2.32 per share) attributable to all shares of stock subject to RSUs that would vest upon the triggering event and were granted at the time of the 2016 Special Dividend.

(5)

The value of unvested stock options represents the difference in the exercise price and the closing price of a share of Common Stock on December 31, 2018 ($22.89) of all stock options that would vest upon the triggering event.

(6)

Both the time-based condition and the performance-based condition must be satisfied for the PSUs to vest. Upon a termination of Mr. Burke’s employment due to death or disability, by the Company for cause or by him for good reason, the time-based condition is deemed satisfied as to 33.33% of his outstanding PSUs. Satisfaction of the performance-based condition does not occur until the Compensation Committee has certified financial results for fiscal years 2018, 2019 and 2020; therefore, these numbers are being reported based on the closing price of a share of Common Stock on December 31, 2018 ($22.89) for all PSUs for which the time-based condition has been deemed satisfied.

(7)

Upon change in control of Vistra Energy, both the time-based and performance-based conditions are deemed satisfied as to all of Mr. Burke’s outstanding PSUs on the date of the change in control of Vistra Energy; therefore, this amount is calculated as the closing price of a share of Common Stock on December 31, 2018 ($22.89) multiplied by the target number of PSUs multiplied by Company performance.

60	2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Mr. Burke has entered into an employment agreement that provides for certain payments and benefits upon the expiration or termination of the agreement under the following circumstances:

1.	In the event of Mr. Burke’s voluntary resignation without good reason or termination for cause:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination; and
b.	unreimbursed business expenses incurred through the date of termination.

2.	In the event of Mr. Burke’s death or disability:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination;
b.	unreimbursed business expenses incurred through the date of termination;
c.	accrued but unpaid annual bonus earned under the EAIP for the previously completed year;
d.	a prorated annual bonus earned under the EAIP for the year of termination;
e.	accelerated vesting of the portion of his outstanding RSUs and stock option awards that would have vested in the 12 months following termination had he remained employed; and
f.	accelerated vesting of 33.33% of his outstanding PSUs.

3.	In the event of Mr. Burke’s termination without cause or resignation for good reason:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination;
b.	unreimbursed business expenses incurred through the date of termination;
c.	a lump sum payment equal to two times the sum of his (i) annualized base salary and (ii) annual bonus target under the EAIP;
d.	accrued but unpaid annual bonus earned under the EAIP for the previously completed year;
e.	a prorated annual bonus earned under the EAIP for the year of termination;
f.	certain continuing health care benefits;
g.

subject to delivery of a release agreement, accelerated vesting of the portion of his outstanding RSUs and stock option awards that would have vested in the 12 months following termination had he remained employed; and

h.	accelerated vesting of 33.33% of his outstanding PSUs.

4.	In the event of Mr. Burke’s termination without cause or resignation for good reason within 18 months following a change in control of Vistra Energy:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination;
b.	unreimbursed business expenses incurred through the date of termination;
c.	accrued but unpaid annual bonus earned under the EAIP for the previously completed year;
d.	a lump sum payment equal to 2.99 times the sum of his (i) annualized base salary and (ii) annual bonus target under the EAIP;
e.	a lump sum payment equal to the product of (i) his annual bonus target under the EAIP and (ii) the percentage of days in the fiscal year prior to his termination;
f.	certain continuing health care benefits; and
g.	accelerated vesting of all of his outstanding equity awards upon termination.

2019 Proxy Statement	61

COMPENSATION DISCUSSION AND ANALYSIS

3. Mr. Holden

Potential Payments to Mr. Holden upon Termination as of December 31, 2018 (per employment agreement in effect as of December 31, 2018)

Benefit	Voluntary ($)	For Cause ($)	Death ($)		Disability ($)		Without Cause Or For Good Reason ($)		Without Cause Or For Good Reason In Connection With Change in Control ($)
Cash Severance	—	—	—				2,318,000	(1)	3,465,410	(2)
EAIP(3)	—	—	873,130		873,130		873,130		873,130
Unvested RSU Awards(4)	—	—	646,391		646,391		646,391		1,444,222
RSU Dividend Amounts(4)	—	—	50,172		50,172		50,172		100,345
Unvested Stock Options(5)	—	—	825,905		825,905		825,905		2,689,814
Unvested PSU Awards	—	—	227,054	(6)	227,054	(6)	227,054	(6)	681,229	(7)
Health & Welfare:
- Medical/COBRA	—	—	—		—		46,774		46,774
- Dental/COBRA	—	—	—		—		2,339		2,339
- Vision/COBRA	—	—	—		—		—		—
Totals	0	0	2,622,652		2,622,652		4,989,764		9,303,262

(1)	Calculated as 2.00 times the sum of (i) annualized base salary and (ii) annual bonus target under the EAIP.
(2)	Calculated as 2.99 times the sum of (i) annualized base salary and (ii) annual bonus target under the EAIP.
(3)	Calculated as annual bonus target award under EAIP multiplied by Company performance.
(4)

The value of unvested RSU awards represents the sum of (i) (A) the closing price of a share of Common Stock on December 31, 2018 ($22.89), multiplied by (B) all shares of stock subject to RSUs that would vest upon the triggering event, and (ii) the value of the 2016 Special Dividend ($2.32 per share) attributable to all shares of stock subject to RSUs that would vest upon the triggering event and were granted at the time of the 2016 Special Dividend.

(5)

The value of unvested stock options represents the difference in the exercise price and the closing price of a share of Common Stock on December 31, 2018 ($22.89) of all stock options that would vest upon the triggering event.

(6)

Both the time-based condition and the performance-based condition must be satisfied for the PSUs to vest. Upon a termination of Mr. Holden’s employment due to death or disability, by the Company for cause or by him for good reason, the time-based condition is deemed satisfied as to 33.33% of his outstanding PSUs. Satisfaction of the performance-based condition does not occur until the Compensation Committee has certified financial results for fiscal years 2018, 2019 and 2020; therefore, these numbers are being reported based on the closing price of a share of Common Stock on December 31, 2018 ($22.89) for all PSUs for which the time-based condition has been deemed satisfied.

(7)

Upon change in control of Vistra Energy, both the time-based and performance-based conditions are deemed satisfied as to all of Mr. Holden’s outstanding PSUs on the date of the change in control of Vistra Energy; therefore, this amount is calculated as the closing price of a share of Common Stock on December 31, 2018 ($22.89) multiplied by the target number of PSUs multiplied by Company performance.

62	2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Mr. Holden has entered into an employment agreement that provides for certain payments and benefits upon the expiration or termination of the agreement under the following circumstances:

1.	In the event of Mr. Holden’s voluntary resignation without good reason or termination for cause:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination; and
b.	unreimbursed business expenses incurred through the date of termination.

2.	In the event of Mr. Holden’s death or disability:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination;
b.	unreimbursed business expenses incurred through the date of termination;
c.	accrued but unpaid annual bonus earned under the EAIP for the previously completed year;
d.	a prorated annual bonus earned under the EAIP for the year of termination;
e.	accelerated vesting of the portion of his outstanding RSUs and stock option awards that would have vested in the 12 months following termination had he remained employed; and
f.	accelerated vesting of 33.33% of his outstanding PSUs.

3.	In the event of Mr. Holden’s termination without cause or resignation for good reason:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination;
b.	unreimbursed business expenses incurred through the date of termination;
c.	a lump sum payment equal to two times the sum of his (i) annualized base salary and (ii) annual bonus target under the EAIP;
d.	accrued but unpaid annual bonus earned under the EAIP for the previously completed year;
e.	a prorated annual bonus earned under the EAIP for the year of termination;
f.	certain continuing health care benefits;
g.

subject to delivery of a release agreement, accelerated vesting of the portion of his outstanding RSUs and stock option awards that would have vested in the 12 months following termination had he remained employed; and

h.	accelerated vesting of 33.33% of his outstanding PSUs.

4.	In the event of Mr. Holden’s termination without cause or resignation for good reason within 18 months following a change in control of Vistra Energy:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination;
b.	unreimbursed business expenses incurred through the date of termination;
c.	accrued but unpaid annual bonus earned under the EAIP for the previously completed year;
d.	a lump sum payment equal to 2.99 times the sum of his (i) annualized base salary and (ii) annual bonus target under the EAIP;
e.	a lump sum payment equal to the product of (i) his annual bonus target under the EAIP and (ii) the percentage of days in the fiscal year prior to his termination;
f.	certain continuing health care benefits; and
g.	accelerated vesting of all of his outstanding equity awards upon termination.

2019 Proxy Statement	63

COMPENSATION DISCUSSION AND ANALYSIS

4. Mr. Muscato

Potential Payments to Mr. Muscato upon Termination as of December 31, 2018 (per the agreement in effect as of December 31, 2018)

Benefit	Voluntary ($)	For Cause ($)	Death ($)		Disability ($)		Without Cause Or For Good Reason ($)		Without Cause Or For Good Reason In Connection With Change in Control ($)
Cash Severance	—	—	—		—		2,035,000	(1)	3,042,325	(2)
EAIP(3)	—	—	743,512		743,512		743,512		743,512
Unvested RSU Awards(4)	—	—	336,484		336,484		336,484		834,456
RSU Dividend Amounts(4)	—	—	17,739		17,739		17,739		35,475
Unvested Stock Options(5)	—	—	288,026		288,026		288,026		1,359,594
Unvested PSU Awards	—	—	141,278	(6)	141,278	(6)	141,278	(6)	423,877	(7)
Health & Welfare:
- Medical/COBRA	—	—	—		—		46,774		46,774
- Dental/COBRA	—	—	—		—		2,339		2,339
- Vision/COBRA	—	—	—		—		—		—
Totals	0	0	1,527,039		1,527,039		3,611,152		6,488,352

(1)	Calculated as 2.00 times the sum of (i) annualized base salary and (ii) annual bonus target under the EAIP.
(2)	Calculated as 2.99 times the sum of (i) annualized base salary and (ii) annual bonus target under the EAIP.
(3)	Calculated as annual bonus target award under EAIP multiplied by Company performance.
(4)

The value of unvested RSU awards represents the sum of (i) the closing price of a share of Common Stock on December 31, 2018 ($22.89) of all shares of stock subject to RSUs that would vest upon the triggering event, and (ii) the value of the 2016 Special Dividend ($2.32 per share) attributable to all shares of stock subject to RSUs that would vest upon the triggering event and were granted at the time of the 2016 Special Dividend.

(5)

The value of unvested stock options represents the difference in the exercise price and the closing price of a share of Common Stock on December 31, 2018 ($22.89) of all stock options that would vest upon the triggering event.

(6)

Both the time-based condition and the performance-based condition must be satisfied for the PSUs to vest. Upon a termination of Mr. Muscato’s employment due to death or disability, by the Company for cause or by him for good reason, the time-based condition is deemed satisfied as to 33.33% of his outstanding PSUs. Satisfaction of the performance-based condition does not occur until the Compensation Committee has certified financial results for fiscal years 2018, 2019 and 2020; therefore, these numbers are being reported based on the closing price of a share of Common Stock on December 31, 2018 ($22.89) for all PSUs for which the time-based condition has been deemed satisfied.

(7)

Upon change in control of Vistra Energy, both the time-based and performance-based conditions are deemed satisfied as to all of Mr. Muscato’s outstanding PSUs on the date of the change in control of Vistra Energy; therefore, this amount is calculated as the closing price of a share of Common Stock on December 31, 2018 ($22.89) multiplied by the target number of PSUs multiplied by Company performance.

64	2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Mr. Muscato has entered into an agreement that provides for certain payments and benefits upon the termination of his employment under the following circumstances:

1.	In the event of Mr. Muscato’s voluntary resignation without good reason or termination for cause:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination; and
b.	unreimbursed business expenses incurred through the date of termination.

2.	In the event of Mr. Muscato’s death or disability:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination;
b.	unreimbursed business expenses incurred through the date of termination;
c.	a prorated annual bonus earned under the EAIP for the year of termination;
d.	accelerated vesting of the portion of his outstanding RSUs and stock option awards that would have vested in the 12 months following termination had he remained employed; and
e.	accelerated vesting of 33.33% of his outstanding PSUs.

3.	In the event of Mr. Muscato’s termination without cause or resignation for good reason:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination;
b.	unreimbursed business expenses incurred through the date of termination;
c.	a lump sum payment equal to two times the sum of his (i) annualized base salary and (ii) annual bonus target under the EAIP, prorated for the portion of the year prior to such termination;
d.	accrued but unpaid annual bonus earned under the EAIP for the previously completed year;
e.	certain continuing health care benefits;
f.

subject to delivery of a release agreement, accelerated vesting of the portion of his outstanding RSUs and stock option awards that would have vested in the 12 months following termination had she remained employed; and

g.	accelerated vesting of 33.33% of his outstanding PSUs.

4.	In the event of Mr. Muscato’s termination without cause or resignation for good reason within 18 months following a change in control of Vistra Energy:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination;
b.	unreimbursed business expenses incurred through the date of termination;
c.	accrued but unpaid annual bonus earned under the EAIP for the previously completed year;
d.	a lump sum payment equal to 2.99 times the sum of his (i) annualized base salary and (ii) annual bonus target under the EAIP;
e.	a lump sum payment equal to the product of (i) his annual bonus target under the EAIP and (ii) the percentage of days in the fiscal year prior to his termination;
f.	certain continuing health care benefits; and
g.	accelerated vesting of all of his outstanding equity awards upon termination.

2019 Proxy Statement	65

COMPENSATION DISCUSSION AND ANALYSIS

5. Mr. Hudson

Potential Payments to Mr. Hudson upon Termination as of December 31, 2018 (per the agreement in effect as of December 31, 2018)

Benefit	Voluntary ($)	For Cause ($)	Death ($)		Disability ($)		Without Cause Or For Good Reason ($)		Without Cause Or For Good Reason In Connection With Change in Control ($)
Cash Severance	—	—	—		—		1,942,500	(1)	2,904,038	(2)
EAIP(3)	—	—	709,716		709,716		709,716		709,716
Unvested RSU Awards(4)	—	—	336,484		336,484		336,484		834,456
RSU Dividend Amounts(4)	—	—	17,739		17,739		17,739		35,475
Unvested Stock Options(5)	—	—	288,026		288,026		288,026		1,359,594
Unvested PSU Awards	—	—	141,278	(6)	141,278	(6)	141,278	(6)	423,877	(7)
Health & Welfare:
- Medical/COBRA	—	—	—		—		46,774		46,774
- Dental/COBRA	—	—	—		—		2,339		2,339
- Vision/COBRA	—	—	—		—		—		—
Totals	0	0	1,493,243		1,493,243		3,484,856		6,316,269

(1)	Calculated as 2.00 times the sum of (i) annualized base salary and (ii) annual bonus target under the EAIP.
(2)	Calculated as 2.99 times the sum of (i) annualized base salary and (ii) annual bonus target under the EAIP.
(3)	Calculated as annual bonus target award under EAIP multiplied by Company performance.
(4)

The value of unvested RSU awards represents the sum of (i) (A) the closing price of a share of Common Stock on December 31, 2018 ($22.89), multiplied by (B) all shares of stock subject to RSUs that would vest upon the triggering event, and (ii) the value of the 2016 Special Dividend ($2.32 per share) attributable to all shares of stock subject to RSUs that would vest upon the triggering event and were granted at the time of the 2016 Special Dividend.

(5)

The value of unvested stock options represents the difference in the exercise price and the closing price of a share of Common Stock on December 31, 2018 ($22.89) of all stock options that would vest upon the triggering event.

(6)

Both the time-based condition and the performance-based condition must be satisfied for the PSUs to vest. Upon a termination of Mr. Hudson’s employment due to death or disability, by the Company for cause or by him for good reason, the time-based condition is deemed satisfied as to 33.33% of his outstanding PSUs. Satisfaction of the performance-based condition does not occur until the Compensation Committee has certified financial results for fiscal years 2018, 2019 and 2020; therefore, these numbers are being reported based on the closing price of a share of Common Stock on December 31, 2018 ($22.89) for all PSUs for which the time-based condition has been deemed satisfied.

(7)

Upon change in control of Vistra Energy, both the time-based and performance-based conditions are deemed satisfied as to all of Mr. Hudson’s outstanding PSUs on the date of the change in control of Vistra Energy; therefore, this amount is calculated as the closing price of a share of Common Stock on December 31, 2018 ($22.89) multiplied by the target number of PSUs multiplied by Company performance.

66	2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Mr. Hudson has entered into an agreement that provides for certain payments and benefits upon the termination of his employment under the following circumstances:

1.	In the event of Mr. Hudson’s voluntary resignation without good reason or termination for cause:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination; and
b.	unreimbursed business expenses incurred through the date of termination.

2.	In the event of Mr. Hudson’s death or disability:

a.	accrued but unpaid base salary and accrued but unused vacation earned through the date of termination;
b.	unreimbursed business expenses incurred through the date of termination;
c.	a prorated annual bonus earned under the EAIP for the year of termination;
d.	accelerated vesting of the portion of his outstanding RSUs and stock option awards that would have vested in the 12 months following termination had he remained employed; and
e.	accelerated vesting of 33.33% of his outstanding PSUs.

3.	In the event of Mr. Hudson’s termination without cause or resignation for good reason:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination;
b.	unreimbursed business expenses incurred through the date of termination;
c.	a lump sum payment equal to two times the sum of his (i) annualized base salary and (ii) annual bonus target under the EAIP, prorated for the portion of the year prior to such termination;
d.	accrued but unpaid annual bonus earned under the EAIP for the previously completed year;
e.	certain continuing health care benefits;
f.

subject to delivery of a release agreement, accelerated vesting of the portion of his outstanding RSUs and stock option awards that would have vested in the 12 months following termination had she remained employed; and

g.	accelerated vesting of 33.33% of his outstanding PSUs.

4.	In the event of Mr. Hudson’s termination without cause or resignation for good reason within 18 months following a change in control of Vistra Energy:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination;
b.	unreimbursed business expenses incurred through the date of termination;
c.	accrued but unpaid annual bonus earned under the EAIP for the previously completed year;
d.	a lump sum payment equal to 2.99 times the sum of his (i) annualized base salary and (ii) annual bonus target under the EAIP;
e.	a lump sum payment equal to the product of (i) his annual bonus target under the EAIP and (ii) the percentage of days in the fiscal year prior to his termination;
f.	certain continuing health care benefits; and
g.	accelerated vesting of all of his outstanding equity awards upon termination.

2019 Proxy Statement	67

COMPENSATION DISCUSSION AND ANALYSIS

CEO Pay Ratio

We believe our executive compensation program must be internally consistent and equitable to motivate our employees to create stockholder value. We monitor the relationship between the compensation of our executive officers and the compensation of our non-managerial employees.

For 2018, the total compensation of Curtis A. Morgan, our President and CEO was $13,399,687. The total compensation of the median employee was $103,538. The ratio of CEO pay to median worker pay for Vistra Energy was 129:1. This ratio reflects, in part, the effect of the one-time, performance-based Merger Equity Awards granted to Mr. Morgan in 2018 (as described under “Special Stock Option Grants (Merger Equity Awards)” on page 48), which was a non-recurring award with higher grant values than our typical market-based annual equity grants. Because of the unique and one-time nature of the merger with Dynegy, the Merger Equity Awards awarded in connection therewith represented a greater grant date fair value than the Compensation Committee would have awarded had it followed a more typical market-based approach in granting annual equity awards. Had Vistra Energy awarded Mr. Morgan a more typical annual equity award, the Company estimates that the ratio would have been in the range of 80–90:1.

We calculated the ratio of the pay of our CEO to that of our median employee in a manner consistent with Item 402(u) of Regulation S-K. For purposes of determining the median employee, we identified 2018 base salary, target bonus and target long-term incentive plan equity awards obtained from internal payroll records for all employees, excluding our CEO, who were employed by us on December 31, 2018. We included and analysed the total compensation of all employees as of December 31, 2018, whether employed on a full-time or part-time basis. We believe that the ratio of CEO pay to that of this median employee is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

Compensation of Non-Employee Directors; Board Retainers and Equity Awards

The Board establishes the level of compensation for Vistra Energy’s non-employee directors, based on the recommendation of the Compensation Committee. Directors who also are current employees of Vistra Energy receive no additional compensation for service as directors.

The Compensation Committee periodically, but no less than biannually, engages Willis Towers Watson, our executive compensation consultant, to provide market-based compensation surveys to facilitate the Compensation Committee’s review of the compensation of our Board and the Committees. As part of this process, the Compensation Committee reviews the compensation provided to our non-employee directors as compared to other comparable U.S. peer companies, with the objective of ensuring that non-employee director compensation is both market-competitive in terms of annual compensation value and consistent with emerging market practices and trends.

The Compensation Committee’s most recent review of non-employee director compensation was conducted in May 2018 and was derived from market-based compensation data provided by Willis Towers Watson. As part of this review, the Compensation Committee considered the increased demands and oversight responsibilities of directors, chairpersons and committee members due to the Dynegy merger and the resulting increase in the scale and complexity of the combined company’s business, operations, geography, capital structure and strategy. These considerations, together with the market-based director compensation information provided by Willis Towers Watson, were utilized by the Compensation Committee in determining that an increase in the compensation of our non-employee directors was warranted to remain competitive with our peers. Additionally, in May 2018, the Compensation Committee also recommended that the timing of the payment of board retainers be changed from being paid in advance to being paid in arrears for the quarter in which each non-employee director has served as a director and/or chairman, committee chair or committee member, as applicable.

68	2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The table below sets forth information regarding Vistra Energy’s current non-employee directors’ compensation, reflecting certain changes made following the Compensation Committee’s most recent review and recommendation to update non-employee director compensation, with such changes approved by the Board effective as of May 1, 2018.

	Annual Retainer ($)	Committee Chair Retainer ($)	Committee Retainer ($)		Total Annual Retainer ($)	Equity Award (RSUs) ($)	Total Annual Compensation ($)
Chairman	190,000	—	—		190,000	230,000	420,000
Chair of Audit Committee	100,000	20,000	10,000	*	130,000	150,000	280,000
Chairs of other Committees	100,000	15,000	10,000	*	125,000	150,000	275,000
All other committee members	100,000	—	10,000	*	110,000	150,000	260,000
Board member not on any committee	100,000	—	—		100,000	150,000	250,000

*	per Committee

2018 Director Compensation

The table below sets forth information regarding the aggregate compensation earned by or paid to the non-employee members of the Board during the year ended December 31, 2018. Several board members joined the Board during 2018 and their fees listed below were prorated from the date of their election to the Board. Vistra Energy reimburses directors for reasonable expenses incurred in connection with their services as directors.

Name	Fees Earned or Paid in Cash ($)	RSU Awards ($)		Total ($)
Hilary E. Ackermann (1)(2)(4)	59,753	150,000	(7)	209,753
Gavin R. Baiera (1)(2)	86,250	150,000	(7)	236,250
Paul M. Barbas (1)(2)(4)	52,582	150,000	(7)	202,582
Jennifer Box (3)(5)	48,750	—		48,750
Brian K. Ferraioli (1)(2)	93,750	150,000	(7)	243,750
Scott B. Helm (1)(2)	132,500	230,000	(8)	362,500
Jeff D. Hunter (1)(2)	78,750	150,000	(7)	228,750
Cyrus Madon (1)(2)(3)	178,750	—		178,750
Geoffrey D. Strong (1)(2)(3)	178,750	—		178,750
John R. Sult (1)(2)(4)	57,363	150,000	(7)	207,363
Bruce E. Zimmerman (1)(2)(6)	26,099	138,904	(9)	165,003

(1)

On May 1, 2018, the Compensation Committee recommended, and the Board approved, certain increases to director compensation to reflect the additional scale of the combined company after the Dynegy merger and the accompanying increase in the complexity of responsibilities of Board members, chairpersons and committee members. Beginning May 1, 2018, all non-employee members of the Board receive an annual board retainer of $100,000 (increased from $80,000) and an annual committee retainer (per committee) of $10,000 (decreased from $15,000). Beginning May 1, 2018, the Chairman receives an annual board retainer of $190,000 (increased from $150,000). The Chair of the Audit Committee receives an annual board retainer of $100,000 (increased from $90,000) and an annual committee retainer of $20,000 (decreased from $25,000). The Chairs of other Committees (besides Audit Committee) receive an annual committee retainer of $15,000.

(2)

Effective May 1, 2018, non-employee members of the Board receive an annual equity award in the amount of $150,000 (increased from $100,000). The Chairman receives an annual equity award in the amount of $230,000 (increased from $150,000). Certain members of the Board elected to be paid in cash in lieu of receiving their equity awards.

(3)	Fees were directly paid to entities affiliated with the employer of such director for firm use and not redirected to individual directors.
(4)

Effective as of the merger between Dynegy and Vistra Energy, and in accordance with the requirements of that certain merger agreement between Dynegy and Vistra Energy, on April 9, 2018, Hilary E. Ackermann, Paul M. Barbas, and John R. Sult, each a former member of the Dynegy board of directors, were each appointed as member of the Board.

(5)	Jennifer Box resigned from the Board effective April 24, 2018.
(6)	Bruce E. Zimmermann was appointed as member of the Board effective June 27, 2018.
(7)	6,564 RSUs, based on a grant date fair value computed in accordance with ASC 718. All such units remained outstanding as of December 31, 2018.

2019 Proxy Statement	69

COMPENSATION DISCUSSION AND ANALYSIS

(8)	10,065 RSUs, based on a grant date fair value computed in accordance with ASC 718. All such units remained outstanding as of December 31, 2018.
(9)	5,870 RSUs, based on a grant date fair value computed in accordance with ASC 718. All such units remained outstanding as of December 31, 2018.

Non-Employee Director Stock-Based Compensation

Under the 2016 Incentive Plan, the Company may grant each non-employee director of Vistra Energy annual awards of stock-based compensation. Pursuant to the terms of the 2016 Incentive Plan, as approved by Vistra Energy stockholders, the annual value of equity awards provided to any one non-employee director is limited to $750,000 in any calendar year. Besides the Chairman, who received an equity award in 2018 with a total aggregate annualized value of $230,000, each non-employee director who was granted an equity award in 2018 had a total aggregate annualized value of $150,000 (rounded down to reflect awards equivalent to whole units with values equivalent to whole shares of Common Stock) and consisted of RSUs. These RSUs vest one year after the date of grant and are then settled as shares of Common Stock. RSUs also will vest and be settled upon the director’s death or disability, or if there is both a change in control (as defined in the 2016 Incentive Plan) and the director is terminated. Otherwise, RSUs are forfeited if the director ceases to be a member of the Board prior to vesting. Non-employee directors also may elect to defer settlement of vested RSUs.

On May 1, 2018, the Compensation Committee recommended, and the Board approved, certain increases to non-employee director compensation to reflect the additional scale and responsibilities inherent in Board and committee membership as a result of the Dynegy merger. These increases were based upon market compensation surveys conducted by Willis Towers Watson and were designed to ensure that the compensation of our non-employee directors remained competitive with that of our peers. Effective May 1, 2018, the total aggregate value of the annual award of stock-based compensation granted to the Chairman was increased to $230,000 (from $150,000) and the total aggregate value of the annual award of stock-based compensation granted to each non-employee director was increased to $150,000 (from $100,000). As further described under “2018 Director Compensation” on page 69, Messrs. Madon and Strong do not—and in the case of Ms. Box, prior to her resignation in April 2018, did not—receive any stock-based compensation and instead, the equivalent cash value of such equity awards, together with applicable fees, were and are directly paid to entities affiliated with the employer of such director for firm use and not redirected to such individual directors.

Deferral of Board Annual Equity Awards

In November 2018, the Compensation Committee approved the adoption of the Vistra Energy Equity Deferred Compensation Plan for Certain Directors (the Deferred Compensation Plan), effective January 1, 2019. Under the Deferred Compensation Plan, certain directors of Vistra Energy may elect to defer all or a portion of their equity awards (designated in 10% increments) of the shares of Common Stock. Such amount of the deferred equity award will ultimately become distributable to the eligible Director as RSUs to be granted to such eligible Director during the upcoming plan year, with the primary purpose of providing flexibility for eligible directors to defer the receipt of Common Stock they are entitled to receive in consideration of their service as Directors, and to encourage their ownership of Common Stock.

Retirement Benefits from Vistra Energy

The non-employee directors of the Board are not provided health, retirement or pension benefits.

70	2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Equity Compensation Plan Information

The following table shows information relating to the number of shares authorized for issuance under our equity compensation plans as of December 31, 2018.

	Securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)(2)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (#)(3)
Equity compensation plans approved by security holders	16,610,261	$ 17.97	5,889,739
Equity compensation not approved by security holders	—	N/A	—

Total	16,610,261	$ 17.97	5,889,739

(1)

Includes 16,611,261 shares subject to outstanding awards granted under the 2016 Incentive Plan, of which 13,220,683 shares were subject to outstanding options, 2,879,378 shares were subject to outstanding restricted stock unit awards, and 510,200 shares subject to outstanding performance share unit awards.

(2)

The weighted average exercise price is calculated based solely on the outstanding stock options. It does not take into account the shares issuable upon vesting of outstanding restricted stock units, which have no exercise price.

(3)	Represents available shares for future issuance of 5,889,739 shares under the 2016 Incentive Plan as of December 31, 2018.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of Vistra Energy’s directors who currently serve, or during the past year have served, as members of the Compensation Committee is, or has, at any time, been one of Vistra Energy’s officers or employees. None of Vistra Energy’s executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Our executive compensation program is administered and reviewed by the Compensation Committee. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted by the members of the Compensation Committee of the Board as of April 25, 2019.

Compensation Committee

Gavin R. Baiera (Chair)

Paul M. Barbas

Jeff D. Hunter

2019 Proxy Statement	71

PROPOSAL 2 – APPROVAL OF COMPENSATION OF NAMED EXECUTIVE OFFICERS

A proposal will be presented at the 2019 Annual Meeting asking stockholders to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as described in this Proxy Statement. Please see our “Compensation Discussion and Analysis” section beginning on page 36, for a discussion of our compensation program for the Named Executive Officers.

The advisory vote on the following resolution is not intended to address any specific element of compensation; rather, it relates to the overall compensation of the Company’s Named Executive Officers, as well as the philosophy, policies, and practices described in this Proxy Statement. You have the opportunity to vote for, against or abstain from voting on the following resolution relating to executive compensation.

RESOLVED, that the compensation paid to Vistra Energy Corp.’s Named Executive Officers as set forth in the Summary Compensation Table of this Proxy Statement, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative discussion, is hereby APPROVED.

Although your vote on executive compensation is not binding on the Company, the Board values the views of the stockholders. The Board and Compensation Committee will review the results of the vote and take them into consideration in addressing future compensation policies and decisions.

✔	The Board of Directors recommends that stockholders vote FOR the proposal to approve, on an advisory basis, the compensation of the Named Executive Officers.

72	2019 Proxy Statement

PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2016 OMNIBUS INCENTIVE PLAN

In Proposal 3, stockholders are being asked to approve an amendment (the “Amendment”) to the Company’s 2016 Omnibus Incentive Plan (as amended, restated, amended and restated, supplemented or otherwise modified and in effect prior to the Amendment, the “2016 Incentive Plan”), which was recommended by the Compensation Committee and approved by the Board on February 26, 2019, subject to stockholder approval at the 2019 Annual Meeting.

The 2016 Incentive Plan (after giving effect to the Amendment, the “Amended 2016 Incentive Plan”) is summarized below. The Amendment increases the number of shares of the Company’s Common Stock available for grant thereunder by 15.0 million shares (to an aggregate of 37.5 million shares) and contains features consistent with the interests of our shareholders and sound corporate governance practices, including:

•	not being excessively dilutive to our shareholders;

•	no liberal share counting or “recycling” of shares;

•	no dividends on unvested awards;

•	no automatic share replenishment or “evergreen” provision;

•	no discounted or reload stock options, or stock option repricing;

•	one-year minimum vesting requirements

•	no liberal change in control definition;

•	no automatic acceleration of awards upon a change in control; and

•	no company loans or tax gross-ups (other than for relocation expenses under a program that is generally available to all employees).

The full text of the 2016 Incentive Plan, after giving effect to the February 2019 Amendments (as defined below), is set forth as Exhibit 10.6 to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 28, 2019 (the “2018 Form 10-K”), and the full text of the 2016 Incentive Plan is attached to this Proxy Statement as Appendix A.

Equity Compensation Plan Information

The following table sets forth information regarding our outstanding equity awards as of March 31, 2019. These figures represent an update to those provided in our 2018 Form 10-K, primarily to reflect (i) the vesting of certain awards on March 31, 2019, and (ii) grants of annual equity awards (x) to eligible plan participants other than the CEO, as approved by the Compensation Committee on February 25, 2019, and (y) to the CEO, as approved by the Board on February 26, 2019:

Shares currently available for future awards	2,701,971
Options outstanding (without dividend equivalents)	15,982,840
Options outstanding (with dividend equivalents)	0
Shares of restricted stock units outstanding	3,314,918
Performance stock units outstanding (at target)	998,939
Weighted average exercise price of outstanding options	$19.08
Weighted average remaining term of outstanding options	7.8 Years
Total common shares outstanding	484,235,663

2019 Proxy Statement	73

PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2016 OMNIBUS INCENTIVE PLAN

Rationale for and Reasons Why the Board Recommends Voting for the Proposed Amendment

The Company believes that equity-based incentive awards enhance our profitability and value for the benefit of our stockholders by enabling the Company to attract, retain and reward highly qualified directors and employees and strengthen the mutuality of interests between such individuals and our stockholders.

In light of the Dynegy merger and the increase in the size of the Company and the number of eligible participants under the 2016 Incentive Plan as a result thereof, the Company believes the remaining shares of Common Stock available for grant under the 2016 Incentive Plan will be insufficient to meet our targeted equity compensation needs for awards in the coming years. Accordingly, the Company is asking our stockholders to approve the Amendment to increase the number of shares of Common Stock available for grant by 15.0 million shares. If the Amendment is approved, a total of 17.7 million shares of Common Stock would be available for future issuance under the Amended 2016 Incentive Plan.

The Company currently anticipates that the shares of Common Stock requested in connection with the approval of the Amended 2016 Incentive Plan will last approximately four to five years, based on our historic grant rates and our approximate current stock price, but could last for a shorter period of time if actual practice does not match recent rates or if our stock price changes materially.

If stockholders approve the Amendment at the 2019 Annual Meeting, then the Amendment will become effective as of the date of the Annual Meeting, and the additional shares will become available for equity issuances in accordance with the 2016 Incentive Plan. If stockholders do not approve the Amendment, then the Company will continue to utilize the shares of Common Stock available for grant in accordance with the 2016 Incentive Plan, but, as noted above, the number of remaining shares available for grant thereunder will be insufficient to meet the Company’s equity compensation targets for our directors, officers and employees in the coming years. The Company believes that the failure to increase the number of shares available under the 2016 Incentive Plan would immediately and significantly impair the Company’s ability to recruit and retain talent necessary to maintain and grow our business.

✔	The Board of Directors recommends that stockholders vote FOR approval of the Amendment.

74	2019 Proxy Statement

PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2016 OMNIBUS INCENTIVE PLAN

Summary of the Amended 2016 Incentive Plan

The following is only a summary of the Amended 2016 Incentive Plan and should not be read in lieu of the actual provisions of the Amended 2016 Incentive Plan, which is attached as Appendix A to this Proxy Statement. The Company has indicated the proposed Amendment in bold on page A-6 of Appendix A to this Proxy Statement. Note that the Company is only asking stockholders to approve the Amendment and not the full Amended 2016 Incentive Plan.

Purpose

The purpose of the Amended 2016 Incentive Plan is to enhance the Company’s profitability and value by enabling it to attract, retain and motivate officers, employees, directors and consultants of the Company and our subsidiaries and affiliates.

Administration

The Amended 2016 Incentive Plan may be administered by any committee of the Board and is currently administered by the Compensation Committee. To the extent required by applicable law, rule or regulation, the Compensation Committee is intended to satisfy the “non-employee director” provisions of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, and the “independent director” requirements imposed under the rules of any national securities exchange or national securities association, as applicable. Notwithstanding the foregoing, for purposes of any award granted under the 2016 Incentive Plan prior to February 26, 2019 that is intended to constitute “qualified performance-based compensation” under Section 162(m), each member of the Compensation Committee shall also be an “outside director” within the meaning of Section 162(m) for purposes of certifying the extent to which any applicable performance-based conditions are achieved. The members of the Compensation Committee will be appointed from time to time by, and will serve at the discretion of, the Board.

Except as limited by law, the Compensation Committee has the authority to interpret the terms and provisions of the Amended 2016 Incentive Plan, any award or any written notice relating to an award. The Compensation Committee, subject to the provisions of the Amended 2016 Incentive Plan, may select the individuals who will receive awards under the Amended 2016 Incentive Plan; determine the amount of each award; determine the terms and conditions that apply to each award; modify or adjust the terms and conditions of any award; determine to what extent and under what circumstances a participant may defer amounts payable under an award; and determine the form in which an award is paid to a participant. The Compensation Committee also may adopt, alter or repeal administrative rules, guidelines and practices governing the Amended 2016 Incentive Plan and take any other action it deems appropriate for the administration of the Amended 2016 Incentive Plan.

Shares Subject to the Amended 2016 Incentive Plan

If the Company’s stockholders approve the Amendment, subject to adjustment described in the Amended 2016 Incentive Plan, the maximum number of shares of Common Stock, that may be delivered to eligible individuals under the Amended 2016 Incentive Plan (including shares already granted under the 2016 Incentive Plan) is 37,500,000 shares of Common Stock, which may be either authorized and unissued shares, treasury shares or both.

New Plan Benefits

The future awards that may be granted to participants under the Amended 2016 Incentive Plan cannot be determined at this time. Any such awards granted under the Amended 2016 Incentive Plan will be within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them.

2019 Proxy Statement	75

PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2016 OMNIBUS INCENTIVE PLAN

Types of Awards

The Amended 2016 Incentive Plan permits the Compensation Committee to grant a wide variety of awards, including Stock Options, Restricted Stock and Performance Awards. The Compensation Committee has the authority to craft other types of awards that it deems appropriate. These other awards may be awards of cash, Common Stock or awards the value of which is based upon Common Stock. All awards under the Amended 2016 Incentive Plan will be granted on the terms and subject to the conditions determined by the Compensation Committee.

The aggregate grant date fair value of all awards granted to any individual for his or her services as a non-employee director during any single calendar year will not exceed $750,000.

Stock Options

The Compensation Committee may grant options to purchase shares of Common Stock under the Amended 2016 Incentive Plan (the “Stock Options”). Each Stock Option grant will be evidenced by a written notice that specifies whether the Stock Option is intended to be an “Incentive Stock Option” within the meaning of Section 422 of the Internal Revenue Code for eligible employees (an “Incentive Stock Option”) or a non-qualified stock option for all eligible participants (a “Non-Qualified Stock Option”), the exercise price, the term of the Stock Option, the number of shares of Common Stock subject to the Stock Option, the manner, time and rate of exercise or vesting and such other provisions as the Compensation Committee may determine. The exercise price will be at least equal to 100% of the fair market value of the shares of underlying Common Stock at the time of the grant.

Upon exercise, the participant must pay to the Company the full exercise price by cash or by check, bank draft or money order, or on such other terms and conditions acceptable to the Company. In addition, if approved by the Compensation Committee, payment in full or in part may be made by tendering already owned shares of Common Stock. The Compensation Committee may also allow “cashless exercise” as permitted by law and Company loans.

All unexercised Stock Options terminate after a certain number of years, or earlier, in the event of a participant’s termination of employment. Under certain circumstances, Stock Options may be exercised for limited periods of time after a participant’s termination of employment, and the Company will provide the participant with a written notice which will set forth the extent to which the participant may exercise vested Stock Options after the termination of his or her employment. Unless otherwise determined by the Compensation Committee at the time of grant, or if no rights of the participant are reduced, thereafter, upon a participant’s termination for Cause (as defined in the Amended 2016 Incentive Plan) or voluntary termination after an event that would be grounds for a termination for Cause (as defined in the Amended 2016 Incentive Plan), all Stock Options, whether vested or not vested, terminate and expire as of the date of such termination.

Restricted Stock

The Compensation Committee may grant shares of Common Stock that are subject to certain restrictions under the Amended 2016 Incentive Plan (“Restricted Stock”). Any grant of Restricted Stock is subject to a restriction period established by the Compensation Committee and may be subject to conditions established by the Compensation Committee (e.g., performance goals or service to the Company). Each Restricted Stock grant will be evidenced by a written notice that specifies any applicable performance goals, the number of shares of Restricted Stock granted, the time and rate of vesting and such other provisions as the Compensation Committee may determine.

The Compensation Committee may require that the certificates evidencing shares of Restricted Stock be held in custody by the Company until all restrictions applicable to the Restricted Stock have lapsed. Participants holding Restricted Stock may exercise full voting rights with respect to those shares and may also be granted dividend equivalent rights, provided that any such dividend equivalent rights will be contingent upon the Restricted Stock first satisfying the applicable vesting conditions.

Unless otherwise determined by the Compensation Committee at the time of grant, shares of Restricted Stock that are not vested are generally forfeited upon a participant’s termination of employment.

76	2019 Proxy Statement

PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2016 OMNIBUS INCENTIVE PLAN

Performance Awards

The Compensation Committee may grant a performance award to be payable upon the attainment of specific performance goals during a set period of time, each set by the Compensation Committee (a “Performance Award”). At the expiration of the applicable performance period, the Compensation Committee determines the extent to which the performance goals were achieved and the percentage of each Performance Award that has been earned. If the Performance Award is payable in shares of Restricted Stock, such shares are transferable to the participant only upon attainment of the relevant performance goal in accordance with the terms of the Amended 2016 Incentive Plan. If the Performance Award is payable in cash, it may be paid upon the attainment of the relevant performance goals either in cash or in shares of Restricted Stock (based on the then current fair market value of such shares), as determined by the Compensation Committee, in its sole and absolute discretion. Each Performance Award is evidenced by an award agreement in such form that is not inconsistent with the Amended 2016 Incentive Plan and that the Compensation Committee may from time to time approve.

To the extent determined by the Compensation Committee, participants will be entitled to dividend equivalent rights in conjunction with their Performance Awards, provided that payment of dividends or dividend equivalents will be deferred until, and conditioned upon, the vesting and settlement of the underlying Performance Award.

Other Stock-Based and Cash-Based Awards

Other Stock-Based Awards

The Compensation Committee may grant other awards payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock (“Other Stock-Based Awards”), including shares of Common Stock awarded purely as a bonus and not subject to restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an affiliate, stock equivalent units, restricted stock units, and awards valued by reference to book value of shares of Common Stock. Subject to the provisions of the Amended 2016 Incentive Plan, the Compensation Committee has authority to determine to whom, and the time or times at which, any Other Stock-Based Award will be made, the number of shares of Common Stock to be awarded pursuant to such Other Stock-Based Awards, and all other conditions of such Other Stock-Based Awards. The Compensation Committee may condition the grant or vesting of an Other Stock-Based Award upon the attainment of specified performance goals as the Compensation Committee may determine, in its sole discretion, and the Compensation Committee may also provide for the grant of Common Stock under an Other Stock-Based Award upon the completion of a specified performance period.

Other Cash-Based Awards

The Compensation Committee may, from time to time, grant awards that are payable in cash at such time or times and subject to such terms and conditions as determined by the Compensation Committee in its sole discretion (“Other Cash-Based Awards”). Other Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Compensation Committee may accelerate the vesting of such Other Cash-Based Awards at any time in its sole discretion.

Participant Eligibility

Current officers, employees, directors and consultants of the Company or any of our affiliates, as well as prospective employees, directors and consultants who have accepted offers of employment, membership on a board or consultancy from the Company or any of our affiliates (provided that the individual actually commences such employment, membership or consultancy, as applicable), are eligible to participate in the Amended 2016 Incentive Plan. The Compensation Committee oversees the selection of individuals who will receive awards under the Amended 2016 Incentive Plan in its sole discretion.

2019 Proxy Statement	77

PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2016 OMNIBUS INCENTIVE PLAN

As of March 31, 2019, approximately 376 individuals would have been eligible to receive awards under the Amended 2016 Incentive Plan (based on the flexible definition of eligible participant in the Amended 2016 Incentive Plan), including 366 employees (inclusive of 9 executive officers) and 10 non-employee directors. However, the Company granted awards under the 2016 Incentive Plan to a total of approximately 366 officers, employees, and non-employee directors, in the aggregate, in 2018.

Termination, Amendment, and Stockholder Approval

The Board may, at any time, and from time to time, amend, suspend or terminate the Amended 2016 Incentive Plan, and the Compensation Committee may amend the Amended 2016 Incentive Plan to the extent such amendment is: (i) ministerial or administrative in nature and does not result in a material change to the cost of the Amended 2016 Incentive Plan or (ii) required by law; provided that, unless otherwise required by law or specifically provided in the Amended 2016 Incentive Plan, the rights of a participant, with respect to awards granted prior to any amendment (whether by the Board or the Compensation Committee), suspension or termination, may not be impaired without the consent of such participant. Notwithstanding anything herein to the contrary, the Board may amend the Amended 2016 Incentive Plan or any award agreement at any time without a participant’s consent to comply with applicable law, including Section 409A of the Internal Revenue Code, and the Compensation Committee may amend the terms of any award granted under the Amended 2016 Incentive Plan, but, except for adjustments set forth in the Amended 2016 Incentive Plan pertaining to certain corporate events and transactions or as otherwise specifically provided in the Amended 2016 Incentive Plan, no such amendment or other action by the Compensation Committee may impair the rights of any holder without the holder’s consent.

On February 25, 2019, the Compensation Committee recommended, and on February 26, 2019, the Board approved, certain changes to the 2016 Incentive Plan (the “February 2019 Amendments”), as permitted pursuant thereto, primarily in respect of changes in tax law (and, in particular, Section 162(m) of the Internal Revenue Code). The February 2019 Amendments became effective on February 26, 2019.

Except for adjustments set forth in the Amended 2016 Incentive Plan pertaining to certain corporate events and transactions, no amendment to the Amended 2016 Incentive Plan to lower the exercise price of an outstanding Stock Option after it is granted or to issue a new Stock Option at a lower price to be substituted for a surrendered Stock Option will be made without the approval of the Company’s stockholders.

No awards may be granted under the Amended 2016 Incentive Plan on or after the tenth anniversary of the earlier of the date that the Amended 2016 Incentive Plan is adopted or the date of stockholder approval, but awards granted prior to such tenth anniversary may extend beyond that date.

Federal Income Tax Consequences

This section provides a general description of U.S. federal income tax consequences to participants and the Company relating to awards that may be granted under the Amended 2016 Incentive Plan. The Amended 2016 Incentive Plan is not qualified under Internal Revenue Code Section 401(a). This discussion does not purport to cover all tax consequences relating to Stock Options and other awards.

Nonqualified Stock Options

A participant will not recognize income at the time of grant of a Nonqualified Stock Option and the Company will not be entitled to a deduction at that time. When the Nonqualified Stock Option is exercised, the participant will recognize ordinary income equal to the difference, if any, between the aggregate exercise price paid and the fair market value, as of the date the Nonqualified Stock Option is exercised, of the shares of Common Stock he or she receives. The participant’s tax basis in the Common Stock will equal the exercise price paid plus the amount recognized by the participant as ordinary income. The Company will generally be entitled to a Federal income tax deduction, in the Company’s tax year in which the Nonqualified Stock Option is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds the Common Stock acquired pursuant to the exercise of a Nonqualified Stock Option for more than one year after exercise, the capital gain or loss realized upon the sale of the Common Stock will be a long-term capital gain or loss. The participant’s holding period for Common Stock acquired upon the exercise of a Nonqualified Stock Option will begin on the date of exercise.

78	2019 Proxy Statement

PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2016 OMNIBUS INCENTIVE PLAN

Incentive Stock Options

The participant will not recognize income at the time of grant of an Incentive Stock Option and the Company will not be entitled to a deduction at that time. If the Incentive Stock Option is exercised during employment, or within three months thereafter (or one year in the case of a permanently and totally disabled employee), the participant will not recognize any income and the Company will not be entitled to a deduction. However, the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price is includible in computing the participant’s alternative minimum taxable income.

Generally, if the participant disposes of Common Stock acquired upon exercise of an Incentive Stock Option within either two years of the date of grant or one year of the date of exercise, the participant will recognize ordinary income and the Company will be entitled to a deduction, equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the participant. If the shares of Common Stock are disposed of after the two-year and one-year periods described above, the Company will not be entitled to any deduction and the entire gain or loss for the participant will be treated as a long-term capital gain or loss.

Other Awards

The current U.S. federal income tax consequences of other awards authorized under the Amended 2016 Incentive Plan are generally in accordance with the following: Restricted Stock (including Restricted Stock granted in conjunction with Performance Awards) subject to a substantial risk of forfeiture results in income recognition equal to the fair market value of the Common Stock at the time the restrictions lapse less the purchase price of such Restricted Stock (if any); dividend equivalent awards and Performance Awards that are settled in cash generally are subject to tax at the time of payment or settlement.

Payment with Shares

When shares of Common Stock subject to an award are used to satisfy any tax withholding, the participant will recognize gain or loss with respect to those shares. In this situation, the participant will recognize a short-term capital gain or loss, as the case may be, equal to the difference between the amount of the tax withholding satisfied by the shares over the participant’s tax basis, if any, in those shares.

If shares of Common Stock owned by the participant are used to pay, in whole or part, the exercise price of a Stock Option, no gain or loss will be recognized with respect to these shares. In this situation, however, the tax basis of the Common Stock received upon exercise will be the tax basis of the shares of Common Stock delivered as payment, share for share, to the extent the number of shares received equals the number of shares delivered as payment. The tax basis of the balance of Common Stock received in excess of the number of shares delivered by the participant will be equal to the sum of the amount of the exercise price paid in cash or by check, if any, plus any amount the participant is required to recognize as income as a result of the exercise. It should be noted, however, that if payment of the exercise price of an Incentive Stock Option is made with Common Stock acquired by an earlier exercise of an Incentive Stock Option, and this Common Stock has not been held for the required holding period discussed above, payment in Common Stock will result in the participant recognizing ordinary income.

Securities Law

Section 16(b) of the Exchange Act provides for the recovery of profits realized by certain officers and directors resulting from the purchase and sale or sale and purchase of Common Stock within any six-month period. The SEC has provided rules that provide exemptions from those profit recovery provisions for participant-directed transactions under an employee benefit plan, such as the Amended 2016 Incentive Plan, if certain conditions are satisfied.

Certain officers and directors may be deemed to be affiliates of the Company under the Securities Act, and as affiliates are restricted in the public resale of Common Stock obtained pursuant to the Amended 2016 Incentive Plan. A public resale by such an affiliate requires the registration of such Common Stock, the compliance with an applicable exemption therefrom under the Securities Act or compliance with Rule 144 of the Securities Act. Any such person should consult counsel regarding these restrictions on resale.

2019 Proxy Statement	79

AUDIT COMMITTEE REPORT

The principal purposes of the Audit Committee of the Board are to (i) oversee (a) the quality and integrity of the financial statements of the Company, (b) the Company’s financial reporting processes and financial statement audits, (c) the appointment of the independent registered public accountant, assessment of their qualifications and independence, and negotiations regarding compensation and fees paid to the independent registered public accountant, (d) the performance of the Company’s internal audit function and independent registered public accountant, and (e) the Company’s system, and annual audit, of internal controls over financial reporting, accounting, legal compliance and ethics, including the effectiveness of disclosure controls and controls over processes that could have a significant impact on the Company’s financial statements; (ii) foster open communications among the independent registered public accountant, financial and senior management, internal audit and the Board; and (iii) encourage continuous improvement and foster adherence to the Company’s policies, procedures and practices at all levels. The role and responsibilities of the Audit Committee are fully set forth in the Audit Committee’s written charter which was approved by the Board and is available on the Company’s website at www.vistraenergy.com/corporate-governance/. The Audit Committee consists of directors of the Company who satisfy the requirements of independence, and financial literacy and other qualification requirements under applicable law and regulations of the SEC and the NYSE and is chaired by Mr. Brian K. Ferraioli. The Board annually reviews these standards and has determined that each of the members of the Audit Committee is an “audit committee financial expert” for purposes of the SEC’s rules and also that each of the members of the Audit Committee is independent as defined by the rules of the NYSE. The Audit Committee has directed the preparation of this report and has approved its content and submission to the stockholders.

The Audit Committee has discussed with Deloitte & Touche LLP (“Deloitte & Touche”), the independent registered public accountant for the Company, the matters that are required to be discussed by Public Company Accounting Oversight Board Auditing Standards (“AS”) 1301, Communications with Audit Committees.

The Audit Committee has received the written disclosures and letter from Deloitte & Touche, as required by the Public Company Accounting Oversight Board, regarding Deloitte & Touche’s independence and has discussed with Deloitte & Touche its independence. The Audit Committee has received reports from Deloitte & Touche and Company management relating to services provided by Deloitte & Touche and associated fees. In this regard, the Audit Committee has considered whether or not the provision of non-audit services by Deloitte & Touche for the year 2018 is compatible with maintaining the independence of the firm. In furtherance of the objective of assuring Deloitte & Touche’s independence, the Audit Committee has adopted a policy relating to the engagement of the Company’s independent registered public accountant, as described on page 83 of this Proxy Statement. In connection with the evaluation, appointment and retention of the independent registered public accounting firm, each year the Audit Committee reviews and evaluates the qualifications, performance and independence of the independent registered public accounting firm and lead partner, including consideration of input from management. In doing so, the Audit Committee considers various factors including, but not limited to: quality of services provided; technical expertise and knowledge of the industry and the Company’s business and operations; effective communication; objectivity; independence; and the potential impact of changing independent registered public accounting firm. Based on this evaluation, the Audit Committee has retained Deloitte & Touche as our independent registered public accounting firm for 2019. The Audit Committee and Board believe that it is in the best interests of the Company and our stockholders to continue retention of Deloitte & Touche to serve as our independent registered public accounting firm. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Audit Committee will continue to recommend that the Board request the stockholders, at the 2019 Annual Meeting, to ratify the appointment of the independent registered public accounting firm.

80	2019 Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee reviewed and discussed with Company management and Deloitte & Touche the audited consolidated financial statements of the Company for 2018 and the audit of internal controls over financial reporting. The Audit Committee also discussed with Deloitte & Touche those matters required to be discussed by the Public Company Accounting Oversight Board AS 1301, Communications with Audit Committees, and Rule 2-07 of SEC Regulation S-X concerning the quality of the Company’s accounting principles as applied in our financial statements. In general, these auditing standards require the independent registered public accounting firm to communicate to the Audit Committee certain matters that are incidental to the audit, such as any initiation of, or changes to, significant accounting policies, management judgments, accounting estimates and audit adjustments; disagreements with management; the independent registered public accounting firm’s judgment about the quality of our accounting principles; significant audit risks identified and any changes from planned audit strategy; the use of specialists on the audit team; and issues for which the independent registered public accounting firm have consulted outside the engagement team.

Based on its review and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Stockholder comments to the Audit Committee are welcomed and should be addressed to the Corporate Secretary of the Company at the Company’s offices.

Audit Committee

Brian K. Ferraioli, Chair

John R. Sult

Bruce E. Zimmerman

2019 Proxy Statement	81

AUDIT COMMITTEE REPORT

PRINCIPAL ACCOUNTING FEES

The following table sets forth information regarding fees for professional services rendered by Deloitte & Touche in the year ending December 31, 2018 and 2017:

	Year

	2017	2018 (1)
Audit Fees. Fees for services necessary to perform the annual audit, review SEC filings, fulfill statutory and other attest service requirements, provide comfort letters and consents	$3,109,000	$6,748,500
Audit-Related Fees. Fees for services including due diligence related to mergers, acquisitions and divestitures, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation, and consultation concerning financial accounting and reporting standards including standards related to the emergence from bankruptcy	$135,000	$135,000
Tax Fees. Fees for tax compliance, tax planning, and tax advice related to mergers and acquisitions, divestitures, and communications with and requests for rulings from taxing authorities	—	—
All Other Fees. License fees for accounting research software products, fees for seminars and services including process improvement reviews, forensic accounting reviews, litigation assistance, and training services	$10,000	$10,000

Total	$3,254,000	$6,893,500

(1)

The fees and services described above for fiscal 2018 reflect certain increased amounts billed to the Company by Deloitte & Touche relating to (i) an audit of internal controls and (ii) additional audit fees incurred in connection with and as a result of the merger with Dynegy, which closed on April 9, 2018.

All of the fees and services described above under the captions “Audit Fees,” “Audit Related Fees,” “Tax Fees” and “All Other Fees” were approved under the Audit Committee’s pre-approval policy and pursuant to the applicable SEC rules and regulations. None of the services described above were provided pursuant to the de minimis exception provided for in applicable SEC rules and regulations.

82	2019 Proxy Statement

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

The Audit Committee has selected the firm of Deloitte & Touche LLP to act as independent registered public accountant for the Company for the year 2019 to audit the books of account and records of the Company and to make a report thereon to the stockholders. The Audit Committee and the Board believe that the continued retention of Deloitte & Touche to serve as the Company’s independent registered public accounting firm for the 2019 fiscal year is in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of Deloitte & Touche, the Audit Committee will reconsider its selection. Representatives of Deloitte & Touche are expected to be present at the 2019 Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

The persons named in the proxy will, unless otherwise instructed thereon, vote your shares in favor of the following resolution, which will be submitted to the stockholders for ratification at the 2019 Annual Meeting:

RESOLVED that the selection of the firm of Deloitte & Touche LLP, independent registered public accountant, to audit the books of account and records of the Company for the year 2019, to make a report thereon, and to perform other services, be, and hereby is, ratified.

The firm of Deloitte & Touche LLP, independent registered public accountant, has been the independent registered public accountant for the Company since 2016, and also served as the independent accountant for the Predecessor prior to the Predecessor’s emergence from bankruptcy in 2016.

The Audit Committee has adopted a policy relating to the engagement of the Company’s independent registered public accountant. The policy provides that in addition to the audit of the financial statements and internal controls over financial reporting, related quarterly reviews and other audit services, and providing services necessary to complete SEC filings, the Company’s independent registered public accountant may be engaged to provide non-audit services as described herein. Prior to engagement, all services to be rendered by the independent registered public accountant must be authorized by the Audit Committee in accordance with pre-approval procedures which are defined in the policy. The pre-approval procedures require (i) the annual review and pre-approval by the Audit Committee of all anticipated audit and non-audit services; and (ii) the quarterly pre-approval by the Audit Committee of services, if any, not previously approved and the review of the status of previously approved services. The Audit Committee may also approve certain on-going non-audit services not previously approved in the limited circumstances provided for in applicable SEC rules. All services performed by the independent registered public accountant for the Company and our subsidiaries in 2018 were pre-approved by the Audit Committee.

The policy defines those non-audit services which the Company’s independent registered public accountant may also be engaged to provide as follows: (i) audit related services (e.g., due diligence, accounting consultations and audits related to mergers, acquisitions and divestitures; employee benefit plan audits; accounting and financial reporting standards consultation; internal control reviews; and the like); (ii) tax related services (e.g., tax compliance; general tax consultation and planning; tax advice related to mergers, acquisitions, and divestitures and the like); and (iii) other services (e.g., process improvement, review and assurance; litigation; general research; forensic and investigative services; training services and the like). The policy prohibits the engagement of the Company’s independent registered public accountant to provide: (a) bookkeeping or other services related to the accounting records or financial statements of the Company; (b) financial information systems design and implementation services; (c) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (d) actuarial services; (e) internal audit outsourcing services; (f) management or human resource functions; (g) broker-dealer, investment advisor, or investment banking services; (h) legal and expert services unrelated to the audit; and (i) any other service that the Public Company Accounting Oversight Board determines, by regulation, to be impermissible. In addition, the policy prohibits the Company’s independent registered public accountant from providing tax or financial planning advice to any officer of the Company.

2019 Proxy Statement	83

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

Ongoing compliance with the Audit Committee’s policy relating to the engagement of Deloitte & Touche is monitored on behalf of the Audit Committee by the Company’s CFO. Reports from Deloitte & Touche and the CFO describing the services provided by the firm and fees for such services are provided to the Audit Committee no less often than quarterly.

✔	The Audit Committee and Board of Directors recommends that
stockholders vote FOR ratification of the appointment of Deloitte &
Touche LLP as our independent registered public accountant for the fiscal year ending December 31, 2019.

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OTHER BUSINESS

Other than as stated herein, the Board does not intend to bring any business before the 2019 Annual Meeting and it has not been informed of any matters that may be presented to the 2019 Annual Meeting by others. However, if any other matters properly come before the 2019 Annual Meeting, it is the intent of the Board that the persons named in the proxy will vote pursuant to the proxy in accordance with their judgment in such matters.

This Proxy Statement and our 2018 Annual Report to stockholders are available on the Company’s website at www.vistraenergy.com.

By Order of the Board of Directors

Stephanie Zapata Moore
Executive Vice President,
General Counsel, and Corporate Secretary

Dated: April 25, 2019

Whether or not you will be able to attend the meeting,

please vote your shares promptly.

2019 Proxy Statement	85

APPENDIX A

As amended and restated effective February 26, 2019

VISTRA ENERGY CORP.

2016 OMNIBUS INCENTIVE PLAN

ARTICLE I

PURPOSE

The purpose of this Vistra Energy Corp. 2016 Omnibus Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Individuals cash and stock-based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders. The Plan was originally effective as of the date set forth in Article XIV (the “Original Plan”), was subsequently amended and restated effective as of January 1, 2017 (such amended and restated Plan, the “Amended Plan,” and, collectively with the Original Plan, the “Prior Plan”) and is hereby amended and restated effective as of February 26, 2019.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1    “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; provided that, unless otherwise determined by the Committee, the Common Stock subject to any Option constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Option to Section 409A of the Code.

2.2    “Award” means any award under the Plan of any Stock Option, Restricted Stock Award, Performance Award, Other Stock-Based Award or Other Cash-Based Award. All Awards shall be granted by, confirmed by, and subject to the terms of an Award Agreement executed by the Company and the Participant.

2.3    “Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to an Award.

2.4    “Board” means the Board of Directors of the Company.

2.5    “Cause” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to a Participant’s: (i) willful and continued failure to perform Participant’s duties with the Company; (ii) willful and continued failure to follow and comply with the written policies of the Company as in effect from time to time; (iii) willful commission of an act of fraud or dishonesty resulting in economic or financial injury to the Company; (iv) willful engagement in illegal conduct or gross misconduct; (v) willful breach of any agreement with the Company or an Affiliate; or (vi) indictment for, conviction of, or a plea of guilty or nolo contendere to any felony or other crime involving moral turpitude. No act or failure to act will be treated as willful if it is done, or omitted to be done, by the Participant in good faith and with a good faith belief that such act or omission was in the best interests of the Company; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a Termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

2.6    “Change in Control” has the meaning set forth in Section 10.2.

2.7    “Change in Control Price” has the meaning set forth in Section 10.1.

2.8    “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation and other official guidance and regulations promulgated thereunder.

2.9    “Committee” means any committee of the Board duly authorized by the Board to administer the Plan. If no committee is duly authorized by the Board to administer the Plan, the term “Committee” shall be deemed to refer to the Board for all purposes under the Plan.

2.10    “Common Stock” means the common stock, $0.01 par value per share, of the Company.

2.11    “Company” means Vistra Energy Corp., a Delaware corporation, and its successors by operation of law.

2.12    “Consultant” means any natural person who is an advisor or consultant to the Company or its Affiliates.

2.13    “Disability” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.14    “Effective Date” means the effective date of the Plan as defined in Article XIV.

2.15    “Eligible Employees” means each employee of the Company or an Affiliate.

2.16    “Eligible Individual” means an Eligible Employee, Non-Employee Director or Consultant who is designated by the Committee in its discretion as eligible to receive Awards subject to the conditions set forth herein.

2.17    “Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.18    “Fair Market Value” means, for purposes of the Plan, unless otherwise provided in an Award Agreement or as required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below: (a) if the Common Stock is traded, listed or otherwise reported or quoted on a national securities exchange, the last sales price reported for the Common Stock on the applicable date on the principal national securities exchange in the United States on which it is then traded, listed or otherwise reported or quoted; or (b) if the Common Stock is not traded, listed or otherwise reported or quoted on a national securities exchange, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate, taking into account the requirements of Section 409A of the Code and any other applicable laws, rules or regulations. For purposes of the grant of any Award, the applicable date shall be the trading day immediately prior to the date on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.

2.19    “Family Member” means “family member” as defined in Section A.1.(a)(5) of the general instructions of Form S-8 of the United States Securities and Exchange Commission.

2.20    “Good Reason” means, unless otherwise determined by the Committee in the applicable Award Agreement, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “good reason” (or words of like import)), the occurrence, without the Participant’s consent, of either of the following events: (i) any material diminution of the Participant’s title, duties, responsibilities or authorities; or (ii) any breach by the Company or the employing Affiliate, as applicable, of any of its material obligations to the Participant. Prior to resigning for Good Reason, the Participant shall give written notice to the Company or the employing Affiliate, as applicable, of the facts and circumstances claimed to provide a basis for such resignation not more than sixty (60) days following the date on which the Participant first has knowledge of such facts and circumstances, and the Company or the employing Affiliate, as applicable, shall have ten (10) business days after receipt of such notice to cure (and if so cured, the Participant shall not be permitted to resign for Good Reason in respect thereof), and the Participant shall resign within ten (10) business days following the Company’s or the employing Affiliate’s, as applicable, failure to cure; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “good reason” (or words of like import), “good reason” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “good reason” only applies on occurrence of a change in control, such definition of “good reason” shall not apply until a change in control actually takes place and then only with regard to a Termination thereafter.

2.21    “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company or its Subsidiaries or Parents (if any) under the Plan and intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.22    “Lead Underwriter” has the meaning set forth in Section 13.20.

2.23    “Lock-Up Period” has the meaning set forth in Section 13.20.

2.24     “Non-Employee Director” means a director or a member of the Board, or the board of directors of any Affiliate, who is not an active employee of the Company or any Affiliate.

2.25    “Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.

2.26    “Other Cash-Based Award” means an Award granted pursuant to Section 9.3 of the Plan and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.

2.27    “Other Stock-Based Award” means an Award under Article IX of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to an Affiliate.

2.28    “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.29    “Participant” means an Eligible Individual to whom an Award has been granted pursuant to the Plan.

2.30    “Performance Award” means an Award granted to a Participant pursuant to Article VIII hereof contingent upon achieving certain Performance Goals.

2.31    “Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable, which goals may include one or more of the performance goals set forth in Exhibit A hereto.

2.32    “Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

2.33    “Plan” means this Vistra Energy Corp. 2016 Omnibus Incentive Plan, as amended or amended and restated from time to time.

2.34    “Proceeding” has the meaning set forth in Section 13.9.

2.35    “Reorganization” has the meaning set forth in Section 4.2(b)(ii).

2.36    “Restricted Stock” means an Award of shares of Common Stock under the Plan that is subject to restrictions under Article VII.

2.37    “Restriction Period” has the meaning set forth in Section 7.3(a) with respect to Restricted Stock.

2.38    “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.39    “Section 162(m) of the Code” means the exception for performance-based compensation under Section 162(m) of the Code and any applicable Treasury Regulations thereunder.

2.40    “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury Regulations and other official guidance thereunder.

2.41    “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.42    “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Individuals granted pursuant to Article VI.

2.43    “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.44    “Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.45    “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.46    “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or any of its Affiliates; or (b) when an entity (other than the Company) which is retaining a Participant as a Consultant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of such Consultant’s consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter, provided that any such change to the definition of the term “Termination of Consultancy” does not subject the applicable Award to Section 409A of the Code.

2.47    “Termination of Directorship” means: (a) that the Non-Employee Director has ceased to be a director of the Company or any of its Affiliates; or (b) when an entity (other than the Company) for which the Participant is serving as a Non-Employee Director ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, a Non-Employee Director of the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of such Non-Employee Director’s directorship, unless otherwise determined by the Committee, in its sole discretion, such Non-Employee Director’s ceasing to be a director of the Company or an Affiliate shall not be treated as a Termination of Directorship, unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.48    “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and all of its Affiliates; or (b) when an entity (other than the Company) which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of such Eligible Employee’s employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter, provided that any such change to the definition of the term “Termination of Employment” does not subject the applicable Award to Section 409A of the Code.

2.49    “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

ARTICLE III

ADMINISTRATION

3.1    The Committee. The Plan shall be administered and interpreted by the Committee. To the extent required by applicable law, rule or regulation, it is intended that each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3 and (b) an “independent director” under the rules of any national securities exchange or national securities association, as applicable. Notwithstanding the foregoing, for purposes of any Award granted under the Prior Plan that is intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, each member of the Committee shall also be an “outside director” within the meaning of Section 162(m) of the Code for purposes of certifying the extent to which any applicable performance-based conditions are achieved. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

3.2    Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Eligible Individuals: (i) Stock Options, (ii) Restricted Stock, (iii) Performance Awards; (iv) Other Stock-Based Awards; and (v) Other Cash-Based Awards. In particular, the Committee shall have the authority:

(a)    to select the Eligible Individuals to whom Awards may from time to time be granted hereunder;

(b)    to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Individuals;

(c)    to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion); provided that no Award will vest in the ordinary course until at least the first anniversary of the grant date applicable to such Award (the “Minimum Vesting Requirement”), except that up to 5% of the Share Reserve may be used to grant Awards which do not meet the Minimum Vesting Requirement;

(e)    to determine the amount of cash to be covered by each Award granted hereunder;

(f)    to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan;

(g)    to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or Restricted Stock under Section 6.4(d);

(h)    to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(i)    to impose a “blackout” period during which Options may not be exercised;

(j)    to determine whether to require a Participant, as a condition of the granting of any Award, not to sell or otherwise dispose of shares of Common Stock acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award; and

(k)    to amend the terms of any Award either prospectively or retroactively, subject to Section 6.4(l) hereof and provided that such action does not subject the Award to Section 409A of the Code without the consent of the Participant.

For the sake of clarity and to the extent permitted by applicable law, the Board or the Committee may delegate to an officer of the Company the authority to make Awards hereunder.

3.3    Guidelines. Subject to Article XI hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall impair the rights of any Participant without the Participant’s consent. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

3.4    Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and assigns.

3.5    Designation of Consultants/Liability.

(a)    The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee.

(b)    The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated or granted authority pursuant to sub-section (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer or employee of the Company or its Affiliates or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

ARTICLE IV

SHARE LIMITATION

4.1    Shares.

4.2    The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed 37,500,000 shares (subject to any increase or decrease pursuant to Section 4.3) (the “Share Reserve”), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both.

(a)    The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall be equal to the Share Reserve.

(b)    If any Option or Other Stock-Based Award granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised Award shall again be available for the purpose of Awards under the Plan.

(c)    If any shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in shares of Common Stock awarded under the Plan to a Participant are forfeited for any reason, the number of forfeited shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in shares of Common Stock shall again be available for purposes of Awards under the Plan.

(d)    The maximum grant date fair value of all Awards granted to any individual for his or her services as a director during any calendar year shall not exceed $750,000.

(e)     Notwithstanding anything to the contrary contained in the Plan, shares of Common Stock (i) withheld by the Company, tendered or otherwise used (A) in payment of the exercise price of a Stock Option or (B) to satisfy tax withholding in connection with the exercise or settlement of an Award will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available in the Share Reserve; and (ii) reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of a Stock Option will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available in the Share Reserve.

4.3    Changes.

(a)    The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

(b)    Subject to the provisions of Section 10.1:

(i)    If the Company at any time subdivides (by any split, recapitalization or otherwise) the outstanding Common Stock into a greater number of shares of Common Stock, or combines (by reverse split, combination or otherwise) its outstanding Common Stock into a lesser number of shares of Common Stock, then the respective exercise prices for outstanding Awards that provide for a Participant elected exercise and the number of shares of Common Stock covered by outstanding Awards shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(ii)    Excepting transactions covered by Section 4.3(b)(i), if the Company effects any merger, consolidation, statutory exchange, spin-off, reorganization, sale or transfer of all or substantially all the Company’s assets or business, or other corporate transaction or event in such a manner that the Company’s outstanding shares of Common Stock are converted into the right to receive (or the holders of Common Stock are entitled to receive in exchange therefor), either immediately or upon liquidation of the Company, securities or other property of the Company or other entity (each, a “Reorganization”), then, subject to the provisions of Section 10.1, (A) the aggregate number or kind of securities that thereafter may be issued under the Plan, (B) the number or kind of securities or other property (including cash) to be issued pursuant to Awards granted under the Plan (including as a result of the assumption of the Plan and the obligations hereunder by a successor entity, as applicable), or (C) the purchase price thereof, shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(iii)    If there shall occur any change in the capital structure of the Company other than those covered by Section 4.3(b)(i) or 4.3(b)(ii), including by reason of any extraordinary dividend (whether cash or equity), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of equity securities of the Company, then the Committee shall adjust any Award and make such other adjustments to the Plan to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(iv)    Any such adjustment determined by the Committee pursuant to this Section 4.3(b) shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Any adjustment to, or assumption or substitution of, an Award under this Section 4.3(b) shall be intended to comply with the requirements of Section 409A of the Code and Treasury Regulation §1.424-1 (and any amendments thereto), to the extent applicable. Except as expressly provided in this Section 4.3 or in the applicable Award Agreement, a Participant shall have no additional rights under the Plan by reason of any transaction or event described in this Section 4.33.

(v)    Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.3(a) or this Section 4.3(b) shall be aggregated until, and eliminated at, the time of exercise or payment by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be required with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

4.4    Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V

ELIGIBILITY

5.1    General Eligibility. All current and prospective Eligible Individuals are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.2    Incentive Stock Options. Notwithstanding the foregoing, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.3    General Requirement. The vesting and exercise of Awards granted to a prospective Eligible Individual are conditioned upon such individual actually becoming an Eligible Employee, Consultant or Non-Employee Director, respectively.

ARTICLE VI

STOCK OPTIONS

6.1    Options. Stock Options may be granted alone or in addition to other Awards granted under the Plan. Each Stock Option granted under the Plan shall be of one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.

6.2    Grants. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options, in each case, pursuant to an Award Agreement. The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option.

6.3    Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.

6.4    Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable, including those set forth in an Award Agreement:

(a)    Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the time of grant.

(b)    Stock Option Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than 10 years after the date the Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.

(c)    Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 6.4, Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after the time of grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

(d)    Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 6.4(c), to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company (or to its agent specifically designated for such purpose) specifying the number of shares of Common Stock to be purchased (which notice may be provided in an electronic form to the extent acceptable to the Committee and the Company). Such notice shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company shares of Common Stock with an aggregate value equal to the purchase price; (iii) by having the Company withhold shares of Common Stock issuable upon exercise of the Stock Option; or (iv) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, with the consent of the Committee, by payment in full or in part in the form of Common Stock owned by the Participant, based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e)    Non-Transferability of Options. No Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred other than by will or by the laws of descent and distribution; (ii) remains subject to the terms of the Plan and the applicable Award Agreement; and (iii) may be exercised by such Family Member. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award Agreement.

(f)    Termination by Death or Disability. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or in the case of the Participant’s death, by the legal representative of the Participant’s estate) at any time within a period of one (1) year from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options; provided, however, that, in the event of a Participant’s Termination by reason of Disability, if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options.

(g)    Involuntary Termination Without Cause. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is an involuntary Termination by the Company without Cause, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of ninety (90) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(h)    Voluntary Resignation. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is voluntary (other than a voluntary Termination described in Section 6.4(i)(y) hereof), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of thirty (30) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(i)    Termination for Cause. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination (x) is for Cause or (y) is a voluntary Termination (as provided in Section 6.4(h)) after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

(j)    Unvested Stock Options. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, Stock Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(k)    Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(l)    Stock Option Repricing. Except in connection with a corporate transaction or event described in Section 4.3, an outstanding Stock Option may not be modified to reduce the exercise price thereof, nor may an outstanding Stock Option be canceled in exchange for cash, other Awards or a Stock Option with an exercise price that is less than the exercise price of the original Stock Option, unless the relevant action is approved by the stockholders of the Company.

(m)    Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Non-Qualified Stock Option on a cashless basis on the last day of the term of such Option if the Participant has failed to exercise the Non-Qualified Stock Option as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Non-Qualified Stock Option exceeds the exercise price of such Non-Qualified Stock Option on the date of expiration of such Option, subject to Section 13.4. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.    The recipient of a Stock Option under this Article VI shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents in respect of the number of shares of Common Stock covered by the Stock Option. The Company will evidence each Participant’s ownership of Common Stock issued upon exercise of a Stock Option pursuant to a designated system, such as book entries by the transfer agent; if a stock certificate for such shares of Common Stock is issued, it will be substantially in the form set forth in Section 7.2(c).

ARTICLE VII

RESTRICTED STOCK

7.1    Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 7.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.

The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified Performance Goals or such other factors as the Committee may determine in its sole discretion.

7.2    Awards and Certificates. If required by the Award Agreement, Eligible Individuals selected to receive Restricted Stock shall not have any right with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award Agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a)    Purchase Price. The purchase price of Restricted Stock shall be fixed by the Committee. Subject to Section 4.4, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

(b)    Acceptance. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing a Restricted Stock Award Agreement and by paying whatever price (if any) the Committee has designated thereunder.

(c)    Legend. The Company will evidence each Participant’s ownership of Restricted Stock pursuant to a designated system, such as book entries by the transfer agent. If a stock certificate for such shares of Restricted Stock is issued, such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Vistra Energy Corp. (the “Company”) 2016 Omnibus Incentive Plan (the “Plan”) and an Agreement entered into between the registered owner and the Company dated             . Copies of such Plan and Agreement are on file at the principal office of the Company.”

(d)    Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares subject to the Restricted Stock Award in the event that such Award is forfeited in whole or part or otherwise transferred to the Company.

7.3    Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a)    Restriction Period. (i) The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Restricted Stock Award Agreement and such agreement shall set forth a vesting schedule and any event that would accelerate vesting of the shares of Restricted Stock. Within these limits, based on service, attainment of Performance Goals pursuant to Section 7.3(a)(ii) and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of any Restricted Stock Award.

(ii)    If the grant of shares of Restricted Stock or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.

(b)    Rights as a Stockholder. Except as provided in Section 7.3(a) and this Section 7.3(b) or as otherwise determined by the Committee in an Award Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company, including, without limitation, the right to receive dividends (the payment of which shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period and the satisfaction of any other vesting conditions applicable to such shares of Restricted Stock), the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares.

(c)    Termination. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction will be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

(d)    Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the shares of Restricted Stock, such earned shares (and to the extent ownership of such shares is evidenced by stock certificates, the stock certificates for such shares) shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

ARTICLE VIII

PERFORMANCE AWARDS

8.1    Performance Awards. The Committee may grant a Performance Award to a Participant payable upon the attainment of specific Performance Goals. If the Performance Award is payable in shares of Restricted Stock, such shares shall be transferable to the Participant only upon attainment of the relevant Performance Goal in accordance with Article VII. If the Performance Award is payable in cash, it may be paid upon the attainment of the relevant Performance Goals either in cash or in shares of Restricted Stock (based on the then current Fair Market Value of such shares), as determined by the Committee, in its sole and absolute discretion. Each Performance Award shall be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may from time to time approve.

8.2    Terms and Conditions. Performance Awards awarded pursuant to this Article VIII shall be subject to the following terms and conditions:

(a)    Earning of Performance Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the Performance Goals are achieved and the percentage of each Performance Award that has been earned.

(b)    Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, Performance Awards may not be Transferred during the Performance Period.

(c)    Dividends. To the extent determined by the Committee, Participants shall be entitled to receive an amount equal to the dividends paid on the number of shares of Common Stock covered by the Performance Award; provided that payment of dividends or dividend equivalents shall be deferred until, and conditioned upon, vesting and settlement of the underlying Performance Award.

(d)    Payment. Following the Committee’s determination in accordance with Section 8.2(a), the Company shall settle Performance Awards, in such form (including, without limitation, in shares of Common Stock or in cash) as determined by the Committee, in an amount equal to such Participant’s earned Performance Awards. Notwithstanding the foregoing, the Committee may, in its sole discretion, award an amount less than the earned Performance Awards and/or subject the payment of all or part of any Performance Award to additional vesting, forfeiture and deferral conditions as it deems appropriate.

(e)    Termination. Subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the Performance Period for a given Performance Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.

(f)    Accelerated Vesting. Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Award.

ARTICLE IX

OTHER STOCK-BASED AND CASH-BASED AWARDS

9.1    Other Stock-Based Awards. The Committee is authorized to grant to Eligible Individuals Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, restricted stock units, and Awards valued by reference to book value of shares of Common Stock. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Individuals, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Period.

The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals as the Committee may determine, in its sole discretion.

9.2    Terms and Conditions. Other Stock-Based Awards made pursuant to this Article IX shall be subject to the following terms and conditions:

(a)    Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, shares of Common Stock subject to Awards made under this Article IX may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b)    Dividends. To the extent determined by the Committee, Participants shall be entitled to receive an amount equal to the dividends paid on the number of shares of Common Stock covered by Awards made under this Article IX; provided that payment of dividends or dividend equivalents shall be deferred until, and conditioned upon, vesting and settlement of the underlying Award.

(c)    Vesting. Any Award under this Article IX and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

(d)    Price. Common Stock issued on a bonus basis under this Article IX may be issued for no cash consideration. Common Stock purchased pursuant to a purchase right awarded under this Article IX shall be priced, as determined by the Committee in its sole discretion.

9.3    Other Cash-Based Awards. The Committee may from time to time grant Other Cash-Based Awards to Eligible Individuals in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in its sole discretion. Other Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion. The grant of an Other Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.

ARTICLE X

CHANGE IN CONTROL PROVISIONS

10.1    Benefits. In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the Committee in an Award Agreement, a Participant’s unvested Awards shall not vest automatically and a Participant’s Awards shall be treated in accordance with one or more of the following methods as determined by the Committee:

(a)    Awards, whether or not then vested, shall be continued, assumed, or have new rights substituted therefor, as determined by the Committee in a manner consistent with the requirements of Section 409A of the Code, and restrictions to which shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Common Stock on such terms as determined by the Committee; provided that the Committee may decide to award additional Restricted Stock or other Awards in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendment thereto).

(b) The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess (if any) of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards. For purposes hereof, “Change in Control Price” shall mean the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company.

(c)    The Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options or any Other Stock-Based Award that provides for a Participant elected exercise, effective as of the date of the Change in Control, by delivering notice of termination to each Participant at least twenty (20) days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each such Participant shall have the right to exercise in full all of such Participant’s Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award Agreements), but any such exercise shall be contingent on the occurrence of the Change in Control, and, provided that, if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

(d)    The Committee may, in its sole discretion, make any other determination as to the treatment of Awards in connection with such Change in Control as the Committee may determine. Any escrow, holdback, earnout or similar provisions in the definitive agreement(s) relating to such transaction may apply to any payment to the holders of Awards to the same extent and in the same manner as such provisions apply to the holders of shares of Common Stock.

Notwithstanding any other provision herein to the contrary, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.

10.2    Change in Control. Unless otherwise determined by the Committee in the applicable Award Agreement or other written agreement with a Participant approved by the Committee, a “Change in Control” shall be deemed to occur if:

(a)    any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(b)    during any period of 24 consecutive calendar months, individuals who were directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least two-thirds of the Incumbent Directors will be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as used in Section 13(d) of the Exchange Act), in each case, other than the Board, which individual, for the avoidance of doubt, shall not be deemed to be an Incumbent Director for purposes of this Section 10.2(b), regardless of whether such individual was approved by a vote of at least two-thirds of the Incumbent Directors;

(c)    consummation of a reorganization, merger, consolidation or other business combination (any of the foregoing, a “Business Combination”) of the Company or any direct or indirect subsidiary of the Company with any other corporation, in any case with respect to which the Company voting securities outstanding immediately prior to such Business Combination do not, immediately following such Business Combination, continue to represent (either by remaining outstanding or being converted into voting securities of the Company or any ultimate parent thereof) more than 50% of the then outstanding voting securities entitled to vote generally in the election of directors of the Company (or its successor) or any ultimate parent thereof after the Business Combination; or

(d)    a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

ARTICLE XI

TERMINATION OR AMENDMENT OF PLAN

Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIII or Section 409A of the Code), or suspend or terminate it entirely, retroactively or otherwise, and the Committee may amend the Plan to the extent such amendment is (i) ministerial or administrative in nature and does not result in a material change to the cost of the Plan or (ii) required by law. Notwithstanding anything in the preceding sentence to the contrary, unless otherwise required by law or specifically provided herein, the rights of a Participant, with respect to Awards granted prior to any amendment (whether by the Board or the Committee), suspension or termination, may not be impaired without the consent of such Participant. Notwithstanding anything herein to the contrary, the Board may amend the Plan or any Award Agreement at any time without a Participant’s consent to comply with applicable law, including Section 409A of the Code. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.

ARTICLE XII

UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.

ARTICLE XIII

GENERAL PROVISIONS

13.1    Legend. The Committee may require each person receiving shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares (if any) may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer. All certificates for shares of Common Stock (to the extent such shares are certificated) delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system or over-the-counter market upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.2    Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

13.3    No Right to Employment/Directorship/Consultancy. Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall the Plan nor the grant of any Option or other Award hereunder limit in any way the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate such employment, consultancy or directorship at any time.

13.4    Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any minimum statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due in respect of such fraction of a share shall be paid instead in cash by the Participant.

13.5    No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to

Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

13.6    Listing and Other Conditions.

(a)    Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange, system sponsored by a national securities association or recognized over-the-counter market, the issuance of shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange, system or market. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b)    If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c)    Upon termination of any period of suspension under this Section 13.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d)    A Participant shall be required to supply the Company with certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

13.7    Other Requirements. Notwithstanding anything herein to the contrary, as a condition to the receipt of shares of Common Stock pursuant to an Award under the Plan, to the extent required by the Committee, the Participant shall execute and deliver documentation that shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon exercise or purchase, and such other terms as the Committee shall from time to time establish.

13.8    Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

13.9    Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

13.10    Construction. Wherever any words are used in the Plan or an Award Agreement in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

13.11    Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

13.12    Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to Awards hereunder.

13.13    No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

13.14    Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan and the applicable Award Agreement.

13.15    Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

13.16    Section 409A of the Code. The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.

13.17    Successors and Assigns. The Plan and any applicable Award Agreement(s) shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

13.18    Severability of Provisions. If any provision of the Plan or any Award Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan and/or Award Agreement shall be construed and enforced as if such provisions had not been included.

13.19    Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their officers, directors/managers, employees, agents and representatives with respect thereto.

13.20    Lock-Up Agreement. As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any public offering of Common Stock (the “Lead Underwriter”), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock-Up Period”). The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to an Award until the end of such Lock-Up Period.

13.21    Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

13.22    Company Recoupment of Awards. A Participant’s rights with respect to any Award hereunder shall in all events be subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

ARTICLE XIV

EFFECTIVE DATE OF PLAN

The Plan became effective on October 3, 2016.

ARTICLE XV

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date that the Plan is adopted or the date of stockholder approval, but Awards granted prior to such tenth anniversary may extend beyond that date. For purposes of the Plan, approval by the bankruptcy court shall serve as stockholder approval, unless otherwise prohibited by law.

ARTICLE XVI

NAME OF PLAN

The Plan shall be known as the “Vistra Energy Corp. 2016 Omnibus Incentive Plan.”

EXHIBIT A

PERFORMANCE GOALS

Performance goals established for purposes of Awards may be (but are not required to be) based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in, one or more of the following:

•	Non-GAAP performance measures included in any of the Company’s SEC filings;

•	Line items on the Company’s income statement, including but not limited to net interest income, total other income, total costs and expenses, income before taxes, net income and/or earnings per share;

•

Line items on the Company’s balance sheet, including but not limited to debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion;

•	Line items on the Company’s statement of cash flows, including but not limited to net cash provided in (used by) operating activities, investing activities, and/or financing activities;

•	Market share;

•

Operational metrics, including but not limited to generation performance, customer churn, residential ending customer count, customer satisfaction, average days sales outstanding, energizing events issues/success, customer complaints/success, systems availability and downtime, contribution margin, and safety and environmental improvements;

•	Financial ratios, including but not limited to operating margin, return on equity, return on assets, and/or return on invested capital; or

•	Total shareholder return, the fair market value of a share of Common Stock, or the growth in value of an investment in the Common Stock assuming the reinvestment of dividends.

(i)    Performance goals may also be based upon individual participant performance goals, as determined by the Committee, in its sole discretion. In addition, such performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit, administrative department or product category of the Company) performance under one or more of the measures described above relative to the performance of one or more other companies or one or more groups of companies (e.g., an index). The Committee may also (i) designate additional business criteria on which the performance goals may be based; or (ii) adjust, modify or amend the aforementioned business criteria.

The Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including:

(b)    restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Standards Codification 225-20, “Extraordinary and Unusual Items,” and/or management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Form 10-K for the applicable year;

(c)    an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management;

(d)    a change in tax law or accounting standards required by generally accepted accounting principles; or

(e)    a decision to accelerate or defer capital expenditures or expenses contrary to the timing reflected in the Company’s annual financial plan.

ANNUAL MEETING OF VISTRA ENERGY CORP.

Date:	Monday, May 20, 2019
Time:	9:00 A.M. (Central Daylight Time)
Place:	Vistra Energy Corp.
6555 Sierra Drive Irving, Texas 75039

Please make your marks like this: ☒ Use dark black pencil or pen only

Board of Directors Recommends a Vote FOR the election of the

Director nominees in proposal 1, and FOR proposals 2, 3 and 4.

1:	Election of Directors				Directors Recommend ê
		For		Withhold
	01 Paul M. Barbas	☐		☐	For
	02 Cyrus Madon	☐		☐	For
	03 Geoffrey D. Strong	☐		☐	For
	04 Bruce E. Zimmerman	☐		☐	For

		For	Against	Abstain

2:	Approve, on an advisory basis, named executive officer compensation.	☐	☐	☐	For

		For	Against	Abstain

3:	Approve an amendment to the Vistra Energy Corp. 2016 Omnibus Incentive Plan (the “2016 Incentive Plan”) to increase the number of shares available for issuance to plan participants under the Company’s 2016 Incentive Plan.	☐	☐	☐	For

		For	Against	Abstain

4:	Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2018.	☐	☐	☐	For

	To attend the meeting and vote your shares in person, please mark this box.			☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Vistra Energy Corp.

to be held on Monday, May 20, 2019

for Holders as of April 15, 2019

This proxy is being solicited on behalf of the Board of Directors

INTERNET	VOTE BY:	TELEPHONE

Go To www.proxypush.com/VST • Cast your vote online. • View Meeting documents.	OR	866-829-5001 • Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions.
MAIL

OR	• Mark, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints Stephanie Zapata Moore, as the true and lawful attorney of the undersigned, with full power of substitution and revocation, and authorizes her to vote all the shares of common stock of Vistra Energy Corp. that the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorney to vote in her discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES IN PROPOSAL 1, AND FOR THE PROPOSALS IN 2, 3 AND 4.

PROXY TABULATOR FOR

VISTRA ENERGY CORP.
P.O. BOX 8016
CARY, NC 27512-9903

Revocable Proxy — Vistra Energy Corp.

Annual Meeting of Stockholders

May 20, 2019, 9:00 a.m. (Central Daylight Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Stephanie Zapata Moore with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of Vistra Energy Corp. that the undersigned is entitled to vote at the annual meeting to stockholders on May 20, 2019 at 9:00 a.m. at Vistra Energy Corp. at 6555 Sierra Drive, Irving, Texas 75039, and any and all adjournments thereof, as set forth below.

This proxy is revocable and will be voted as directed. However, if no instruction are specified, the proxy will be voted FOR the election of the director nominees specified in proposal 1, and FOR the proposals in 2, 3 and 4.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)